UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Proxy Statement

Notice of 2026 Annual General Meeting of Shareholders

1935

About Invesco

At Invesco, we seek to drive sustainable profitable growth by delivering capabilities that build enduring relationships and create better outcomes for our clients. We believe we have an advantageous position globally as a diversified, client-centric asset manager and a strategy to deliver for our shareholders. The firm’s strategic priorities are aligned with four key long-term themes that are designed to sharpen our focus on clients’ needs, further strengthen our business over time and help ensure our long-term success:

Invesco was founded in and headquartered in Atlanta, Georgia
$2.2 trillion[1]

in assets under management

inclusive of both retail and

institutional investors

Approximately

7,500[1]

employees to better

serve our clients

120+

countries where we

service our clients

20+

countries where we

are on the ground to

leverage local presence

Deliver the excellence our clients expect

•

Achieve strong, long-term investment performance.

•

Deliver a quality investment process and a frictionless experience with superior engagement.

•

Provide a holistic value proposition including advice and solutions to help our clients best manage their portfolios and succeed with their own clients.

Grow high demand investment offerings

•

Prioritize the intersection of market size, secular change, and Invesco’s unique position to drive growth in the highest opportunity regions.

•

Grow high demand private markets capabilities leveraging our strong retail channel and expanding investment strategies and partnerships.

•

Drive profitable organic growth, emphasizing high demand, scalable investment capabilities, and delivery vehicles.

Create an environment where talented people thrive

•

Attract and develop high performing, diverse talent with skills aligned to deliver against business outcomes.

•

Create an inclusive and engaging culture that values diversity of thought which enables us to work as one team to deliver better outcomes.

Act like owners for all stakeholders

•

Harness innovation including AI to utilize next generation technology across all aspects of the business.

•

Strengthen financial flexibility emphasizing operating leverage.

•

Focus on meeting clients’ needs and operating effectively and efficiently.

1. Data as of December 31, 2025.

Notice of 2026 Annual General

Meeting of Shareholders

DATE

Thursday

May 21, 2026

TIME

11:30 a.m.

Eastern Time

PLACE

Virtual Meeting www.meetnow.global/ MMQAAHL

For details on how to participate in the virtual meeting, see “How do I attend the Annual General Meeting” on page 89.

RECORD DATE

March 16, 2026

Voting methods

Visit the web site listed on your Notice	Call the telephone number listed on your Notice	Sign, date and return a requested proxy card	Attend the virtual Annual General Meeting
Who can vote

Only holders of record of Invesco Ltd. common shares on March 16, 2026 are entitled to notice of, to attend and vote at the Annual General Meeting and any adjournment or postponement thereof. Beginning on April [.], 2026, we mailed a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our Annual Report via the Internet to eligible shareholders.

During the Annual General Meeting, the audited consolidated financial statements for the year ended December 31, 2025 of the company will be presented.
Your vote is important, and we encourage you to vote promptly, whether or not you plan to attend the Annual General Meeting.

By order of the Board of Directors,

Jeffrey H. Kupor Company Secretary April [.], 2026

Voting matters

At or before the 2026 Annual General Meeting of Shareholders, we ask that you vote on the following items.

Items of business	Board voting recommendation
To elect eleven (11) directors to the Board of Directors to hold office until the annual general meeting of shareholders in 2027
To hold an advisory vote to approve the compensation paid to our named executive officers
To appoint PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the year ending December 31, 2026
To amend the company’s Fourth Amended and Restated Bye-Laws to allow shareholders to remove a director with or without cause.
To consider and act upon such other business as may properly come before the meeting or any adjournment thereof

2026 Proxy Statement i

A LETTER TO OUR SHAREHOLDERS FROM THE
Chair of Our Board
G. Richard Wagoner, Jr. has served as Chair of our Board since 2019 and as a non-executive director of our company since 2013

Dear Fellow Shareholder,

The Invesco Ltd. Board of Directors recognizes the trust you place in us as stewards of your investment in the company. The Board remains focused on overseeing management’s execution of the firm’s long-term strategy to deliver strong outcomes for our clients, favorable returns for our shareholders, a positive workplace environment for our employees, and the long-term success of the business.

Throughout 2025, the Board worked closely with management to provide active oversight as Invesco took meaningful actions to advance its strategic priorities amid ongoing change across the global asset management industry. We were encouraged by the firm’s disciplined execution, continued refinement of its operating model, significant strengthening of the balance sheet, and focus on simplifying the organization while investing in areas of highest client demand. These efforts contributed to further strengthening Invesco’s operating and financial profile, enhancing client outcomes, and supporting a culture in which employees can thrive.

The Board remains confident in Invesco’s strategy, leadership team, and diversified global platform. We believe the firm is well positioned to navigate evolving market conditions and capitalize on long-term opportunities across public and private markets, geographies, and distribution channels. As we look ahead to 2026, the Board will continue to prioritize strong governance, thoughtful capital allocation, and effective risk oversight as Invesco builds on the progress achieved and focuses on sustained value creation for all stakeholders.

On behalf of the Invesco Board of Directors, thank you for your continued support.

Sincerely,

G. Richard Wagoner, Jr. Chair

ii  Invesco Ltd.

A LETTER TO OUR SHAREHOLDERS FROM THE
President and CEO

Andrew Schlossberg has been President and Chief Executive Officer of our company and a director since 2023

Dear Fellow Shareholder,[1]

2025 was a breakthrough year for Invesco, with major accomplishments across every part of our strategy. We started the year with clear ambitions: sharpen our focus on strategic priorities, strengthen our balance sheet, accelerate growth in our highest-opportunity businesses, and deliver meaningful value to our clients and shareholders.

The significant advancements we made demonstrate the strength of Invesco’s integrated global platform, our emphasis on investment performance and quality, and a continued focus on client needs.

Executing with discipline across our strategic priorities

The pace of execution across our multi-year strategy continues to accelerate, driving growth while maintaining strong operating and financial discipline. Our efforts to simplify the organization, strengthen financial flexibility, and invest in priority capabilities are enhancing investment excellence, enabling a more seamless client experience, and expanding growth opportunities globally. These actions contributed to Invesco delivering the highest TSR among our TSR Peer Group[2] in 2025.

We continued to strengthen our balance sheet, which allowed us to accelerate investment in the growth of our business and increased our capacity to return capital to shareholders. We continued to streamline the business and reallocate resources toward high-opportunity areas, including the sale of intelliflo and the establishment of a joint venture in India to support long-term growth opportunities. We also accelerated the transformation of our investment platform by moving to a hybrid approach, which will integrate the strengths of Alpha and Aladdin. When completed, this will simplify our investment infrastructure, improve efficiency and enhance performance delivery. In addition, the modernization of the Invesco QQQ Trust converted over $400 billion of AUM into long-term revenue-earning AUM while lowering fees for shareholders.

2026 Proxy Statement iii

Across these efforts, disciplined focus and execution remain central. We have set clear strategic priorities—and we are delivering.

Driving growth in high-opportunity areas

We continued to strengthen our competitive position in key asset classes and markets, reflecting the diversity and breadth of our product offering and leveraging our deep local presence and expertise in markets around the world. We enhanced our ability to drive future growth of our $130 billion Private Markets platform by forming strategic partnerships with Barings and LGT Capital Partners that include capital they or their affiliates will bring to fund joint product development. With plans to further broaden our private credit and multi-asset private markets offerings, we demonstrated impressive speed. We brought to market our first jointly managed U.S. wealth private credit strategy with Barings just a few months after forming the strategic partnership.

We strengthened our position as the fourth largest ETF provider globally, reaching a record AUM of $1 trillion in ETFs and index strategies, including the QQQ. ETFs and Index Investments were the single largest contributor to our organic AUM growth, delivering substantial net long-term inflows that outpaced peers in 2025.

We saw strong momentum across Asia Pacific and EMEA, where combined revenue grew at double-digit rates. In Asia Pacific, we achieved nearly $35 billion in net long-term flows, and our China joint venture reached a record $132 billion in AUM with strong retail and institutional inflows.

Focus on investment quality and client success

A top priority for Invesco is to deliver industry-leading investment performance by harnessing the strengths of our global platform and ensuring clients benefit from the full depth of our capabilities. Delivering best-in-class client experiences with strong investment capabilities requires continuous adaptation to evolving market dynamics and areas of opportunity.

During the year, we strengthened our investment platform to enhance consistency, collaboration, and risk oversight across investment capabilities and regions. We further simplified and strengthened our Fundamental Equity capabilities under unified leadership, fostering greater collaboration across teams, more effective use of regional expertise, and the integration of global and local insights.

We also advanced our global investment risk and performance framework, strengthening governance, transparency, and accountability across teams. This included leadership alignment across asset classes, improved counterparty and liquidity oversight, and full implementation of a consistent Investment Quality Review process to support disciplined decision-making and performance excellence.

Across these initiatives, our focus remains on delivering high-quality, consistent investment outcomes and a seamless client experience—supported by strong governance, disciplined risk management, and a global platform designed to meet the evolving needs of our clients.

Financial and operating discipline

A central focus for enhancing financial strength and flexibility was recapitalizing the balance sheet. We materially reduced leverage and increased earnings available to common shareholders with the repurchase of $1.5 billion of otherwise non-callable preferred stock using a combination of cash and floating rate, prepayable financing. These efforts create a path for further deleveraging, along with the potential for future preferred share repurchases. We will continue to manage our leverage profile while investing in our business and returning capital to shareholders.

Net revenues3 increased six percent compared with the prior year, supported by continued business momentum and strong client demand across key capabilities. This, combined with measured expense discipline, drove meaningful positive operating leverage that resulted in adjusted operating margin3 improvement of 230 basis points. This improvement contributed to a 14 percent increase in adjusted operating income3 for the year.

Adjusted diluted earnings per share3 increased 19 percent year-over-year, underscoring the benefits of both improved operating leverage and the firm’s strengthened capital position. In addition, strong client engagement drove more than $80 billion in net long-term inflows during the year, representing six percent organic growth. The inflows, combined with positive markets and strategic business actions, resulted in total assets under management at a record $2.2 trillion by year end.

These improvements position Invesco to continue generating durable long-term value while maintaining the financial flexibility necessary to invest in growth and increase returns to shareholders.

iv  Invesco Ltd.

Accelerating innovation

At Invesco, innovation is not a standalone initiative — it is a core capability that shapes how we operate and how we serve our clients. We are investing in the tools and talent needed to stay ahead of the curve while acting responsibly on behalf of our investors and clients.

We continue to accelerate innovation across the organization. We focused on product development, designing solutions that anticipate evolving client needs; as well as strategic partnerships that bring complementary capabilities to our platform. We are also implementing forward-looking investment strategies that leverage global research, data, and insights. We are deploying advanced AI tools that enhance productivity, improve client engagement, and accelerate operational efficiency across the firm.

Creating an environment where talent thrives

Our long-term success depends on the strength of our people. In 2025, we intensified our focus on creating an environment where talented people can thrive and belong.

We are committed to advancing leadership capabilities across the organization, ensuring our leaders have the skills and tools needed to guide teams through transformation, and drive long-term value. We also continue to invest heavily in the development of talent at all levels, supporting continuous growth and career mobility across our global teams. Strengthening the engagement, well-being, and a culture of diversity and inclusion of our workforce remains central to our strategy. We believe an employee base with different backgrounds, experiences and viewpoints fuels innovation, strengthens decision-making, and improves client outcomes. We are committed to building an inclusive culture where every individual feels valued, supported, and empowered to contribute fully.

Looking ahead with confidence

Invesco is stronger, more resilient, and more strategically focused following a year of major accomplishments. We enter 2026 with momentum across our major growth areas, a simplified operating model, and a firmwide commitment to disciplined execution.

We remain committed to delivering value to you, our shareholders, and we thank you for your support and long-term partnership.

Sincerely,

Andrew Schlossberg

President and Chief Executive Officer, Invesco

1.	All AUM numbers and other data included in this letter are as of December 31, 2025
2.	See page 64 for listing.
3.	Represents or includes non-GAAP financial measures. See the information in Appendix A regarding non-GAAP financial measures.

2026 Proxy Statement v

Frequently requested information

Board oversight	26	Cyber Security	28

Board skills and matrix	10	Pay vs. performance	78

Stock ownership guidelines for NEDs	20	Stock ownership guidelines for NEOs	67

vi  Invesco Ltd.

Helpful resources

Where you can find more information

Annual meeting/Proxy Statement:
www.invesco.com/corporate/en/investor-relations/ annual-reports-and-proxy-statements.html

Annual report:
www.invesco.com/corporate/en/investor-relations/ annual-reports-and-proxy-statements.html

Voting your Proxy via the Internet before the annual meeting:
www.envisionreports.com/IVZ

Board of Directors
https://www.invesco.com/corporate/en/about-us/our-leadership.html

Communications with the Board
Invesco Ltd. 1331 Spring Street NW, Suite 2500
Atlanta, Georgia 30309
Attn: Office of the Company Secretary,
Legal Department

Governance documents
https://www.invesco.com/corporate/en/our-commitments/corporate-governance.html

• Corporate Governance Guidelines

• Criteria for Selection of Candidates for Membership on the Board of Directors

• Committee Charters

• Code of Conduct

• Directors’ Code of Conduct

• Invesco Whistleblower Hotline

Investor relations
https://www.invesco.com/corporate/en/ investor-relations.html

Definition of certain terms or abbreviations

AI	Artificial Intelligence

AOM	Adjusted Operating Margin

AUM	Assets Under Management

Bye-Laws	Fourth Amended and Restated Bye-Laws of the company

CAP	Compensation Actually Paid

CEO	Chief Executive Officer

CFO	Chief Financial Officer

Company website	www.invesco.com/corporate

EMEA	Europe, Middle East and Africa

EPS	Earnings Per Share

Equity Plan	Invesco Ltd. 2016 Global Equity Incentive Plan

ESG	Environmental, Social and Governance

ETF	Exchange-Traded Fund

Exchange Act	Securities Exchange Act of 1934, as amended

GAAP	Generally Accepted Accounting Principles in the United States

NED	Non-Executive Director

NEO	Named Executive Officer

NYSE	New York Stock Exchange

PCBOI	Pre-Cash Bonus Operating Income

PEO	Principal Executive Officer

PwC	PricewaterhouseCoopers LLP

SEC	Securities and Exchange Commission

TSR	Total Shareholder Return

2026 Proxy Statement vii

Proxy Statement

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Invesco Ltd. (“Board” or “Board of Directors”) for the Annual General Meeting to be held virtually on Thursday, May 21, 2026, at 11:30 a.m. Eastern Time. Please review the entire Proxy Statement and the company’s 2025 Annual Report on Form 10-K before voting. In this Proxy Statement, we may refer to Invesco Ltd. as the “company,” “Invesco,” “we,” “us”, "firm" or “our.”

Viii  Invesco Ltd.

Proxy Statement Summary

Industry update and company
performance

Global capital markets overcame volatility driven by tariffs and geopolitical events early in the year, before ultimately delivering growth and increased market breadth in 2025. Invesco’s broad diversification across investment capabilities, distribution channels and geographies enabled the company to take advantage of growth opportunities, and our diversified product lineup drove broad-based net long-term inflows, differentiating Invesco from many industry peers. We remain focused on our capital priorities, which include investing in our key growth capabilities, maintaining balance sheet strength, and returning capital to shareholders. Our highest priority is to always engage with our clients to meet their most pressing needs in this dynamic economic and industry climate, and we believe that our diversified platform of investment capabilities is positioned to drive profitable growth and capture market share.

2026 Proxy Statement 1

2025 Financial performance 1. Represents or includes non-GAAP financial measures. See the information in Appendix A regarding non-GAAP financial measures.	2025 Firm highlights[1]

Business

• 2025 marked a year of significant milestones for Invesco. We focused on our clients, transformed key aspects of our business, unlocked value across the organization, and accelerated strategic priorities to position the firm for continued profitable growth in the evolving global asset management market.

• Organic growth was strong, with net long-term flows up 25% versus prior year. Net long-term flows were balanced across key distribution channels, with retail and institutional contributing $50.9 billion and $30.3 billion, respectively.

• Growth was well diversified by geography, with the EMEA, Asia Pacific, and Americas regions delivering net long-term inflows of $35.7 billion, $34.9 billion, and $10.6 billion, respectively, for the year.

• Modernization of the QQQ ETF – Our flagship QQQ fund converted to a modern ETF structure on December 20, 2025. Fund shareholders are now paying a lower fee, and we are earning revenue on more than $400 billion of AUM (as of 12/31/2025) thereby improving profitability for the firm.

• Balance sheet recapitalization – We are delivering on our commitment to deleverage and maintain a strong balance sheet. We repurchased $1.5 billion of Invesco’s outstanding Series A Preferred Stock, and, in doing so, have increased our balance sheet flexibility, ultimately freeing up earnings available to common shareholders. We also repaid in full the $500.0 million 3-year Term Loan Agreement entered into in the second quarter of 2025 and amended and restated the $2.0 billion floating rate Revolving Credit Agreement, increasing borrowing capacity to $2.5 billion and extending the expiration date to May 16, 2030.

• Private markets partnerships – We announced two strategic partnerships targeting both the U.S. wealth and defined contribution markets. In the second quarter we announced a partnership with Barings to launch two jointly managed credit strategies, with $650 million in capital committed by MassMutual. We brought our first co-managed product to the U.S. wealth management market in the fourth quarter. A second co-managed product is currently in development and expected to launch this year. In December, we also announced a strategic partnership with LGT Capital Partners, a leading private markets specialist to develop multi-alternative private market products initially targeting U.S. wealth and defined contribution channels. LGT Capital is also committing seed capital to support these new launches which will begin later this year.

• Sharpening focus on our strengths – In the fourth quarter, we completed the sale of intelliflo to Carlyle as well as the sale of a majority interest in Invesco Asset Management (India) Private Limited to Induslnd International Holdings Limited, establishing a local joint venture in India. Our ongoing minority ownership structure in this joint venture will allow us to participate in the growth of the market and utilize the strength of our local partner, while refocusing our resources accordingly.

2  Invesco Ltd.

Operating results

• Invesco’s net long-term flows performance continued to outperform most asset manager peers in 2025. The firm delivered a long-term organic growth rate of 6%, representing $81.2 billion in net long-term inflows. Sustained organic growth in key capability areas such as ETFs and Index, China JV, and Fundamental Fixed Income enabled this result. We ended the year with almost $2.2 trillion in assets under management, driven by market gains augmented by net long-term inflows.

• Net revenues[1] of $4,658 million were 6% higher than 2024, driven by market performance and strong organic growth. This increase was tempered by the continuation of an industry-wide client-driven mix shift toward products that have lower net revenue yields. Our ability to capture flows in our passive capabilities as well as our geographic breadth mitigated the decrease in revenue.

• These revenue dynamics and continued management focus on disciplined expense management drove a 14% increase in adjusted operating income,[1] a 230 basis point increase in adjusted operating margin,[1] and an 19% increase in adjusted diluted EPS,[1] while we continue to invest in areas of future growth and foundational technology projects that will benefit future scaling.

1. Represents or includes non-GAAP financial measures. See the information in Appendix A regarding non-GAAP financial measures.

2026 Proxy Statement 3

FOR Recommendation of the Board of Directors The Board of Directors unanimously recommends a vote “FOR” the election to the Board of each of the director nominees	Voting roadmap
PROPOSAL 1:
Election of directors
Director highlights
	7	YEARS	65	YEARS	4
	Average director nominee tenure on the Board		Average director nominee age		Number of new independent directors in the last five years
Directors’ qualifications, skills and experience
			7 of 11 Public company executive			3 of 11 Accounting and financial reporting

			9 of 11 Executive strategy and execution			4 of 11 Technology

			6 of 11 Industry experience			7 of 11 Marketing and client focus

			10 of 11 International experience			8 of 11 Regulatory - government and legal

4  Invesco Ltd.

PROPOSAL 2:
Advisory vote to approve the company’s executive compensation

Our compensation program uses a company scorecard to measure our financial performance and our organizational health

FOR

Recommendation of the
Board of Directors

The Board of Directors

unanimously recommends a

vote “FOR” the approval of the

compensation of our named

executive officers

Invesco’s executive compensation program is designed to align executive compensation with the long-term interests of our shareholders. Our compensation program uses a company scorecard to measure our financial performance and our organizational health. Our compensation committee assesses the company’s quantitative performance through the company scorecard and qualitative individual achievements to determine each executive’s incentive compensation. Pay for 2025 is aligned with performance.

Andrew Schlossberg President and Chief Executive Officer

2025 CEO Compensation

Mr. Schlossberg is President and Chief Executive Officer. He develops, guides and oversees execution of Invesco’s long-term strategic priorities to deliver value for clients and shareholders over the long-term.

Mr. Schlossberg’s total compensation is aligned with the company’s performance. The compensation committee decided that Mr. Schlossberg’s total incentive compensation (annual cash award + time- based equity + performance-based equity) should be $17.7 million, which is 129% of his 2025 incentive target, resulting in total compensation of $18.5 million.

Further information regarding executive compensation begins on page 42 of this Proxy Statement.

2026 Proxy Statement 5

FOR Recommendation of the Board of Directors The Board of Directors unanimously recommends a vote “FOR” the appointment of PwC

PROPOSAL 3:

Appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2026

The audit committee and the Board believe that the continued retention of PwC as our independent registered public accounting firm for the year ending December 31, 2026 is in the best interest of the company and our shareholders.

FOR Recommendation of the Board of Directors The Board of Directors unanimously recommends a vote “FOR” the appointment of the Bye-Laws

PROPOSAL 4:

Amendment of company’s Fourth Amended and Restated Bye-Laws to allow shareholders to remove a director with or without cause

The company’s Fourth Amended and Restated Bye-Laws provide that a director may be removed only for cause. The Board has unanimously adopted and recommends that shareholders approve an amendment that would permit removal of directors with or without cause

6  Invesco Ltd.

2026 Proxy Statement 7

FOR

Recommendation of the

Board of Directors

The Board of Directors unanimously
recommends a vote “FOR” the
election to the Board of each of the
director nominees

Vote required

This proposal requires the affirmative
vote of a majority of votes cast at the
Annual General Meeting

Election of directors
You are being asked to cast votes for eleven director nominees: Sarah E. Beshar, Thomas M. Finke, Thomas P. Gibbons, William F. Glavin, Jr., Elizabeth S. Johnson, Andrew R. Schlossberg, Sir Nigel Sheinwald, Paula C. Tolliver, G. Richard Wagoner, Jr., Christopher C. Womack and Phoebe A. Wood. The Board believes the director nominees provide us with the combined depth and breadth of skills, experience and qualities required to contribute to an effective and well-functioning Board.
• A director holds office until such director’s successor has been duly elected and qualified or until such director’s death, resignation or removal from office under our Bye-Laws.
• Each director is elected for a one-year term ending at the 2027 Annual General Meeting.

•

Each nominee has indicated to the company that he or she would serve if elected. We do not anticipate that any director nominee will be unable to stand for election, but if that were to happen, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director nominee will be cast for the substituted candidate.

Majority vote and director resignation

•

Under our Bye-Laws, at any general meeting held for the purpose of electing directors at which a quorum is present, each director nominee receiving a majority of the votes cast at the meeting will be elected as a director. However, if the number of nominees exceeds the number of positions available for the election of directors, the directors elected shall be those nominees who have received the greatest number of affirmative votes cast at the Annual General Meeting or by proxy.

•

If a nominee for director who is an incumbent director is not elected and no successor has been elected at the meeting, the director is required under our Bye-Laws to submit his or her resignation as a director. Our nomination and corporate governance committee would then make a recommendation to the full Board on whether to accept or reject the resignation.

•

If the resignation is not accepted by the Board, the director will continue to serve until the next annual general meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

• If the director’s resignation is accepted by the Board, then the Board may fill the vacancy.

8  Invesco Ltd.

Our directors and their qualifications

Our directors are highly qualified and have the significant leadership and professional experience, knowledge and skills necessary to provide effective oversight and guidance for Invesco’s global strategy and operations.

Board qualifications and criteria for selection
• Directors represent diverse views, experiences and backgrounds, which the Board believes allows the Board to make more informed judgments.
• Directors possess the characteristics that are essential for the proper functioning of our Board.
• Tenure of the members of our Board of Directors provides the appropriate balance of expertise, experience, continuity and new perspectives to serve the best interests of our shareholders.

•

As the Board considers new directors, it takes into account a number of factors, including individuals with skills that will match the needs of the company’s long-term global strategy and who will bring diversity of thought, global perspective, experience and background to our Board, which promote strong corporate governance.

For more information on our director nomination process, see Corporate Governance — Director Recruitment.

Director nominees highlights

Average director nominee tenure on the Board 7 YEARS Average director nominee age 65 YEARS Number of new independent directors in the last four years 4	Director nominees composition

	Director nominees tenure on the Board	Director nominees independence

2026 Proxy Statement 9

Qualifications, skills and experience of director nominees

Our Board strives to maintain a well-rounded Board and recognizes the value of industry experience and institutional knowledge as well as new ideas and perspectives. We consider candidates with diverse capabilities across a broad range of experiences, including one or more of those listed below. A dot in the chart below indicates the director has meaningful expertise in the subject area on which the Board relies.

Experience
Public company executive: Experience in the oversight of strategy, planning, management, operations, compensation and corporate governance.			●		●	●		●	●	●	●
Executive strategy and execution: Experience developing and executing a strategic direction for a company or business division of a company.		●	●	●	●	●		●	●	●	●
Industry experience: In-depth knowledge of the financial services industry or asset management.	●	●	●	●	●	●
International experience: Experience in global economies and trade and/or international business strategy and operations relevant to the company’s global business.	●	●	●	●	●	●	●	●	●		●
Accounting and financial reporting: Experience in the oversight of financial reporting and internal controls of financial and operating results.			●						●		●
Technology: Experience in the development and adoption of new technologies or the management of information security or cybersecurity risks of companies.					●			●		●	●
Marketing and client focus: Expertise in brand development, marketing and sales, including the development of products and services to enhance the client experience.		●	●	●	●	●			●	●
Regulatory - government and legal: Substantive experience in managing government, legal and/or regulatory affairs.	●	●	●	●		●	●		●	●
Other public company boards	–	1	1	1	1	–	1	1	2	1	2

10  Invesco Ltd.

Board of Directors

Nominee biographies

Sarah E. Beshar

Non-executive director

Committees:

•  Audit

•  Compensation

•  Nomination and Corporate Governance (Chair)

Qualifications:

•  Industry experience

•  International experience

•  Regulatory - government and legal

Sarah E. Beshar Age: 67 Tenure: 9 years

Sarah Beshar has served as a non-executive director of our company since 2017 and has been an attorney with Davis Polk & Wardwell LLP for over 30 years. She joined the firm in 1986 and was named a partner in the corporate department in 1994. During more than three decades as a corporate lawyer, Ms. Beshar has advised Fortune 500 companies on an array of legal and governance issues. She also served in a number of management roles at the firm, including as the lead partner of one of the firm’s largest financial services clients from 2008 to 2015. She presently serves as Senior Counsel at the firm.

In 2018, Ms. Beshar was appointed a Director of the Board of the U.S. Asia Center, Australia’s preeminent foreign policy and trade think tank and in 2020, she was appointed a director of the American Australian Association, a privately funded organization dedicated to cooperation between the U.S. and Australia, and is currently Chair of the Audit Committee. Ms. Beshar is also a former member of the Board of the Atlantic Council. Ms. Beshar graduated from the University of Western Australia with a B.A. in Law and Jurisprudence in 1981 and graduated from Oxford University with a Bachelor of Civil Law degree from Magdalen College in 1984. She was awarded an Honorary Doctorate in Law from the University of Western Australia.

Director qualifications

•

Relevant global industry experience: As a member of her firm’s capital markets practice, as an advisor to some of the largest global companies, and with significant experience in the development of new financial products, Ms. Beshar has broad exposure and experience to the issues in our industry.

•

Legal and regulatory expertise: Ms. Beshar has over three decades of experience as a corporate lawyer and strategic advisor on the legal issues facing large financial services companies such as Invesco. Ms. Beshar has significant experience in U.S. and global capital markets transactions, as well as securities, compliance, and corporate governance issues. In addition, Ms. Beshar led large teams at Davis Polk advising global financial institutions on complex investment products for both retail and institutional investors. The breadth of Ms. Beshar’s background is particularly helpful to the Board of Directors of Invesco as it assesses the legal and strategic ramifications of key business priorities and initiatives.

2026 Proxy Statement 11

Thomas M. Finke

Non-executive director

Committees:

•  Audit

•  Compensation

•  Nomination and Corporate Governance

Qualifications:

•  Executive strategy and execution

•  Industry experience

•  International experience

•  Marketing and client focus

•  Regulatory - government and legal

Thomas M. Finke Age: 62 Tenure: 6 years

Mr. Finke has served as a non-executive director of our company since 2020. Mr. Finke served as Chairman and Chief Executive Officer of Barings from 2016 through 2020 when he retired. He joined Barings’ predecessor Babson Capital Management in 2002 when Babson acquired First Union Institutional Debt Management. Mr. Finke was appointed Chairman and CEO of Babson Capital in 2008, and also served as Executive Vice President and Chief Investment Officer of Massachusetts Mutual Life Insurance Company from 2008 until 2011. Mr. Finke is a director of the Atrium Foundation and Change Please USA and a Trustee of Davidson College. He also serves on the Board of Visitors of the Fuqua School of Business, Duke University and is a member of the Investment Committee of the Roman Catholic Diocese. Mr. Finke served as a director of the Barings Funds Trusts, Barings Global Short Duration Fund and Barings Business Development Corp. He earned an M.B.A. from Duke University’s Fuqua School of Business and a bachelor’s degree from the University of Virginia’s McIntire School of Commerce.

Director qualifications

•

Executive leadership: Mr. Finke’s service as Chairman and CEO of Barings, an international investment management firm with over $300 billion of assets under management, and his other executive positions throughout his career provide Mr. Finke with an astute understanding of the skills needed for exemplary leadership and management that will benefit our Board.

•

Industry experience: For more than 30 years, Mr. Finke’s financial career has included roles in both the banking and investment management industries providing him with an extensive knowledge of the investment management industry.

•

Public company board experience: Mr. Finke served as a director of Alliance Entertainment Holding Corporation from 2023 to 2025 and as Executive Chair of the Board of Aimia Inc. from 2024 to 2025. He currently serves as a director of Venu Holdings Corporation.

Thomas P. Gibbons

Non-executive director

Committees:

•  Audit

•  Compensation

•  Nomination and Corporate Governance

Qualifications:

•  Public company executive

•  Executive strategy and execution

•  Industry experience

•  International experience

•  Accounting and financial reporting

•  Marketing and client focus

•  Regulatory - government and legal

Thomas P. Gibbons Age: 69 Tenure: 3 years

Thomas (“Todd”) P. Gibbons has served as a non-executive director since 2023. He served as Chief Executive Officer of BNY Mellon (“BNYM”) and as a management director of BNYM from 2019 to 2022. Prior to becoming Chief Executive Officer, he served as Vice Chairman and CEO of Clearing, Markets and Client Management from 2017 to 2019. Mr. Gibbons also served as BNYM’s Chief Financial Officer from 2008 through 2017. During his career at BNYM, Mr. Gibbons held leadership roles across risk, finance and client management, including serving as Chief Risk Officer for nearly a decade prior to 2008. Mr. Gibbons served as a director of PHH Corporation, a financial services company, from 2011 until 2017. Mr. Gibbons serves on the board of the Institute of International Finance, the board of trustees of Pace University and on the advisory board of Wake Forest University’s Business School. He received an M.B.A. from Pace University and a B.S. in Business Administration from Wake Forest University.

Director qualifications

•

Executive leadership, relevant industry experience: Mr. Gibbons served as a financial services executive and has extensive experience in banking, finance, risk management, client management and financial regulation.

•

Public company board experience: Mr. Gibbons has served as a director of Ally Financial, Inc. since 2023.

12  Invesco Ltd.

William F. Glavin, Jr.

Non-executive director

Committees:

•  Audit

•  Compensation (Chair)

•  Nomination and Corporate Governance

Qualifications:

•  Executive strategy and execution

•  Industry experience

•  International experience

•  Marketing and client focus

•  Regulatory - government and legal

William F. Glavin, Jr.	Age: 67	Tenure: 7 years

William F. Glavin, Jr. has served as a non-executive director of our company since 2019 and is nominated pursuant to the MassMutual Shareholder Agreement described on pages 32-34. Mr. Glavin served as Vice Chairman of MM Asset Management Holding LLC from 2015 until his retirement in 2017. Previously, Mr. Glavin served as Chair of OppenheimerFunds Inc. (“OppenheimerFunds”), from 2009 to 2015, as Chief Executive Officer from 2009 to 2014, and as President from 2009 to 2013. Prior to joining OppenheimerFunds, Mr. Glavin held several senior executive positions at MassMutual Financial Group, including Co-Chief Operating Officer from 2007 to 2008 and Executive Vice President, U.S. Insurance Group from 2006 to 2008. He served as President and Chief Executive Officer of Babson Capital Management LLC (“Babson”), now known as Barings, LLC, a wholly owned indirect subsidiary of MassMutual, from 2005 to 2006, and Chief Operating Officer of Babson from 2003 to 2005. Prior to joining MassMutual, Mr. Glavin was President and Chief Operating Officer of Scudder Investments from 2000 to 2003. Mr. Glavin held senior positions at the Dreyfus Corporation, the Boston Company, State Street Bank and Trust Company, and Procter & Gamble. Mr. Glavin earned a B.A. from the College of the Holy Cross.

Director qualifications

•

Executive leadership, relevant industry experience: Mr. Glavin served five years as Chief Executive Officer of OppenheimerFunds and has over 20 years of experience in the asset-management industry.

•

Global business experience: Mr. Glavin’s experience as an executive of OppenheimerFunds and MassMutual has provided him with a global perspective that benefits our Board and our Management.

•

Public company board experience: Mr. Glavin serves as a member of the Board of Directors of LPL Financial Holdings Inc. (compensation and human resources and nominating and corporate governance committees).

Elizabeth S. Johnson

Non-executive director

Committees:

•  Audit

•  Compensation

•  Nomination and Corporate Governance

Qualifications:

•  Public company executive

•  Executive strategy and execution

•  Industry experience

•  International experience

•  Technology

•  Marketing and client focus

Elizabeth S. Johnson	Age: 54	Tenure: 3 years

Elizabeth S. Johnson has served as a non-executive director of our company since 2023. Ms. Johnson retired as Chief Experience Officer and Vice Chair of Citizens Financial Group, Inc. (“Citizens Financial”) in 2025. She had held the role of Chief Experience Officer since 2020 and the role of Vice Chair since 2023. From 2015 to 2020, she served as the Chief Marketing Officer and Head of Virtual Channels of Citizens Financial. Prior to joining Citizens Financial, Ms. Johnson worked at Bain and Company, Inc. for 15 years. Ms. Johnson received a B.A. in Economics and Mathematical Methods in Social Sciences from Northwestern University and an M.B.A. from Stanford University Graduate School of Business.

Director qualifications

•

Industry experience and client focus: Ms. Johnson served as a financial services executive and has extensive global experience in data and analytics, digital transformation, marketing and client-focused strategy, including growth, engagement and profitability in retail banking, payments and asset and wealth management.

•

Public company board experience: Ms. Johnson currently serves as a member of the Board of Directors of BILL Holdings, Inc. (compensation committee).

2026 Proxy Statement 13

Andrew R. Schlossberg

President and Chief
Executive Officer

Qualifications:

•  Public company executive

•  Executive strategy and execution

•  Industry experience

•  International experience

•  Marketing and client focus

•  Regulatory - government and legal

	Andrew R. Schlossberg	Age: 52	Tenure: 3 years[1]

Andrew Schlossberg has served as President and Chief Executive Officer of the company and a member of the Board since 2023. Prior to being named CEO, Mr. Schlossberg was Senior Managing Director and Head of the Americas from 2019 to 2023, where he oversaw the region as well as the global exchange-traded funds business and other enterprise-wide functions. He previously served as Senior Managing Director and Head of Europe, Middle East and Africa from 2015 to 2019, where he was responsible for all aspects of the business in the region. Mr. Schlossberg joined Invesco in 2001. Mr. Schlossberg began his career as an equity research analyst with Citigroup Asset Management and its predecessors. Mr. Schlossberg currently serves as the Chair of the Board of Governors and the Executive Committee of the Investment Company Institute. He is also a member of the Business Roundtable and the US-China Business Council. Civically, Mr. Schlossberg is the Chair of the Board and a member of the Executive Committee of the Atlanta Committee for Progress; a member of the Executive Board and Board of the Metro Atlanta Chamber of Commerce; and serves on the Board of the Woodruff Arts Center. Mr. Schlossberg earned a B.S. in finance and international business from the University of Delaware and an M.B.A. from the Kellogg School of Management at Northwestern University.

Director qualifications

• Executive leadership, industry experience: Mr. Schlossberg has worked over 25 years in the asset management industry, including serving in leadership roles across numerous aspects of Invesco and in the United States, Europe and the Middle East.

1. Mr. Schlossberg has served on the Board since 2023 and has been with Invesco for 25 years.

Sir Nigel Sheinwald Non-executive director Committees: • Audit • Compensation • Nomination and Corporate Governance Qualifications: • International experience • Regulatory - government and legal	Sir Nigel Sheinwald	Age: 72	Tenure: 11 years

Sir Nigel Sheinwald has served as a non-executive director of our company since 2015. Sir Nigel was a senior British diplomat who served as British Ambassador to the United States from 2007 to 2012, before retiring from Her Majesty’s Diplomatic Service. Previously, he served as Foreign Policy and Defence Adviser to the Prime Minister from 2003 to 2007 and as British Ambassador and Permanent Representative to the European Union in Brussels from 2000 to 2003. Sir Nigel joined the Diplomatic Service in 1976 and served in Brussels, Washington, Moscow, and in a wide range of policy roles in London. From 2014 to 2015, Sir Nigel served as the Prime Minister’s Special Envoy on intelligence and law enforcement data sharing. He is a visiting professor at King’s College, London and serves on the Advisory Boards of BritishAmerican Business and the Centre for European Reform. Sir Nigel is an Honorary Bencher of the Middle Temple, one of London’s legal inns of court. He received his M.A. degree from Balliol College, University of Oxford, where he is now an Honorary Fellow.

Director qualifications

• Global and governmental experience, executive leadership: Sir Nigel brings unique global and governmental perspectives to the Board’s deliberations through his more than 35 years of service in Her Majesty’s Diplomatic Service. His extensive experience leading key international negotiations and policy initiatives, advising senior members of government and working closely with international businesses positions him well to counsel our Board and senior management on a wide range of issues facing Invesco. In particular, Sir Nigel’s experience in the British government is a valuable resource for advising the Board with respect to the challenges and opportunities relating to regulatory affairs and government relations.

• Public company board experience: Sir Nigel currently serves as a director of Oxford Instruments plc (sustainability committee (Chair), nomination, remuneration and audit and risk committees) and previously served on the Board of Directors of Royal Dutch Shell plc from 2012 to 2021.

14  Invesco Ltd.

Paula C. Tolliver

Non-executive director

Committees:

•  Audit

•  Compensation

•  Nomination and Corporate Governance

Qualifications:

•  Public company executive

•  Executive strategy and execution

•  International experience

•  Technology

Paula C. Tolliver	Age: 62	Tenure: 5 years

Paula C. Tolliver has served as a non-executive director of our company since 2021. She is the founder and principal of TechEdge, a consulting firm specializing in advising executive leadership on information technology strategies, a position she has held since 2020. Ms. Tolliver previously served as Corporate Vice President and Chief Information Officer at Intel Corporation, a technology company, from 2016 to 2019. Prior to joining Intel, Ms. Tolliver served as Corporate Vice President of Business Services and Chief Information Officer at The Dow Chemical Company (a wholly owned subsidiary of Dow, Inc.) from 2012 to 2016. Ms. Tolliver also led a services business for Dow Chemical, in addition to holding a variety of other roles in her 20 plus years with the company. Ms. Tolliver earned a bachelor’s degree in Business Information Systems from Ohio University.

Director qualifications

•

Executive Leadership/Technical: Ms. Tolliver has significant experience and expertise in the areas of information technology and innovation. In particular, she has expertise in driving business growth, digital transformation, advanced analytics, cybersecurity and operational excellence.

•

Public company board experience: Ms. Tolliver has served as a director of C.H. Robinson Worldwide, Inc. (audit committee) since 2018.

G. Richard Wagoner, Jr.

Chair of the Board

Committees:

•  Audit

•  Compensation

•  Nomination and Corporate Governance

Qualifications:

•  Public company executive

•  Executive strategy and execution

•  International experience

•  Accounting and financial reporting

•  Marketing and client focus

•  Regulatory - government and legal

G. Richard Wagoner, Jr.	Age: 73	Tenure: 13 years

G. Richard (“Rick”) Wagoner, Jr. has served as Chair of our company since 2019 and asa non-executive director of our company since 2013. Mr. Wagoner served as Chairman and Chief Executive Officer of General Motors Corporation (“GM”) from 2003 through 2009 and served as President and Chief Executive Officer from 2000 to 2009. Prior positions held at GM during his 32-year career with that company include President and Chief Operating Officer, Executive Vice President and President of North American Operations, Executive Vice President, Chief Financial Officer and Head of Worldwide Purchasing, and President and Managing Director of General Motors do Brasil. Mr. Wagoner is the non-executive chair of the Board of Directors of Excelitas Technologies, a privately-held company. In addition, he advises several financial firms, start-ups and early-stage ventures. Mr. Wagoner is a member of the Duke University’s Health System Board of Directors. He is a Trustee Emeritus of Duke University and served on the Virginia Commonwealth University Board of Visitors. In addition, he is an honorary member of the Business Leaders’ Advisory Council for the Mayor of Shanghai and the Catalyst Board of Directors. Mr. Wagoner received his B.A. from Duke University and his M.B.A. from Harvard University.

Director qualifications

•

Executive leadership, global business experience: Mr. Wagoner brings to the Board valuable business, leadership and management insights into strategic direction and international operations gained from his 32-year career with GM.

•

Accounting and financial reporting expertise: Mr. Wagoner also brings significant experience in public company financial reporting and corporate governance matters gained through his service with other public companies. He has been designated as one of our audit committee’s financial experts, as defined under the rules of the SEC.

•

Public company board experience: Mr. Wagoner has served on the Board of Graham Holdings Company (audit committee) since 2010 and on the Board of ChargePoint Holdings, Inc. (nomination and corporate governance committee) since 2017.

2026 Proxy Statement 15

Christopher C. Womack

Non-executive director

Committees:

•  Audit

•  Compensation

•  Nomination and Corporate Governance

Qualifications:

•  Public company executive

•  Executive strategy and execution

•  Technology

•  Marketing and client focus

•  Regulatory - government and legal

Christopher C. Womack	Age: 68	Tenure: 5 years

Christopher C. Womack has served as a non-executive director of our company since 2021 and is the Chairman, President and CEO of Southern Company. Prior to being named to his current role in 2023, he served as the Chairman, President and CEO of Georgia Power Company, a subsidiary of Southern Company, from 2021 to 2023 and served as Executive Vice President and President of External Affairs for Southern Company, where he led overall external positioning and branding efforts prior to 2021. Mr. Womack joined Southern Company in 1988 and has held several leadership positions within Southern Company and its subsidiaries. He has served as Executive Vice President of External Affairs at Georgia Power Company and Senior Vice President and Senior Production Officer of Southern Company Generation, where he was responsible for coal, gas, and hydro generation for Georgia Power Company and Savannah Electric. He also served as Senior Vice President of Human Resources and Chief People Officer at Southern Company, as well as Senior Vice President of Public Relations and Corporate Services at Alabama Power Company. Prior to joining Southern Company, Mr. Womack worked for the U.S. House of Representatives for then-Congressman Leon E. Panetta. He holds a bachelor’s degree from Western Michigan University and a master’s degree from The American University.

Director qualifications

•

Executive leadership: In addition to his extensive leadership experience at The Southern Company, he is past Chair of the Board of the East Lake Foundation and is on the national Board of The First Tee. Mr. Womack also serves as Vice Chair of the Georgia Ports Authority Board.

•

Public company board experience: Mr. Womack is also a director of Southern Company.

Phoebe A. Wood

Non-executive director

Committees:

•  Audit (Chair)

•  Compensation

•  Nomination and Corporate Governance

Qualifications:

•  Public company executive

•  Executive strategy and execution

•  International experience

•  Accounting and financial reporting

•  Technology

Phoebe A. Wood	Age: 72	Tenure: 16 years

Phoebe Wood has served as a non-executive director of our company since 2010. She is currently a principal at CompaniesWood where she advises and invests in start-up companies and early-stage ventures. Ms. Wood also has served as Chief Executive Officer of KirtleyWood LLC, a board advisory firm, since 2025. She served as Vice Chairman, Chief Financial Officer and in other capacities at Brown-Forman Corporation from 2001 until her retirement in 2008. Prior to Brown-Forman, Ms. Wood was Vice President, Chief Financial Officer and a director of Propel Corporation (a subsidiary of Motorola) from 2000 to 2001. Previously, Ms. Wood served in various capacities during her tenure at Atlantic Richfield Company (ARCO) from 1976 to 2000. Ms. Wood currently serves as Chair of the Board of Trustees for the American Printing House for the Blind and is Chair of the Board of Directors The Gheens Foundation. She is a Trustee Emerita of Smith College and served on the Board of Trustees of the University of Louisville and Pitzer College. Ms. Wood is a member of the North American Advisory Council of Chatham House, a British think tank, and Treasurer of the Chatham House Foundation. She received her A.B. degree from Smith College and her M.B.A. from the University of California Los Angeles.

Director qualifications

•

Executive leadership, global business experience: Ms. Wood has extensive experience as both a director and a member of senior financial management of public companies in a variety of industries.

•

Accounting and financial reporting expertise: Ms. Wood has significant accounting, financial and business expertise, which is valuable to our directors’ mix of skills, and she has been designated as one of our audit committee’s financial experts, as defined under the rules of the SEC.

•

Public company board experience: Ms. Wood serves on the following Boards: Leggett & Platt, Incorporated (audit (Chair) and nominating, governance and sustainability committees), and PPL Corporation (people and compensation, safety, executive and governance, nominating and sustainability (Chair) committees). She also previously served on the Board of Pioneer Natural Resources from 2013 to 2024.

16  Invesco Ltd.

Director independence

•

In accordance with the rules of the NYSE, the Board has affirmatively determined that it is currently composed of a majority of independent directors, and that the following directors are independent and do not have a material relationship with the company: Sarah E. Beshar, Thomas M. Finke, Thomas P. Gibbons, William F. Glavin, Jr., Elizabeth S. Johnson, Sir Nigel Sheinwald, Paula C. Tolliver, G. Richard Wagoner, Jr., Christopher C. Womack and Phoebe A. Wood.

•

For a director to be considered independent, the Board must affirmatively determine that the director does not have any material relationship with the company either directly or as a partner, shareholder or officer of an organization that has a relationship with the company. Such determinations are made and disclosed according to applicable rules established by the NYSE or other applicable rules.

•

As part of its independence determinations, the Board considers any direct or indirect relationship between a director (or an immediate family member of such director) and the company or any third party involved with the company.

Board meetings and annual general meeting of shareholders

•	During the calendar year ended December 31, 2025, the Board held 11 meetings (not including committee meetings).

•	Each director attended at least seventy-five percent (75%) of the aggregate of the total number of meetings held by the Board and all committees of the Board on which he or she served during 2025.

•	All of our directors attended the 2025 Annual General Meeting. The Board does not have a formal policy regarding Board member attendance at shareholder meetings.

•

The non-executive directors (those directors who are not officers or employees of the company and who are classified as independent directors under applicable NYSE standards) meet in executive session each quarter at a minimum.

•	G. Richard Wagoner, Jr., our Chair and independent non-executive director, presides at the executive sessions of the non-executive directors.

Service on other public company boards

Each of our directors must have the time and ability to make a constructive contribution to the Board as well as a clear commitment to fulfilling the fiduciary duties required of directors and serving the interests of the company’s shareholders. Our President and Chief Executive Officer does not currently serve on the board of directors of any other public company, and none of our current directors serves on more than four public company boards, including our Board.

Committee membership and meetings

•	The current committees of the Board are the audit committee, the compensation committee and the nomination and corporate governance committee.

•

The Board has affirmatively determined that each committee consists entirely of independent directors according to applicable NYSE rules and rules promulgated under the Exchange Act, including the heightened independence standards for compensation committee and audit committee members.

2026 Proxy Statement 17

Members:

Sarah E. Beshar

Thomas M. Finke

Thomas P. Gibbons

William F. Glavin, Jr.

Elizabeth S. Johnson

Sir Nigel Sheinwald

Paula C. Tolliver

G. Richard Wagoner, Jr.

Christopher C. Womack

Phoebe A. Wood (Chair)

Independence:

Each member of

the committee is

independent

and financially literate

Audit Committee

Financial Experts:

Ms. Wood, Mr. Gibbons

and Mr. Wagoner

qualify as defined

by SEC rules

Meetings held in 2025:

10

The Audit Committee

Under its charter, the committee:

•

is comprised of at least three members of the Board and each is “independent” under the rules of the NYSE and SEC and is also “financially literate,” as defined under NYSE rules;

•

members are appointed and removed by the Board;

•

meets at least quarterly;

•

periodically meets with the Chief Financial Officer, Chief Risk and Audit Officer and the independent auditor in separate executive sessions without members of senior management present; and

•

has the authority to retain independent advisors, at the company’s expense, whenever it deems appropriate to fulfill its duties.

The committee’s charter sets forth its responsibilities, including assisting the Board in fulfilling its responsibility to oversee:

•

the company’s financial reporting, auditing and internal control activities, including the integrity of the company’s financial statements;

•

the independent auditor’s qualifications and independence;

•

the performance of the company’s internal audit function and independent auditor; and

•

the company’s compliance with legal and regulatory requirements.

The committee’s charter is available on the Company Website. The information on the Company Website is not intended to form a part of, and is not incorporated by reference into, this Proxy Statement.

Members:

Sarah E. Beshar

Thomas M. Finke

Thomas P. Gibbons

William F. Glavin, Jr.

(Chair)

Elizabeth S. Johnson

Sir Nigel Sheinwald

Paula C. Tolliver

G. Richard Wagoner, Jr.

Christopher C. Womack

Phoebe A. Wood

Independence:

Each member of

the committee is

independent

The Compensation Committee

Under its charter, the committee:

•

is comprised of at least three members of the Board, each of whom is “independent” of the company under the NYSE and SEC rules;

•

members are appointed and removed by the Board;

•

meets at least four times annually; and

•

has the authority to retain independent advisors, at the company’s expense, whenever it deems appropriate to fulfill its duties, including any compensation consulting firm.

The committee’s charter sets forth its responsibilities, including:

•

annually approving the compensation structure for, and reviewing and approving the compensation of, senior management and non-executive directors;

•

overseeing the annual process for evaluating senior management performance;

•

overseeing the administration of the company’s equity-based and other incentive compensation plans; and

•

assisting the Board with executive succession planning.

Meetings held in 2025: 7	The committee’s charter is available on the Company Website. The information on the Company Website is not intended to form a part of, and is not incorporated by reference into, this Proxy Statement.

18  Invesco Ltd.

Members:	The Nomination and Corporate Governance Committee
Under its charter, the committee:
Sarah E. Beshar (Chair) Thomas M. Finke Thomas P. Gibbons William F. Glavin, Jr. Elizabeth S. Johnson Sir Nigel Sheinwald Paula C. Tolliver G. Richard Wagoner, Jr. Christopher C. Womack Phoebe A. Wood

•

is comprised of at least three members of the Board, each of whom is “independent” of the company under the NYSE and SEC rules;

•

members are appointed and removed by the Board;

•

meets at least four times annually; and

•

has the authority to retain independent advisors, at the company’s expense, whenever it deems appropriate to fulfill its duties.

The committee’s charter sets forth its responsibilities, including:

•

establishing procedures for identifying and evaluating potential nominees for director;

•

recommending to the Board potential nominees for election; and

•

periodically reviewing and reassessing the adequacy of the Corporate Governance Guidelines to determine whether any changes are appropriate and recommending any such changes to the Board for its approval.

The committee’s charter is available on the Company Website. The information on the Company Website is not intended to form a part of, and is not incorporated by reference into, this Proxy Statement. For more information regarding the director recruitment process, see Corporate Governance - Director recruitment.

Independence: Each member of the committee is independent
Meetings held in 2025: 4

Director compensation

The compensation committee annually reviews and determines the compensation paid to non-executive directors. No executive officer of the company is involved in recommending or determining levels of non-executive director compensation. Mr. Schlossberg does not receive compensation for his service as a director. The committee considers, among other things, the following policies and principles in determining non-executive director compensation:

•

that compensation should fairly pay the non-executive directors for the work, time commitment and efforts required by directors of an organization of the company’s size and scope of business activities, including service on Board committees;

•	that a component of the compensation should be designed to align the non-executive directors’ interests with the long-term interests of the company’s shareholders; and
•	that non-executive directors’ independence may be compromised or impaired if director compensation exceeds customary levels.

As a part of its annual review, the committee engaged Johnson Associates, Inc. (“Johnson Associates”), the committee’s independent compensation consultant, to report on comparable non-executive director compensation practices and levels. Their report included a review of director compensation at the same peer companies the committee considers for executive compensation practices. See page 65 for a list of our 2025 compensation benchmarking peers.

For 2026, the compensation committee approved an increase to the basic share fee to further reinforce long-term alignment with shareholders and to ensure that our director compensation program remains competitive in attracting and retaining highly qualified non-executive directors amid evolving board expectations. In connection with this increase, the compensation committee also approved a reduction to the Board Chair fee to better balance overall compensation levels. Additionally, to appropriately reflect the expanding responsibilities and time commitments associated with key board leadership roles, the committee approved targeted increases to the Nominating and Governance Committee Chair fee and the Compensation Committee Chair fee. Each component other than the equity award is paid in quarterly installments in arrears.

	2025	2026

Basic cash fee	Non-executive directors received an annual basic fee paid in cash in the amount of $120,000	No change

Chair fee	The Chair of the Board received an additional annual cash fee of $230,000	Reduced the annual cash fee to $205,000

Audit Committee Chair fee	The Chair of the audit committee received an additional annual cash fee of $50,000	No change

2026 Proxy Statement 19

	2025	2026

Compensation Committee and Nomination and Corporate Governance Committee Chair fee	The Chair of the compensation committee and the Chair of the nomination and corporate governance committee each received an additional annual cash fee of $20,000	Increased the Chair of the compensation committee and the Chair of the nomination and corporate governance committee annual cash fee to $25,000

Basic shares fee	Non-executive directors also received an annual award of shares in the aggregate amount of $195,000. Equity awards are paid for service in advance and subject to a one- year vesting requirement	Increased the non-executive director annual award of shares in the aggregate amount to $220,000. Equity awards are paid for service in advance and subject to a one-year vesting requirement.

We also reimburse each of our non-executive directors for their travel expenses incurred in connection with attendance at Board of Directors and committee meetings. Directors do not receive any meeting or attendance fees. Invesco does not have a deferred compensation plan for its directors.

Director compensation table

The following table sets forth the compensation paid to our non-executive directors during 2025.

Name	Fees earned or paid in cash ($)[1]	Share awards ($)[2]	Total ($)

Sarah E. Beshar	140,000	194,993	334,993

Thomas M. Finke	120,000	194,993	314,993

Thomas P. Gibbons	120,000	194,993	314,993

William F. Glavin, Jr.	140,000	194,993	334,993

Elizabeth S. Johnson	120,000	194,993	314,993

Sir Nigel Sheinwald	120,000	194,993	314,993

Paula C. Tolliver	120,000	194,993	314,993

G. Richard Wagoner, Jr.	350,000	194,993	544,993

Christopher C. Womack	120,000	194,993	314,993

Phoebe A. Wood	170,000	194,993	364,993

1.	Includes the annual basic cash fee and, as applicable, Chair of the Board fee and committee Chair fees.
2.

Represents the grant date fair value of the equity awards calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 (“ASC 718”) by multiplying the number of shares granted by the closing price of the company’s common shares on the date of grant. Dividends and dividend equivalents on unvested equity awards are paid at the same time and rate as on our common shares. For all amounts shown, reflects the annual grant of an equity award in the amount of 12,728 shares of common stock. As of December 31, 2025, for each of the non-executive directors, all equity awards granted during 2025 were outstanding.

Stock ownership policy for non-executive directors — Our non-executive directors are subject to the Non-Executive Director Stock Ownership Policy. Commencing in 2022, the policy requires each non-executive director to (i) achieve and thereafter maintain an ownership level that is equal to four times the value of the basic cash fee and (ii) meet the policy requirement within five years of the later of the effective date of the policy or first appointment as a non-executive director. Until such ownership level is achieved, each non-executive director is required to (i) continue to hold 100% of the shares received as compensation prior to the effective date, and (ii) retain at least fifty percent (50%) of shares granted as compensation after the effective date. The following table shows the status of each of our non-executive directors meeting the requirements of the policy as of December 31, 2025 based on the closing price of our common shares on the NYSE on that date, which was $26.27.

Beginning in 2026, the required ownership level was increased to five times the value of the basic cash fee, and each non-executive director will be expected to meet this enhanced requirement within the same policy timeframes. Increasing the ownership requirement to this level reinforces the Board’s commitment to sustained shareholder value creation, reflects the growing responsibilities and oversight demands placed on public company directors, and supports strong corporate governance practices.

20  Invesco Ltd.

Non-executive director stock ownership

Shares held as of December 31, 2025

Name	Shares held[1]	Requirement met	Name	Shares held[1]	Requirement met

Beshar	107,053		Sheinwald	93,856

Finke	56,126		Tolliver	58,161

Gibbons	39,090		Wagoner	114,758

Glavin	79,972		Womack	51,805

Johnson	40,658		Wood	101,999

1.	Represents common shares beneficially owned.

2026 Proxy Statement 21

Corporate governance

Governance highlights

Board refreshment
- Added four new independent directors to the Board in the past five years.
- Directors may not stand for election after age 75.

Independence
- 10 of our 11 director nominees are independent.
- Our CEO is the only management director.
- All of our Board committees are composed exclusively of independent directors.

Independent Chair
- We have an independent Chair of our Board of Directors, selected by the independent directors.
- The Chair serves as liaison between management and the other independent directors.

Accountability
- Directors are elected for a one-year term by a majority vote.
- A meeting of shareholders may be called by shareholders representing at least 10% of our outstanding shares.

Board practices
- Our Board and each of its committees annually reviews their effectiveness with a questionnaire and confidential one-on-one interviews.
- Nomination criteria are adjusted as needed to ensure that our Board as a whole continues to reflect the appropriate mix of skills and experience.

Executive sessions
- The independent directors regularly meet in private without management.
- The Chair presides at these executive sessions.

Share ownership requirements
- We require directors and executive officers to maintain an ownership level of our stock.

Proxy access
- A group of up to 20 shareholders who own at least 3% of outstanding shares for at least three years may include director nominees that constitute up to 20% of our Board in our proxy.

Board oversight
The full Board has oversight responsibility for the company's enterprise risk management program and processes. This includes oversight over the management of material risks with respect to the company's business, including business strategy, financial performance, investments, operations, technology, cybersecurity, human capital management, regulatory compliance, governance, and environmental and social matters.

22  Invesco Ltd.

Corporate governance guidelines

Our Board is committed to maintaining the highest standards of corporate governance and is guided by our Corporate Governance Guidelines (“Guidelines”), which provide a framework for the governance of our company and the responsibilities of our Board. The Guidelines are available in the corporate governance section of the Company Website. The Guidelines set forth the practices the Board follows with respect to, among other matters, the composition of the Board, director responsibilities, Board committees, director access to officers, employees and independent advisors, director compensation and performance evaluation of the Board.

Code of conduct and directors’ code of conduct

As part of our ethics and compliance program, our Board has approved a code of ethics (the “Code of Conduct”) that applies to our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions, as well as to our other officers and employees. The Code of Conduct is posted on the Company Website. In addition, we have adopted a separate Directors’ Code of Conduct that applies to all members of the Board. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Conduct for our directors and executive officers by posting such information on the Company Website. The company maintains a compliance reporting line, where employees and individuals outside the company can anonymously submit a complaint or concern regarding compliance with applicable laws, rules or regulations, the Code of Conduct, as well as accounting, auditing, ethical or other concerns.

Board leadership structure

As described in the Guidelines, the company’s business is conducted day-to-day by its officers, managers and employees, under the direction of the Chief Executive Officer and the oversight of the Board, to serve the interest of our clients and enhance the long-term value of the company for its shareholders. The Board is elected by the shareholders to oversee our management team and to seek to assure that the long-term interests of the shareholders are being served. In light of these differences in the fundamental roles of the Board and management, the company has chosen to separate the Chief Executive Officer and Board Chair positions. The Board believes separation of these roles: (i) allows the Board to more effectively monitor and evaluate objectively the performance of the Chief Executive Officer, such that the Chief Executive Officer is more likely to be held accountable for his performance; (ii) allows the non-executive Chair to control the Board’s agenda and information flow; and (iii) creates an atmosphere in which other directors are more likely to challenge the Chief Executive Officer and other members of our senior management team. For these reasons, the company believes that this Board leadership structure is currently the most appropriate structure for the company. Nevertheless, the Board may reassess the appropriateness of the existing structure at any time, including following changes in Board composition, in management or in the character of the company’s business and operations.

Director recruitment

The nomination and corporate governance committee continues to focus on Board refreshment to align the Board’s composition with our long-term strategy and effect meaningful Board succession planning. New directors are identified using the following process:

The committee reviews and updates its criteria for prospective directors based on succession planning for directors, to add experience in certain areas and to address new or evolving needs of the company. The committee then utilizes recommendations from directors and independent search firms to determine the candidates for consideration.

2026 Proxy Statement 23

Candidates meet with the committee members, the Board Chair, the other directors and the CEO who assess candidates based on several factors, including whether the candidate has experience that will assist the company in seeking to meet its long-term strategic objectives and will bring diversity of thought and the desired qualifications to our Board. The Board has adopted a Board-level diversity policy that recognizes that it benefits from the contribution of different perspectives, experiences and characteristics which promote strong corporate governance and contribute to a more effective decision-making process.

Due diligence is conducted, including soliciting feedback on potential candidates from persons outside the company. Qualified candidates are presented to the Board of Directors.

Two new independent directors were added in 2023 that contribute the following experience and traits to our Board:

• Public company executive • Executive strategy and execution • Industry experience • International experience	• Accounting and financial reporting • Technology • Marketing and client focus • Regulatory - government and legal

The nomination and corporate governance committee believes there are certain minimum qualifications that each director nominee must satisfy in order to be suitable for a position on the Board, including that such nominee:

•	be an individual of the highest integrity and have an inquiring mind, a willingness to ask hard questions and the ability to work well with others;
•	be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
•	be willing and able to devote sufficient time to the affairs of the company and be diligent in fulfilling the responsibilities of a director; and
•	have the capacity and desire to represent the best interests of the shareholders as a whole.

The committee will consider candidates recommended for nomination to the Board by shareholders of the company. Shareholders may nominate candidates for election to the Board under Bermuda law and our Bye-Laws. The manner in which the committee evaluates candidates recommended by shareholders would be generally the same as any other candidate. However, the committee would also seek and consider information concerning any relationship between a shareholder recommending a candidate and the candidate to determine if the candidate can represent the interests of all of our shareholders. For further information regarding deadlines for shareholder proposals, see Important additional information — Shareholder proposals for the 2027 annual general meeting on page 92.

Director orientation and continuing education and development

When a new independent director joins the Board, we provide an orientation program for the purpose of providing the new director with an understanding of the strategy and operations of the company. To assist the directors in understanding the company and its industry and maintaining the level of expertise required for our directors, the company‘s management team makes presentations during Board meetings relating to the competitive and industry environment and the company’s goals and strategies. In addition, at most meetings the Board receives presentations on various topics related to key industry trends, topical business issues and governance.

Each director is encouraged to participate in continuing education programs for public company directors sponsored by nationally recognized educational organizations not affiliated with the company. We provide our directors with suggested educational courses on topics such as emerging governance issues, compliance and ethics matters and financial risk oversight. To facilitate the ongoing education of our directors, the cost of all such continuing education is paid for by the company.

24  Invesco Ltd.

Board evaluation process

The effectiveness of the Board and its committees is critical to the company’s success and to the protection of our shareholders’ long-term interests. To maintain their effectiveness, the Board and each standing committee annually conduct comprehensive assessments to identify areas for improvements.

The Board either engages an independent external advisor to coordinate the Board’s self-assessment by its members or has the Chair of the nomination and corporate governance committee manage the process. Each director reviewed a questionnaire and then participated in one-on-one confidential interviews.

The advisor or Chair of the nomination and corporate governance committee, as applicable, prepares and presents an in-person report to the Board, which discusses the findings of the advisor based upon his or her review.

The Board then discusses the evaluation to determine what action, if any, could further enhance the operations of the Board and its committees.

Shareholder engagement

Why we engage

One of our key priorities is ensuring robust outreach and engagement with our shareholders in order to:

•	Provide transparency into our business, governance practices and compensation programs
•	Determine which issues are important to our shareholders and share our views on those issues
•	Identify emerging trends or issues that may impact our business and influence our practices

How we engage

Investor relations and senior management

We provide institutional investors with many opportunities to provide feedback to senior management by participating in conferences, one-on-one and group meetings throughout the year. We also routinely interact and communicate with shareholders through quarterly earnings presentations, SEC filings (including our annual report on Form 10-K), the Proxy Statement and the annual meeting of shareholders.

Shareholders

As investment professionals, we understand the value of engaging with companies and seek to maintain an active and open dialogue with our shareholders. We integrate aspects of the feedback we receive from our shareholders and share this feedback with our directors as we seek to enhance our corporate governance and executive compensation practices.

In addition to our year-round shareholder engagement, for many years we have also conducted a targeted shareholder and proxy advisory outreach in the Fall of each year. In 2025, we reached out to or engaged with our top shareholders, representing approximately 72%[1] of our outstanding common stock. That percentage includes our significant shareholder, MassMutual, which holds approximately 18% of our common stock and engaged directly with management in 2025 with a representative on the company’s Board of Directors. Two of our shareholders, representing approximately 7%[1] of our outstanding common stock, requested and held meetings with our investor relations, corporate governance, executive compensation and investment stewardship teams. Our directors have also engaged directly with shareholders in prior years. See Shareholder and proxy advisory outreach and feedback for more information on this outreach and related findings.

1. Ownership percentages as of September 30, 2025.

2026 Proxy Statement 25

Communications with the Chair and other non-executive directors

Any interested party may communicate with the Chair of our Board or our non-executive directors as a group at the following address:

Invesco Ltd.

1331 Spring Street NW, Suite 2500

Atlanta, Georgia 30309

Attn: Office of the Company Secretary, Legal Department

Communications will be distributed to the Board, or to any of the Board’s committees or individual directors as appropriate, depending on the facts and circumstances of the communication. In that regard, the Invesco Board does not receive certain items which are unrelated to the duties and responsibilities of the Board.

In addition, the company maintains the Invesco Whistleblower Hotline for its employees or individuals outside the company to report complaints or concerns on an anonymous and confidential basis regarding questionable accounting, internal accounting controls or auditing matters and possible violations of the company’s Code of Conduct or law. Further information about the Invesco Whistleblower Hotline is available at the Company Website.

Non-employees may submit any complaint regarding accounting, internal accounting controls or auditing matters directly to the audit committee of the Board of Directors by sending a written communication addressed to the audit committee at the address set forth above.

Board’s role in risk oversight

The Board has oversight responsibility for the company’s enterprise risk management program and processes. This includes oversight over the management of material risks with respect to the company’s business, including, without limitation, business strategy, governance, financial, investment, operational, technology (including AI), cyber risk, regulatory compliance and human capital management. Though Board committees address specific risks and risk processes within their purview, the Board maintains overall responsibility for oversight of all material risks as full Board engagement supports appropriate consideration of risk in strategy setting and a more holistic understanding of risk across the enterprise.

Invesco is committed to continually strengthening and evolving our risk management activities to ensure they keep pace with business change and client expectations. We believe a key factor in our ability to manage through challenging market conditions and significant business change is our integrated and global approach to risk management. Risk management is embedded in our day-to-day decision-making as well as our strategic planning process while our global risk management framework enables consistent and meaningful risk dialogue up, down and across the company. Our framework leverages two governance structures: (i) our Global Investment Risk and Performance Committee oversees the management of core investment risks and (ii) our Enterprise Risk Management Committee oversees the management of all other business and strategy related risks. A network of regional, business unit and specific risk management committees, with oversight from the Global Investment Risk and Performance Committee, the Enterprise Risk Management Committee, provides ongoing identification, assessment, management and monitoring of risk that ensures both broad as well as in-depth, multi-layered coverage of the risks existing and emerging in the various domains of our business.

The Board reviews and discusses with executive and senior management risk management information and reporting provided, at least quarterly, by the Global Investment Risk and Performance Committee and the Enterprise Risk Management Committee. The Board also reviews the company’s risk appetites. By receiving these reports, the Board maintains a practical understanding of the company’s risk management processes, overall risk profile and risk culture. In addition, Board and committee agenda business-related topics include discussion of the risks in our ongoing business as well as those introduced by new business developments. Through this regular and consistent risk communication and dialogue, the Board seeks to maintain reasonable assurance that all material risks of the company are being addressed and that the company is fostering a risk-aware culture in which effective risk management is embedded in the business.

Oversight of financial reporting and compliance related risk: The audit committee routinely receives reports from the control functions of finance, legal, compliance and internal audit. The Chief Risk and Audit Officer reports to the Chair of the audit committee. The audit committee oversees the internal audit function’s planning and resource allocation in a manner designed to ensure testing of controls and other internal audit activities are appropriately prioritized in a risk-based manner. The audit committee also seeks to assure that appropriate risk-based inputs from management and internal audit are communicated to the company’s independent public auditors.

26  Invesco Ltd.

BOARD OF DIRECTORS

Oversight responsibility	Risks and risk process

The full Board has oversight responsibility for the company’s enterprise risk management program and processes. This includes oversight of the management of material risks with respect to the company’s business, including business strategy, financial performance, investments, operations, technology (including cybersecurity and AI), regulatory compliance, governance and human capital management	Though Board committees address specific risks and risk processes within their purview, the Board maintains overall responsibility for oversight of all material risks as full Board engagement supports appropriate consideration of risk in strategy setting and a more holistic understanding of risk across the enterprise

AUDIT COMMITTEE

Oversees the integrity of the company’s financial statements and other financial disclosures, the effectiveness of the company’s internal controls, the internal audit function, the independent auditors, and compliance with legal and regulatory requirements and approves related party transactions

COMPENSATION COMMITTEE Reviews and discusses management’s assessment of the company’s compensation policies and programs to ensure they do not encourage excessive risk-taking

NOMINATION

AND CORPORATE GOVERNANCE

COMMITTEE

Reviews and discusses the company’s corporate governance practices to ensure they do not present excessive risks to the company and manages Board and committee succession and related risks

2026 Proxy Statement 27

Our risk management framework

Oversight of cybersecurity risk: Our Board of Directors oversees cybersecurity risk and receives updates, at a minimum, twice a year regarding cybersecurity, including risks and protections. The Global Operational Risk Management Committee, one of the company’s risk management committees, provides executive-level oversight and monitoring of the end-to-end programs dedicated to managing information security and cyber related risk. The members of the committee include the Chief Information and Operations Officer, Chief Risk and Audit Officer, General Counsel, Chief Financial Officer, Chief Human Resources Officer, Global Head of Compliance, and Global Operational Risk Owners which includes the Global Chief Security Officer (GCSO). The Committee reports to the Enterprise Risk Management Committee which provides updates to the Board to facilitate their oversight.

Cybersecurity

Cyber threats are considered one of the most significant risks facing financial institutions. To mitigate that risk, we have a designated Global Chief Security Officer (GCSO) who leads our Global Security Department, which is responsible for identifying, assessing, and managing cybersecurity threats. Our GCSO has experience in the public and private sectors, specializing in security, investigations, and incident response. The Global Security Department oversees, among others, the following groups across Invesco: Information Security, Strategic Intelligence, Corporate Security, Enterprise Resilience, Business Continuity, Crisis Management, Global Privacy Office, Business Security, and Projects and Strategy. This structure supports a more comprehensive, holistic approach to keeping Invesco clients, employees, and critical assets safe, upholding their privacy rights, and enabling a secure and resilient business.

Our information security program for the company is led by our Chief Information Security Officer (CISO) who reports directly to the GCSO and has extensive experience in information security and risk management. Our information security program is designed to oversee all aspects of information security risk and seeks to ensure the confidentiality, integrity, and availability of information assets including the implementation of controls aligned with industry guidelines and applicable statutes and regulations to identify threats, detect attacks, and protect our information assets.

Our cybersecurity programs include the following:

•	Proactive assessments of technical infrastructure and security resilience are performed on a regular basis which include penetration testing, offensive testing and maturity assessments.
•

Conducting due diligence on third-party service providers regarding cybersecurity risks prior to on-boarding, periodic assessment of cybersecurity risks for third-party service providers and continuous monitoring for new third-party cybersecurity incidents.

•

An incident response program that includes periodic testing and is designed to restore business operations as quickly and as orderly as possible in the event of a cybersecurity incident at Invesco or a third-party.

•	Mandatory annual employee security awareness training, which focuses on cyber threats and security in general.
•	Regular cyber phishing tests throughout the year to measure and raise employee awareness against cyber phishing threats.

Important to these programs is our investment in threat-intelligence, our active engagement in industry and government security-related forums, and our utilization of external experts to challenge our program maturity, assess our controls and routinely test our capabilities.

The company’s Board oversees cybersecurity risk and receives updates, at a minimum, twice a year regarding cybersecurity, including risks and protections. The Global Operational Risk Management Committee, one of the company’s risk management committees, provides executive-level oversight and monitoring of the end-to-end programs dedicated to managing information security and cyber related risk. The members of this Committee include the Chief Information and Operations Officer, Chief Risk and Audit Officer, General Counsel, Chief Financial Officer, Chief Human Resources Officer, Global Head of Compliance, as well as other Global Operational Risk Owners which includes the GCSO. The Committee reports to the Enterprise Risk Management Committee, which provides updates to the Board to facilitate its oversight.

As of December 31, 2025, we have not experienced any cyber incidents that have materially affected or are reasonably likely to materially affect Invesco’s business strategy, results of operations or financial condition.

Political engagement and oversight

As a global investment firm dedicated to creating greater possibilities for our clients, we believe it is important to be an active participant in the political process with the objective of promoting and protecting the economic future of the company, our clients and shareholders.

28  Invesco Ltd.

Invesco’s Government Affairs Department works to strengthen Invesco’s connectivity to key public policy conversations and enhance our reputation with leaders in the legislative and regulatory ecosystem. The nominating and corporate governance committee assists the Board in oversight of the company’s U.S. political activities by reviewing, at least annually, the company’s U.S. political activities, including political spending and lobbying activities and expenditures in the United States. Invesco engages in lobbying deemed to be in the best interests of the company, its clients and shareholders, in compliance with laws and regulations that govern such activities. Invesco discloses the principal U.S. trade organizations utilized by Invesco’s Government Affairs Department to which Invesco belongs as well as those U.S. trade organizations that receive from Invesco total payments of $25,000 or more for membership fees and/or dues in a given year.

Invesco maintains a U.S. federal political action committee (PAC). The PAC is funded in accordance with applicable U.S. federal law on a voluntary basis by U.S.-based employees. As required by law, all political contributions by the PAC are reported to the U.S. Federal Election Commission (FEC) and are publicly disclosed on the FEC’s website. In 2022, Invesco adopted a U.S. Policy Statement on Political Activities. A link to the policy statement can be found on the Company Website under the About Us tab and the header “Corporate Governance - Political Activities.” The information on the Company Website is not intended to form a part of, and is not incorporated by reference into, this Proxy Statement.

Invesco’s corporate stewardship

At Invesco, corporate stewardship matters. Doing what is right for our people, the environment, and the communities in which we have a presence motivates our activities and helps us deliver positive outcomes for our shareholders. Our senior leaders and employees are committed to the communities where we live, work and volunteer. We actively partner with non-profits, start-ups and other organizations to strengthen our communities.

Our employees actively address local needs through Invesco Cares. Invesco Cares partners with local community organizations worldwide through volunteering, skill-sharing, and fundraising to strengthen communities and drive meaningful impact. Rooted in a culture of service, Invesco empowers employees to go beyond their daily work, joining like-minded colleagues to make a lasting impact in the communities we serve.

The company operates in an environmentally responsible manner. Invesco seeks to help protect our natural environment by implementing and maintaining environmental management processes – for example, at Invesco offices we aim to reduce utility consumption and carbon emissions, promote energy efficiency and utilize appropriate waste management practices.

Invesco has a structured program that monitors our environmental impact, gathers ideas and suggestions for improving our global environmental management practices and approves initiatives. Invesco maintains global objectives and regional targets that are monitored to seek to ensure the continual improvement of our impact on the environment. Invesco also submits an annual report in alignment with the Task Force on Climate-related Financial Disclosures (TCFD) framework.

Invesco’s approach to investment stewardship for our clients

Invesco has an investment team-led and client-centric investment approach, including managing to sustainable investing related requirements or objectives if included in fund or client mandates or where required by regulation. To us, responsible stewardship means creating long-term value for our clients in alignment with their objectives. Our investment teams exercise their rights and responsibilities as stewards of capital and apply their analysis and expertise to cast voting decisions in alignment with client objectives and best interests.

2026 Proxy Statement 29

Invesco’s long-term success depends on our ability to attract, develop and retain talent. Invesco invests significantly in talent development to support our employees in developing their full potential

Human capital management

Creating an environment where talented people thrive. Invesco’s long-term success depends on our ability to attract, retain, develop, and engage top talent. Invesco invests significantly in talent development, employee benefit programs, technology and other resources that support our employees in developing their full potential.

Our company provides equal opportunity in its employment and promotion practices and encourages employees to play active roles in the growth and development of the communities in which they live and work. Invesco conducts regular surveys to measure employee engagement and organizational health. Employees consistently report high scores regarding the company’s ethics and values, feedback from managers and stakeholders, and a shared vision for the company’s strategy and direction.

Focusing on our workforce. Employees are provided with a variety of elements to enable them to stay healthy, maintain a work-life balance and plan for retirement. These rewards include:

•  Comprehensive health and wellness programs

•  Retirement savings plans

•  Life insurance and income-protection benefits

•  Holiday and time-off benefits

•  Flexibility to help balance work and family responsibilities

•  Opportunities to develop professional skills and knowledge

•  Opportunities to contribute to their communities

•  Opportunities to become an Invesco shareholder through our employee stock purchase plan

Developing our people. We are committed to supporting the growth and development of all employees across our firm. Our efforts center on creating a workplace that enables talented individuals to thrive by fostering growth, development, and the conditions that support high performance. Through our Leadership Framework, we equip our leaders to inspire, develop, and enable their teams — creating an environment where people can excel and build meaningful careers. We offer a range of development resources and programs designed to meet diverse needs across the globe. These include mentoring initiatives, Respect in the Workplace training, adherence to equal employment opportunity principles, leadership development programs for all levels, and an Early Careers Program focused on foundational training and networking opportunities. Collectively, these efforts reinforce our commitment to developing our people and sustaining a strong, high performing workforce.

Our approach to Diversity and Inclusion. At Invesco, we believe that an employee community that is diverse and inclusive, engaged in community involvement and invested in employee well-being will drive positive outcomes for our clients and shareholders. We strive to strengthen and sustain a culture of diversity and inclusion, creating an environment where all employees feel like they belong. Embracing a wide range of backgrounds, experiences, and viewpoints helps us to innovate and connect more deeply with our clients and deliver exceptional service.

Building community through Business Resource Groups. Invesco supports a variety of Business Resource Groups (BRGs)—grassroots employee networks that provide community, networking and mentorship and other opportunities. Our BRGs build partnerships and networks internally and help drive a sense of belonging across the company. We invest in our BRGs with senior leadership support and funding, which enables them to provide personal and professional enrichment opportunities for employees through external and internal events and initiatives. Each of our BRGs welcomes and encourages participation by all employees.

30  Invesco Ltd.

Compensation committee interlocks and insider participation

During 2025, the following directors served as members of the compensation committee: Sarah E. Beshar, Thomas M. Finke, Thomas P. Gibbons, William F. Glavin, Jr. (Chair), Elizabeth S. Johnson, Sir Nigel Sheinwald, Paula C. Tolliver, G. Richard Wagoner, Jr., Christopher C. Womack and Phoebe A. Wood. No member of the compensation committee was an officer or employee of the company or any of its subsidiaries during 2025, and no member of the compensation committee was formerly an officer of the company or any of its subsidiaries or was a party to any disclosable related person transaction involving the company. During 2025, none of the executive officers of the company served on the Board of Directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board of Directors or compensation committee of the company.

Certain relationships and related transactions

Share repurchases

In order to pay withholding or other similar taxes due in connection with the vesting of equity awards granted under our equity incentive plans, our executive officers are required to “net shares” whereby the company purchases from the executive officer shares equal in value to an approximation of the tax withholding liability. Under the “net shares” method, the price per share paid by the company for repurchases is the closing price of the company’s common shares on the NYSE on the vesting date. The company repurchases of stock from executive officers in excess of $120,000 during 2025 are shown in the following table.

Name and current title	Number of shares repurchased (#)	Aggregate consideration ($)

Andrew R. Schlossberg President and Chief Executive Officer	46,117	801,975

L. Allison Dukes Senior Managing Director and Chief Financial Officer	27,606	480,068

Stephanie C. Butcher Senior Managing Director and Co-Head of Investments	33,513	677,287

Shannon Johnston Senior Managing Director, Chief Information and Operations Officer	8,345	190,266

Douglas J. Sharp Senior Managing Director and Head of the Americas and EMEA	44,640	891,285

Tony L. Wong Senior Managing Director, Co-Head of Investments	12,209	212,315

2026 Proxy Statement 31

Interests in or alongside certain Invesco-sponsored or managed investment products

From time to time, certain executive officers and their family members may personally invest in Invesco-sponsored or managed investment products. For certain types of products offered by Invesco subsidiaries, our executive officers may receive reduced management fees that are available to our eligible employees generally. These investments are entered into in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with similarly situated clients.

In the ordinary course of business, Massachusetts Mutual Life Insurance Company (“MassMutual”) is the company’s lead investor in seeding some of our new private markets and other strategies and may invest in other investment products we manage. Likewise, in the ordinary course of our business, we may conduct transactions or make investments on behalf of funds or client accounts we manage in securities of and/or financial assets or products offered or managed by MassMutual. The amount of compensation or other value received (or in some cases not charged) by MassMutual or Invesco in connection with those transactions may exceed $120,000 individually or in the aggregate per year. Mr. Glavin is a member of our Board of Directors pursuant to the MassMutual Shareholder Agreement.

MassMutual and its subsidiaries

As of February 17, 2026, MassMutual owned approximately 18.4% of our outstanding common shares. MassMutual owns substantially all of our issued and outstanding preference shares, the terms of which are set forth in the certificate of designation, a copy of which is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on May 24, 2019.

MassMutual Shareholder Agreement

In connection with Invesco’s acquisition of OppenheimerFunds, an investment management subsidiary of MassMutual and Invesco entered into a shareholder agreement, dated May 24, 2019 (the “MassMutual Shareholder Agreement”), which governs the ongoing relationship between MassMutual and Invesco.

See below for a summary of key provisions of the MassMutual Shareholder Agreement. It does not purport to be complete and is qualified in its entirety by the full text of the MassMutual Shareholder Agreement, a copy of which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on May 24, 2019.

Share ownership: Subject to certain exceptions, MassMutual and its controlled affiliates are prohibited from acquiring any additional Invesco capital stock such that if after giving effect to such acquisition, MassMutual together with its controlled affiliates would beneficially own more than 22.5% of the total voting power of Invesco capital stock (which we refer to as the “ownership cap”).

MassMutual is subject to the ownership cap until the date (which we refer to as the “governance termination date”) on which MassMutual and its controlled affiliates cease to beneficially own at least (i) 10% of the issued and outstanding Invesco common shares or (ii) 5% of the issued and outstanding Invesco common shares and $2.0 billion in aggregate liquidation preference of Invesco Series A preferred shares.

Prohibited actions: Until the governance termination date, MassMutual and its controlled affiliates are generally prohibited from soliciting, knowingly encouraging, acting in concert or assisting third parties, negotiating or making any public announcement with respect to:

•

any acquisition the purpose or result of which would be that MassMutual and its controlled affiliates beneficially own (i) Invesco capital stock in excess of the ownership cap or (ii) any equity securities of any subsidiary of Invesco;

•	any form of business combination or similar or other extraordinary transaction involving Invesco or any subsidiary of Invesco;
•	any form of restructuring, recapitalization or similar transaction with respect to Invesco or any subsidiary of Invesco;
•

agreeing with any third party with respect to the voting of any shares of Invesco capital stock or the capital stock of any subsidiary of Invesco, or otherwise entering into any voting trust or voting agreement with any third party;

•

selling any share of Invesco capital stock in a tender or exchange offer that either (i) is unanimously opposed by the Invesco Board or (ii) arises out of a breach by MassMutual of its obligations under the MassMutual Shareholder Agreement to not engage in certain prohibited actions; and

•

any proposal to seek representation on the Invesco Board or any proposal to control or influence management, the Invesco Board, Invesco or its subsidiaries (except as expressly permitted by the MassMutual Shareholder Agreement and the certificate of designation for the Series A preferred shares); and calling any special meeting of shareholders of Invesco or engaging in any written consent of shareholders regarding any of the foregoing.

32  Invesco Ltd.

Additional purchase of voting securities: Until the governance termination date, except in certain cases, if at any time Invesco issues voting securities (or securities convertible into voting securities), MassMutual will have the right to purchase directly from Invesco additional securities of the same class or series being issued up to an amount that would result in MassMutual and its controlled affiliates beneficially owning the lesser of (i) the ownership cap and (ii) the same ownership percentage as they owned immediately prior to such stock issuance.

Share repurchases: If Invesco engages in any share repurchase program or self tender that (i) will, or would reasonably be expected to, cause Invesco capital stock beneficially owned by MassMutual and its controlled affiliates to exceed 24.5% or (ii) would otherwise reasonably be likely to result in a deemed “assignment” of any investment advisory agreement of Invesco or its affiliates under the Investment Advisers Act or Investment Company Act, then Invesco may require, subject to certain exceptions, MassMutual and its controlled affiliates to promptly sell or self-tender such number of shares of Invesco capital stock to Invesco as would be necessary to prevent the occurrence of either of the foregoing events.

Right of first offer: If MassMutual and/or any of its controlled affiliates intend to transfer any Series A preferred shares to a non-affiliate, MassMutual must provide written notice to Invesco. Upon receipt of such notice, Invesco will have the right to purchase all, but not less than all, of the shares proposed to be transferred, at the price and terms described in the notice.

Registration rights: MassMutual has certain customary shelf, demand and “piggyback” registration rights with respect to the Invesco common shares and the Invesco Series A preferred shares.

Board designation: The MassMutual Shareholder Agreement requires Invesco to elect an individual designated by MassMutual to the Invesco Board (whom we refer to as the “MassMutual designee”). The current MassMutual designee serving on the Invesco Board is William F. Glavin Jr. Until the governance termination date, Invesco is required to use reasonable best efforts to cause the election of the MassMutual designee at each meeting of Invesco shareholders. Except in connection with succession planning, until the governance termination date, the size of the Invesco Board of Directors cannot exceed 12 members without the prior approval of the MassMutual designee. The MassMutual designee is entitled to be a member of each standing committee of the Invesco Board or, if not permitted by applicable law, to be an observer on such committee.

Approval rights of MassMutual: Until the governance termination date, Invesco may not generally enter into or effect the following transactions without the prior written approval of MassMutual:

•	change its capital structure in a manner that would be reasonably likely to result in certain corporate credit rating downgrades;
•	amend its Memorandum of Association or Bye-Laws such that the rights of MassMutual would be adversely affected compared to those of the holders of Invesco capital stock generally;
•	adopt a shareholder rights plan;
•	make (or permit any of its material subsidiaries to make) any voluntary bankruptcy or similar filing or declaration;
•

subject to certain exceptions, engage in any acquisition, exchange or purchase of equity interests or other similar transaction that involves the issuance of more than 10% of the total voting power of Invesco capital stock;

•

make any changes in accounting principles that are disproportionately adverse to MassMutual and its affiliates compared to other holders of Invesco capital stock, except to the extent required by changes in GAAP or applicable law;

•	materially alter Invesco’s principal line of business; or
•	adopt any director qualifications to be imposed upon the MassMutual designee, other than those required by the Bye-Laws as of October 17, 2018 or those generally applicable to all directors.

Voting agreements: Until the governance termination date, MassMutual and its controlled affiliates are generally required to vote (i) in favor of each matter required to effectuate any provision of the MassMutual Shareholder Agreement and against any matter the approval of which would be inconsistent with any provision of the MassMutual Shareholder Agreement, and (ii) to the extent consistent with the preceding clause (i), in accordance with the recommendation of the Invesco Board on all matters approved by the Invesco Board relating to (a) the elections of directors, (b) matters that have been approved or recommended by the compensation committee of the Invesco Board, (c) any change of control transaction of Invesco that the Invesco Board has unanimously recommended in favor of or against, and (d) any transaction that arises out of a breach by MassMutual of its obligations under the MassMutual Shareholder Agreement to not engage in certain prohibited actions. Additionally, if MassMutual and its controlled affiliates beneficially own at least 20% of the issued and outstanding Invesco common shares as of the record date for a vote on any matter, they must, subject to some exceptions, vote on such matter as recommended by the Invesco Board to the extent that such matter does not conflict with any provision of the MassMutual Shareholder Agreement.

2026 Proxy Statement 33

Termination of the MassMutual Shareholder Agreement: The MassMutual Shareholder Agreement will terminate upon the later to occur of the governance termination date and the transfer restriction termination date, although certain provisions of the MassMutual Shareholder Agreement may survive for a certain period of time beyond the termination of the MassMutual Shareholder Agreement.

Related person transaction policy

Management is required to present for the approval or ratification of the audit committee all material information regarding an actual or potential related person transaction	The Board of Directors has adopted written Policies and Procedures with Respect to Related Person Transactions to address the review, approval, disapproval or ratification of related person transactions. “Related persons” include the company’s executive officers, directors, director nominees, holders of more than five percent (5%) of the company’s voting securities, immediate family members of the foregoing persons and any entity in which any of the foregoing persons is employed, is a partner or is in a similar position, or in which such person has a 5% or greater ownership interest. A “related person transaction” means a transaction or series of transactions in which the company participates, the amount involved exceeds $120,000 and a related person has a direct or indirect interest (with certain exceptions permitted by SEC rules).
Management is required to present for the approval or ratification of the audit committee all material information regarding an actual or potential related person transaction. The policy requires that, after reviewing such information, the disinterested members of the audit committee will approve or disapprove the transaction. Approval will be given only if the audit committee determines that such transaction is in, or is not inconsistent with, the best interests of the company and its shareholders. The policy further requires that in the event management becomes aware of a related person transaction that has not been previously approved or ratified, it must be submitted to the audit committee promptly.

34  Invesco Ltd.

Security ownership of principal shareholders

The following table sets forth the common shares beneficially owned as of February 17, 2026 by each shareholder known to us to beneficially own more than five percent of the company’s outstanding common shares. The percentage of ownership indicated in the following table is based on 443,320,827 common shares outstanding as of February 17, 2026.

Name and address of beneficial owner	Amount and nature of beneficial ownership[1]	Percent of class (%)

Massachusetts Mutual Life Insurance Company 1295 State Street, Springfield, MA 01111	81,405,947[2]	18.4%

The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	51,454,867[3]	11.6%

BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	36,357,279[4]	8.2%

1.	Except as described otherwise in the footnotes to this table, each beneficial owner in the table has sole voting and investment power with regard to the shares beneficially owned by such owner.
2.

Based on information known to us and a Schedule 13D/A filed with the SEC on June 15, 2022, by Massachusetts Mutual Life Insurance Company, on behalf of itself and certain of its affiliates (collectively “MassMutual”). MassMutual has sole voting power with respect to 81,354,032 common shares of Invesco and sole dispositive power with respect to 81,405,947 common shares of Invesco.

3.

On February 13, 2024, The Vanguard Group, on behalf of itself and certain of its affiliates (collectively, “Vanguard”) filed a Schedule 13G/A with the SEC indicating that Vanguard had shared voting power with respect to 435,919 common shares, sole dispositive power with respect to 49,974,087 common shares and shared dispositive power with respect to 1,480,780 common shares, of Invesco.

4.

On April 23, 2025, BlackRock, Inc., on behalf of itself and certain of its affiliates (collectively, “BlackRock”) filed a Schedule 13G/A with the SEC indicating that BlackRock had sole voting power with respect to 35,102,265 common shares of Invesco and sole dispositive power with respect to 36,357,279 common shares of Invesco.

2026 Proxy Statement 35

Security ownership of management

The following table lists the common shares beneficially owned as of February 17, 2026 by (i) each director and director nominee; (ii) each executive officer named in the Summary Compensation Table below and (iii) all director nominees and executive officers as a group. The percentage of ownership indicated below is based on 443,320,827 of the company’s common shares outstanding on February 17, 2026.

Beneficial ownership reported in the below table has been determined according to SEC regulations and includes common shares that may be acquired within 60 days after February 17, 2026, but excludes deferred shares which are disclosed in a separate column. Unless otherwise indicated, all directors and executive officers have sole voting and investment power with respect to the shares shown. No shares are pledged as security. As of February 17, 2026, no individual director or named executive officer owned beneficially 1% or more of our common shares. Our current directors and executive officers as a group owned approximately 1.4% of our outstanding common shares.

Name	Common shares beneficially owned	Deferred share awards	Total
Sarah E. Beshar	107,054	—	107,054
Thomas M. Finke	56,126	—	56,126
Thomas P. Gibbons	39,090	—	39,090
William F. Glavin, Jr.	72,972	—	72,972
Elizabeth S. Johnson	40,658	—	40,658
Andrew R. Schlossberg	814,083	1,017,363	1,831,446
Sir Nigel Sheinwald	93,856	—	93,856
Paula C. Tolliver	58,161	—	58,161
G. Richard Wagoner, Jr. [1]	114,758	—	114,758
Christopher C. Womack	51,805	—	51,805
Phoebe A. Wood	101,999	—	101,999
Stephanie C. Butcher	29,855	351,375	381,230
L. Allison Dukes	296,766	444,510	741,276
Andrew T.S. Lo	447,184	590,346	1,037,530
Douglas J. Sharp	15,662	510,430	526,092
Tony L. Wong	113,287	304,218	417,505
All Directors and Executive Officers as a Group (19 persons)	2,630,455	3,596,283	6,226,738

1.	For Mr. Wagoner, includes 15,000 shares held in trust via a defined benefit account. Mr. Wagoner has sole voting and investment power with respect to these shares.

36  Invesco Ltd.

Our executive officers

In addition to Andrew R. Schlossberg, whose information is set forth under Board of Directors - Nominee biographies, the following is a list of individuals serving as executive officers of the company as of the date of this Proxy Statement. All company executive officers are elected annually by the Board and serve at the discretion of the Board or our Chief Executive Officer.

Stephanie C. Butcher Senior Managing Director and Co-Head of Investments	Stephanie C. Butcher	Age: 54 Tenure: 23 years

Stephanie Butcher has served as Senior Managing Director and Co-Head of Investments since 2023. Alongside Tony Wong, in this role she is responsible for leveraging our global investment platform, overseeing investment performance and quality across our six global investment teams as well as ensuring connectivity between the Investments organization and Commercial and Enablement functions. Previously, she served as Chief Investment Officer in Invesco’s EMEA business overseeing the Henley Investment Centre, encompassing equities, fixed income and multi-asset capabilities from 2020 to 2023. Ms. Butcher began her investment career at Lazard Asset Management before joining Aberdeen Asset Management in 1997. She joined Invesco in Henley in 2003 where she specialized in European equity income investing and was responsible for a number of European equity portfolios. Ms. Butcher holds an M.A. (Cantab) and a B.A. in history from Cambridge University.

L. Allison Dukes Senior Managing Director and Chief Financial Officer	L. Allison Dukes	Age: 51 Tenure: 6 years

Allison Dukes has served as Senior Managing Director and Chief Financial Officer of our company since 2020. In this role, she leads all global corporate finance functions, including strategic and financial planning, investor relations, corporate development, accounting, corporate tax, treasury, procurement, corporate services and global public policy. Prior to joining Invesco, Ms. Dukes served as Chief Financial Officer of SunTrust Banks (now Truist Financial Corporation) from 2018 to 2019. Prior to becoming Chief Financial Officer, Ms. Dukes served in a series of leadership roles throughout her 20 years of service with SunTrust, including Head of Commercial & Business Banking, President and Chief Executive Officer of the Atlanta Division of SunTrust, Co-Head of Private Wealth Management, and Head of Syndicated Finance Originations for SunTrust Robinson Humphrey. Ms. Dukes also currently serves as a director of Haverty Furniture Companies, Inc. (nominating, compensation and governance committee (chair)). Ms. Dukes currently serves on the Board of Trustees of Children’s Healthcare of Atlanta (finance committee (chair)) and Emory University, as well as the Board of Junior Achievement of Georgia where she previously served as chair. She earned a B.S. degree in mathematics from Vanderbilt University and a Master of Business Administration from the Goizueta Business School at Emory University.

Shannon Johnston Senior Managing Director Chief Information and Operations Officer	Shannon Johnston	Age: 54 Tenure: 2 years

Shannon Johnston has served as Senior Managing Director and Chief Information and Operations Officer since 2024. In this role, her responsibilities include overseeing Technology, Investment and Distribution Services, Global Security, Enterprise Data and Analytics Office and North America Transfer Agency. Prior to joining Invesco, Ms. Johnston served as Senior Executive Vice President and Chief Information Officer of Global Payments Inc. Her responsibilities included technology and digital business strategies, worldwide technology infrastructure and operations management, software engineering delivery, information security, program and portfolio management, analytics and artificial intelligence, and global platform integration. Ms. Johnston served in various senior leadership positions during her tenure at Global Payments Inc. from 2016 to 2024. Ms. Johnston has served as the technology chair on the supervisory board of Deutsche-Boerse, a position she has resigned effective May 13, 2026. She is also an executive ambassador for TechBridge, a non-profit harnessing the power of data, tech, collaboration and community to change the world. Ms. Johnston holds a bachelor’s degree from Georgia Southern University.

2026 Proxy Statement 37

Jeffrey H. Kupor Senior Managing Director and General Counsel	Jeffrey H. Kupor	Age: 57 Tenure: 24 years

Jeffrey Kupor has served as Senior Managing Director and General Counsel since 2023. Mr. Kupor joined Invesco in 2002 and has held a number of legal roles, including most recently Head of Legal, Americas from 2018 to 2022, in which role he was responsible for legal support for Invesco’s Americas business. Prior to joining the firm, he practiced law at Fulbright & Jaworski LLP (now known as Norton Rose Fulbright), specializing in complex commercial and securities litigation. He also served as the general counsel of a publicly traded communication services company. Mr. Kupor currently serves on the Board of ICI Mutual Insurance Company, the U.S. investment management industry captive insurer, the Boards of Trustees of the closed-end fund, open-end fund and interval fund investment companies in the Invesco funds complex and the Board of Directors of 21st Century Leaders, Inc., a non-profit organization. He earned a B.S. degree in economics from the Wharton School at the University of Pennsylvania and a J.D. from the Boalt Hall School of Law (now known as Berkeley Law) at the University of California at Berkeley.

Andrew T.S. Lo Senior Managing Director and Head of Asia Pacific	Andrew T.S. Lo	Age: 64 Tenure: 32 years

Andrew T. S. Lo has served as Senior Managing Director and Head of Asia Pacific since 2001 and is responsible for Invesco businesses in the Asia Pacific region, which includes Greater China, Japan, Australia and India. He joined our company as Managing Director for Invesco Asia in 1994. Mr. Lo began his career as a credit analyst at Chase Manhattan Bank in 1984. He became Vice President of the investment management group at Citicorp in 1988 and was managing director of Capital House Asia from 1990 to 1994. Mr. Lo was Chair of the Hong Kong Investment Funds Association from 1996 to 1997 and a member of the Council to the Stock Exchange of Hong Kong and the Advisory Committee to the Securities and Futures Commission in Hong Kong from 1997 to 2001. He earned a B.S. and an M.B.A. from Babson College in Wellesley, Massachusetts.

Douglas J. Sharp Senior Managing Director and Head of the Americas and EMEA	Douglas J. Sharp	Age: 51 Tenure: 18 years

Douglas Sharp has served as Senior Managing Director and Head of the Americas and EMEA since 2023. Previously, he served as Senior Managing Director and head of EMEA from 2019 to 2023. Mr. Sharp joined Invesco in 2008 and has served in multiple leadership roles across the company, including his previous role as the Head of EMEA Retail. Prior to that, he ran Invesco’s cross-border retail business and served as head of strategy and business planning and as chief administrative officer for Invesco’s U.S. institutional business. Before joining Invesco he was with the strategy consulting firm McKinsey & Company, where he served clients in the financial services, energy and logistics sectors. Mr. Sharp is active within the U.K. financial services industry and is a member of the Investment Association Advisory Board, TheCityUK Advisory Council, the Investment Company Institute global steering committee and The Diversity Project. He earned an M.B.A. from the Tuck School of Business at Dartmouth College, a master’s degree in accounting from Georgia State University and a B.A. in economics from McGill University.

38  Invesco Ltd.

Alan L. Smith Senior Managing Director and Chief Human Resources Officer	Alan L. Smith	Age: 58 Tenure: 2 years

Alan Smith has served as Senior Managing Director and Chief Human Resources Officer since 2024. In this role, Mr. Smith leads Invesco’s talent strategy efforts to attract, retain and engage colleagues. Before joining Invesco, Mr. Smith served as the Chief Human Resources Officer for Corebridge Financial, a subsidiary of AIG, from 2020 to 2024. In that role, he was responsible for planning, developing, and implementing people strategy and programs, including diversity and inclusion, compensation, and incentive plans, recruiting and retention, performance management, professional development and employee relations. Before joining AIG in 2020, Mr. Smith held HR leadership positions with Whittle Management, Inc., a global start-up company focused on transforming K-12 education, and TE Connectivity, a global electronics company. He serves as the Chair of the board of Cornerstone Family Programs and is a member of the Morris School District Board of Education. Mr. Smith earned an Executive M.B.A. from Columbia University and a B.A. in government from Wesleyan University.

Tony L. Wong Senior Managing Director and Co-Head of Investments	Tony L. Wong	Age: 52 Tenure: 30 years

Tony Wong has served as Senior Managing Director and Co-Head of Investments since 2023. Alongside Stephanie Butcher, in this role he is responsible for leveraging our global investment platform, overseeing investment performance and quality across our six global investment teams as well as ensuring connectivity between the Investments organizations. Previously, he served as the Head of Fixed Income Investments from 2019 to 2023 where he was responsible for the investment process, performance management, strategic direction and enterprise oversight of Invesco Fixed Income’s global organization. Mr. Wong joined Invesco in 1996 and has served in various increasingly senior investment roles within the fixed income organization. At a corporate level, he provides oversight and risk management support for various enterprise level activities. He is a member of our Enterprise Risk Management Committee, Liquidity Risk Management Committee and Co-head of the Global Investor Forum. Outside of Invesco, Mr. Wong currently serves on the Board of Trustees of Children’s Healthcare of Atlanta and is a member of the Executive Board for the Cox School of Business at Southern Methodist University. Mr. Wong earned a B.A. degree in history and a B.B.A. from Southern Methodist University and an M.B.A. from the University of St. Thomas in Houston, Texas.

2026 Proxy Statement 39

40  Invesco Ltd.

Advisory vote to approve compensation of our named executive officers
General

Recommendation of the
Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement, pursuant to the compensation disclosure rules of the SEC

Vote required

This proposal requires the affirmative vote of a majority of votes cast at the Annual General Meeting

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd Frank Act”) enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers, as disclosed in this Proxy Statement, in accordance with the SEC’s rules. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

We are asking our shareholders to vote “FOR” the following resolution at the Annual General Meeting:

“RESOLVED, that the company’s shareholders approve, on an advisory (nonbinding) basis, the compensation of the named executive officers, as disclosed in the company’s Proxy Statement for the 2026 Annual General Meeting of Shareholders, pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”

We urge shareholders to review the information included in this Proxy Statement in Executive compensation. To the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns. Under the Board’s current policy, shareholders are given an opportunity to cast an advisory vote on this topic annually.

2026 Proxy Statement 41

Executive compensation

Compensation discussion and analysis

Invesco’s executive compensation program is designed to align executive compensation with the long-term interests of our shareholders. We refer to certain non-GAAP measures throughout this section that are used in compensation decisions. Please refer to Appendix A for information regarding these measures.

This Compensation Discussion and Analysis (“CD&A”) provides shareholders with information about our industry, our business, 2025 performance, our disciplined approach to compensation and 2025 compensation decisions for our Named Executive Officers (“NEOs”) listed below.

Andrew R. Schlossberg President and Chief Executive Officer (“CEO”)

Stephanie C. Butcher Senior Managing Director and Co-Head of Investments

L. Allison Dukes Senior Managing Director and Chief Financial Officer (“CFO”)

Andrew T.S. Lo Senior Managing Director and Head of Asia Pacific

Douglas J. Sharp Senior Managing Director and Head of the Americas and EMEA

Tony L. Wong Senior Managing Director and Co-Head of Investments

42  Invesco Ltd.

Executive summary Financial performance highlights

Industry update and company performance

When setting the 2025 company scorecard, the compensation committee and management set challenging targets grounded in the expectation that the industry would continue to face downward organic revenue and earnings pressures driven by secular trends. At the same time, it was imperative that management ensure that Invesco is positioned to meet clients’ evolving needs while driving long-term profitable growth. Global capital markets overcame volatility driven by tariffs and geopolitical events early in the year, before ultimately delivering growth across many global markets in 2025. Long-term secular trends of investor preference for passive capabilities, largely at the expense of higher fee actively managed strategies, continued in 2025.

Invesco’s broad diversification across investment capabilities, distribution channels and geographies enabled the company to take advantage of growth opportunities, and our diversified product lineup drove net long-term inflows, differentiating Invesco from many industry peers. Executive pay for 2025 is aligned with firm and market outcomes given this industry backdrop.

2025 Financial performance

•

Invesco’s net long-term flows performance continued to outperform most asset manager peers in 2025. The firm delivered a long-term organic growth rate of 6%, representing $81.2 billion in net long-term inflows. Sustained organic growth in key capability areas such as ETFs and Index, China JV, and Fundamental Fixed Income enabled this result. We ended the year with almost $2.2 trillion in assets under management, driven by market gains augmented by net long-term inflows.

•

Net revenues[1] of $4,658 million were 6% higher than 2024, driven by market performance and strong organic growth. This increase was tempered by the continuation of an industry-wide client-driven mix shift toward products that have lower net revenue yields. Our ability to capture flows in our passive capabilities, as well as our geographic breadth, mitigated the decrease in revenue.

•

These revenue dynamics and continued management focus on disciplined expense management drove a 14% increase in adjusted operating income[1], a 230 basis point increase in adjusted operating margin[1], and a 19% increase in adjusted diluted EPS[1], while we continue to invest in areas of future growth and foundational technology projects that will benefit future scale.

Progress on corporate strategy

•

Invesco delivered sustained organic growth across high demand capability areas such as ETFs and Index, Separately Managed Accounts, Fundamental Fixed Income, and the China JV. These results were diversified across distribution channels and across geographies.

•

Invesco is delivering on its commitment to deleverage and maintain a strong balance sheet. We repurchased $1.5 billion of Invesco’s outstanding Series A Preferred Stock, and, in doing so, have increased our balance sheet flexibility, ultimately freeing up earnings available to common shareholders. We also repaid in full the $500.0 million 3-year Term Loan Agreement entered into in the second quarter of 2025 and amended and restated the $2.0 billion floating rate Revolving Credit Agreement, increasing borrowing capacity to $2.5 billion and extending the expiration date to May 16, 2030.

1. Represents or includes non-GAAP financial measures. See the information in Appendix A regarding non-GAAP financial measures.

2026 Proxy Statement 43

CEO compensation highlights

•

Leadership drove significant initiatives in 2025 that will accelerate growth and enhance the firm’s strategic focus going forward. These initiatives include strategic product and distribution partnerships with Barings and LGT Capital Partners that will enable a suite of multi-alternative private markets solutions, the modernization of the QQQ ETF providing investors with a reduced expense ratio and improving the company’s ability to generate new revenues and drive profitability, the sale of the intelliflo business to hone our strategic focus, and the sale of 60% of our interest in Invesco Asset Management (India) Private Limited to IndusInd International Holdings Limited to enhance the revenue generation of the business by combining our asset management expertise with their domestic distribution network.

•

Invesco continued to foster an inclusive environment in which talented people thrive, including clear leadership expectations and behaviors for enterprise leaders, managers, and individual contributors.

Our CEO’s compensation

Mr. Schlossberg is President and Chief Executive Officer. He develops, guides and oversees execution of Invesco’s long-term strategic priorities to deliver value for clients and shareholders over the long-term.

Mr. Schlossberg is responsible for senior leadership development and succession planning, defining and reinforcing Invesco’s strategy and engaging with key clients, industry leaders, regulators and policy makers. Based on input from the compensation committee and the committee’s compensation consultant,

•

Mr. Schlossberg’s incentive target for 2025 was $13.75 million

•

Mr. Schlossberg’s total annual incentive compensation for 2025 was $17.7 million

44  Invesco Ltd.

We believe that our executive compensation program clearly links pay to company and executive performance	Our executive compensation program Key features of our executive compensation program include:
Company scorecard. Our company scorecard discloses the target set for each measure as well as the end of year result for each measure.
Performance-based equity awards. 50% or more of equity awards are performance-based.
PSU program design. Our performance-based equity awards utilizes relative TSR and three-year average AOM. Vesting ranges from 0% to 150%; provided, however, if the company’s three-year absolute TSR is negative, vesting will be capped at 100%.
4-step process to determine executive pay. We use a 4-step process that aligns pay with performance. Our 4-step process relies on assessing company performance based on our company scorecard and individual executive performance. See page 60 for more information about our 4-step process.
CEO pay calculation graphic. We illustrate how CEO pay was determined, and we believe the illustration clearly communicates how the committee determined CEO pay. It includes a step-by-step description that follows the quantitative assessment of company performance using the company scorecard and a qualitative assessment of CEO achievements.
CEO compensation cap. CEO cash bonus is capped at the lesser of $10 million or 30% of the CEO’s incentive pay.
Our peer groups. We maintain two peer groups, one for compensation benchmarking and one for our performance-based equity awards. See pages 64 and 65 for a discussion about our peer groups.

2026 Proxy Statement 45

Introduction

Shareholder and proxy advisory outreach and feedback

The Annual General Meeting of Shareholders provides our shareholders with the opportunity to:

•	evaluate our executive compensation philosophy, policies and practices;
•	assess the alignment of executive compensation with Invesco’s results; and
•	cast an advisory vote regarding the company’s executive compensation.

At the 2025 Annual General Meeting of Shareholders, the say-on-pay advisory vote received significant support, with approximately 96% of the votes in favor of our executive compensation policies, practices and determinations.

Invesco’s Board understands the importance of executive compensation decisions and encourages open and constructive dialogue with our shareholders. Each year, Invesco reaches out to key shareholders and major proxy advisory firms to solicit insights on executive compensation and governance matters.

In 2025, we continued our shareholder outreach program, contacting or engaging with shareholders representing approximately 72%1 of our common stock. That number included our significant shareholder MassMutual, which holds approximately 18%1 of our common stock and engaged directly with management in 2025 with a representative on the company’s Board of Directors and compensation committee. Our shareholder outreach program included invitations to a majority of our top shareholders and courtesy invitations to certain other shareholders and the major proxy advisory firms to discuss our executive compensation program and governance matters.

We held meetings with all shareholders who accepted our invitation – two of our shareholders representing approximately 7%1 of our outstanding common stock. During each of the meetings, shareholders asked questions about the design of our current executive compensation program and had the opportunity to provide feedback. Management provided feedback to the committee based on these meetings. No significant concerns regarding our executive compensation program were raised from the discussions.

The compensation committee has evolved the executive compensation program over time to reflect responsiveness to shareholders, best practices in the market, and strengthen the alignment between pay and performance. Similar to many companies across the industry, we regularly assess our compensation structure with the support of our independent compensation consultant and management, using shareholder feedback, market developments, and governance trends to guide meaningful refinements over time.

1. Ownership percentages as of September 30, 2025.

46  Invesco Ltd.

Our compensation framework

We achieve alignment of performance and pay by measuring company performance and individual achievements

The committee uses structured judgment as we believe that a wholly formulaic program could have unintended consequences

How we align performance and pay

Executive pay outcomes are aligned to both our company performance and individual achievements. At the beginning of the year, the committee approves the CEO objectives, the company scorecard and its weightings that measure the following key drivers of shareholder value creation:

∎ financial performance	66.7%
∎ organizational health	33.3%

Following completion of the year, the committee assesses company performance based on the company scorecard (both financial and organizational health) and individual achievements to determine each NEO’s annual and long-term incentives.

How the committee uses its structured judgment in making annual incentive compensation decisions

The committee uses financial performance and organizational health in the company scorecard to evaluate firm performance. Our business is dynamic and requires us to respond rapidly to changes in market conditions and other factors outside of our control that impact our financial performance.

The committee believes that applying structured judgment and thoughtful consideration of the company’s overall performance and each executive’s performance, are important in determining executive pay.

The committee believes that a rigid, formulaic program based strictly on quantitative metrics could have unintended consequences such as encouraging undue focus on achieving specific short-term results at the expense of long-term success. In addition, solely formulaic compensation would not permit adjustments based on factors beyond the control of our executive officers as well as relative performance in relation to shifting market conditions and less quantifiable factors such as recognition of strategic developments and individual achievements. Therefore, thoughtful consideration of these additional factors allows the committee to fully consider the overall performance of our executive officers over time and has been a key ingredient in ensuring a focus on long-term financial results.

2026 Proxy Statement 47

For all NEOs, a significant portion of their total incentive award is delivered through deferred equity. All incentives are paid from a company-wide incentive pool

The committee’s well-defined process for making annual pay decisions

The committee’s 4-step process determines each NEO’s total incentive outcome, which includes all variable pay (annual cash award + time-based equity award + performance-based equity award). Based on a quantitative and qualitative performance assessment, total incentive awards may vary relative to each NEOs incentive target. Once the total incentive award is determined, the pay mix between cash and equity is more heavily weighted to equity awards. See page 51 for the overall pay mix for the NEOs.

See page 60 for a detailed description regarding these steps

The table below shows NEO incentive targets for 2025.

2025 NEO incentive targets
2025 Incentive target
Name	(in millions)[1]

Andrew R. Schlossberg	$13.75

Stephanie C. Butcher	$4.50

L. Allison Dukes	$4.75

Andrew T.S. Lo	$5.25

Douglas J. Sharp	$5.25

Tony L. Wong	$4.50

1. Incentive compensation includes cash bonus + time-based equity + performance-based equity.

48  Invesco Ltd.

Company scorecard results for 2025 – aligning annual pay with results

The committee continues to support a company scorecard with two main categories of measurement – Financial Performance (66.7% weight of overall outcome, with each financial metric weighted equally) and Organizational Health (33.3% weight of overall outcome). The committee has established a range (minimum to maximum) of outcomes for each metric resulting in the potential outcome of the scorecard being up to 130%.

Executive pay for 2025 is aligned with firm and market outcomes. For Financial Performance, the outcome was 129%. Outcomes for the individual Financial Performance measures ranged from 125% to 130%, with each financial metric weighted equally. For Organizational Health, the outcome was 130%. This produced an overall company outcome of 129%.

Financial Performance
Measures[1]	2025 Target	2025 Performance	2025 Outcome

Net long-term flows ($B)	$48.1	$81.2	130%

Net revenues ($M)	$4,460	$4,658	125%

Adjusted operating income ($M)	$1,390	$1,558	130%

Adjusted operating margin	31.3%	33.4%	130%

Adjusted diluted earnings per share (diluted EPS)	$1.62	$2.03	130%

Financial outcome score (each financial metric is weighted equally)			129%

Organizational Health
Measures

Deliver sustainable investment quality
• Increase share of actively managed assets in the top quartile of peer group over three-year performance period
• 65% of actively managed assets in top half of peer group over 3- and 5- year periods

Talent development

•

Continue to strengthen and sustain a culture of diversity and inclusion

•

Attract, retain and develop high performing talent, ensuring effective succession planning throughout the organization

•

Advance leadership behaviors across the organization to strengthen culture, elevate leader effectiveness, and drive business impact

Execute enterprise-wide strategies and objectives
• Advance strategies to grow high demand investment offerings, including private markets and ETFs, while capturing money in motion in fixed incomes and equities
• Manage company performance in a highly volatile market for long-term success, including achievement of committed expense reductions and balance sheet improvements
• Deliver the excellence our clients expect, including overall client experience and digital engagement
• Ensure successful implementation of enterprise-wide projects; continue business simplification

Organizational health score			130%

1. Represents or includes non-GAAP financial measures. See the information in Appendix A regarding non-GAAP financial measures.

2026 Proxy Statement 49

CEO pay determination

Based on company performance, the table below shows how the committee calculated Mr. Schlossberg’s pay for 2025. The committee’s process for determining executive officer pay is applied to all incentive compensation (consisting of cash bonus + time-based equity + performance-based equity).

After evaluating compensation through the company scorecard, the committee assesses whether to apply further discretion to adjust the scorecard outcome taking into account market conditions and other factors. The committee determined that the scorecard outcome reflects the holistic assessment of company performance and recognizes that the committee set challenging financial and organizational goals. The Committee also noted that the actions successfully delivered by the company in 2025 would provide a platform for performance and growth over a number of subsequent years. As a result, the committee did not apply discretion to adjust the outcome of the company scorecard.

Step 1 – Quantitative assessment of company performance

2025 incentive target	$13.75M

Quantitative score from company scorecard	129%

Step 2 – Qualitative assessment

Committee did not apply any discretion based on a qualitative assessment of company results	$0M

Percent of incentive target	129%

NEO pay determinations

The NEOs compensation is based on the overall outcome of the Financial Performance and Organizational Health metrics found in the company scorecard, as well as success in their individual performance and achievement of goals.

The table below shows annual compensation decisions for each NEO for 2025.

2025 NEO total compensation

Name	Base salary ($)	Cash bonus ($)	Time-based equity ($)[1]	Performance- based equity ($)[1]	Total compensation ($)	Change from 2024 (%)

Andrew R. Schlossberg	750,000	5,321,250	4,966,500	7,449,750	18,487,500	28.5

Stephanie C. Butcher	500,000	2,322,000	1,741,500	1,741,500	6,305,000	18.6

L. Allison Dukes	500,000	2,565,000	1,923,750	1,923,750	6,912,500	14.1

Andrew T.S. Lo	500,000	2,709,000	2,031,750	2,031,750	7,272,500	26.5

Douglas J. Sharp	500,000	2,835,000	2,126,250	2,126,250	7,587,500	32.0

Tony L. Wong	500,000	2,322,000	1,741,500	1,741,500	6,305,000	18.6

1.

For the CEO, 60% of the combined value of the equity awards to vest subject to performance criteria, with the remaining 40% to be subject to time-based vesting. With respect to the other executives, 50% of the combined value of the equity awards to vest subject to performance criteria, with the remaining 50% to be subject to time-based vesting.

50  Invesco Ltd.

Caps

For the CEO, total annual compensation is capped at $25 million. The CEO cash bonus is capped at the lesser of $10 million or 30% of incentive pay.

For NEOs (other than the CEO), cash bonuses are capped at 50% of total compensation.

Performance-based incentives

Beginning with the 2025 grant cycle, the compensation committee refined the long-term incentive mix by adjusting the performance-based equity weighting for NEOs (excluding the CEO) from 60% to 50%. The CEO’s performance-based weighting remains unchanged at 60%. This adjustment better aligns our program with market practice while preserving a strong emphasis on pay-for-performance. Performance-based awards continue to represent a significant portion of executive equity compensation, with vesting contingent on AOM and relative TSR performance over a three-year period. Additional information is provided in Performance-based equity awards on page 63.

NEO annual variable pay is at risk

Our compensation structure reflects our commitment to pay for performance. As noted below, 96% of our CEO pay is variable and approximately 92% - 93% of our other NEOs compensation is variable. Compensation mix percentages reflect compensation decisions by the committee for 2025.

Cash bonus and equity awards were earned in 2025 and paid/granted in 2026. In accordance with SEC requirements, the Summary Compensation Table on page 70 reports equity in the year granted, but cash in the year earned.

2025 CEO total annual compensation — $18.5M

2025 NEO total annual compensation (excluding CEO)

2026 Proxy Statement 51

NEO annual pay outcomes and performance summaries

We link pay and performance

Below is a summary of 2025 NEO annual compensation and material accomplishments the committee considered when determining compensation as well as 2026 base salaries and target incentive opportunities.

Andrew R. Schlossberg President and Chief Executive Officer	2025 Compensation (in 000s)

Responsibilities

Mr. Schlossberg is President and Chief
Executive Officer. He develops, guides and
oversees execution of Invesco’s long-term
strategic priorities to deliver value for clients
and shareholders over the long-term.

Mr. Schlossberg is responsible for senior
leadership development and succession
planning, defining and reinforcing Invesco’s
purpose and engaging with key clients,
industry leaders, regulators and policy makers.

	Base salary	$750

	Annual incentive award - Cash	$5,321

	Annual time-based equity	$4,967

	Annual performance-based equity	$7,450

	Total annual incentive compensation	$17,738

	2025 annual incentive target	$13,750

	Total annual incentive compensation as a % of 2025 incentive target	129%

	Total annual compensation	$18,488

For 2026, the Committee approved an increase to Mr. Schlossberg’s base salary to $1 million with an annual incentive target of $15.5 million, to ensure continued alignment with market competitiveness and the company’s compensation philosophy.

2025 Key achievements Financial results

•

Invesco achieved strong financial and operating results under Mr. Schlossberg’s leadership. Overall assets under management increased 17.5% over the prior year to a record high of almost $2.2 trillion generating $81.2 billion in net long-term inflows with 6% organic growth. Nearly 40 products each generated at least $1.0 billion in net long-term inflows, reflecting the diversity and breadth of our product offering.

•

The company generated strong positive operating leverage, driving approximately a 230 basis-points improvement in adjusted operating margin.[1] This resulted in 14% growth in adjusted operating income,[1] and a 19% improvement in adjusted diluted earnings per share[1] as compared to the prior year. Solid revenue growth and disciplined expense management, structural efficiencies, and improvements across investment management, operations, and platform modernization helped drive the strong positive operating leverage.

•

The $1.5 billion of preferred stock repurchased in 2025 is expected to generate a $0.20 EPS benefit once the associated debt to fund the repurchases is repaid. This will also free up nearly $90 million annually in preferred stock dividends that are now net income available to common shareholders.

•

The successful execution of a capital management strategy resulted in the return of over $475 million to shareholders through a combination of common dividends and common share repurchases.

Strategy

•

Under Mr. Schlossberg’s leadership, the company advanced execution of 2025 priorities by aligning business level initiatives to the long-term strategy and elevating company-wide understanding of those priorities. Consistent messaging on client needs, investment excellence, and profitable organic growth were amplified through structured communications and cross enterprise initiatives to reinforce the strategy and elevate enterprise coordination.

1. Represents or includes non-GAAP financial measures. See the information in Appendix A regarding non-GAAP financial measures.

52  Invesco Ltd.

•

Investment performance remained robust in a dynamic market environment, which helped produce strong results for the business and shareholders. At the end of 2025, 70% and 67% of Invesco’s actively managed assets were in the top half of their peer groups over 3- and 5- years, respectively. Overall, 44% of active funds performed in the top quartile of peers on a three-year time horizon, with nearly half reaching that bar on a 5-year basis. Further, 70% of active assets under management outperformed their respective benchmarks on a 5-year basis.

•

Enhanced investor alignment and strengthened company profitability were achieved by executing a comprehensive modernization of the QQQ structure, simplifying the fee model to improve competitiveness, and delivering greater client value. This initiative reduced the expense ratio for the investors by 2 basis points while generating an estimated 4 basis points uplift in operating income.

•

The company delivered on a core pillar of its strategy by completing two partnerships with Barings and LGT Capital Partners to expand reach of private markets in the U.S. wealth and defined contribution markets. The partnerships strengthen capabilities across real estate, alternative credit, and multi-asset solutions and positions the company for future growth in an expanding market.

•

Furthering strategic realignment of resources, the company completed the divestiture of intelliflo and the sale of a majority interest in Invesco’s India asset management business, establishing a new local joint venture.

•

Modernizing the company’s investment infrastructure continued by advancing the Hybrid Investment Platform - achieving key 2025 milestones and overhauling investment architecture. This included the successful transition of a significant amount of equity assets under management onto the platform in 2025.

Culture and talent

•

Mr. Schlossberg enhanced company-wide strategic clarity by sharpening focused priorities, aligning teams around measurable goals, reinforcing shared ownership for client outcomes and long-term shareholder value creation.

•

Mr. Schlossberg strengthened the organizational culture by embedding a new leadership framework and deepening alignment across enterprise leaders regarding expectations around accountability, collaboration, and consistent strategy execution.

2026 Proxy Statement 53

Our compensation committee has demonstrated over multiple years that our CEO’s compensation is aligned with the company’s financial performance	CEO annual pay is aligned to financial performance

The below charts demonstrate that over the last five years the committee has ensured that the CEO’s compensation has aligned with the financial outcomes of the firm. Compensation numbers reflect compensation for Mr. Flanagan for years 2021-2022 and for Mr. Schlossberg for 2023-2025. Mr. Schlossberg’s 2023 compensation represents 6 months service as CEO and 6 months service as Senior Managing Director and Head of the Americas. Mr. Schlossberg’s 2024 compensation reflects his first full year as CEO.

1. Compensation numbers reflect compensation for Mr. Flanagan for years 2021 - 2022 and for Mr. Schlossberg for 2023 - 2025. For 2021 - 2025, consists of salary, annual cash bonus, time-based equity and performance-based equity. For 2021 - 2025, 60% of the equity awards were performance-based. See note on page 51 regarding differences from the Summary Compensation Table.

2. Represents or includes non-GAAP financial measures. See the information in Appendix A regarding non-GAAP financial measures.

54  Invesco Ltd.

Other NEO pay and performance

Stephanie C. Butcher Senior Managing Director and Co-Head of Investments	2025 Compensation[1] (in 000s)

Responsibilities

Ms. Butcher serves as Senior Managing
Director and Co-Head of Investments.

Ms. Butcher is responsible for leveraging our
global investment platform, overseeing
investment performance and quality across
our six global investment teams as well as
ensuring connectivity between the
Investments organizations. She has specific
responsibility for equities, multi-asset
strategies, investments engagements and
services, capital markets and investment
risk.

	Base salary	$500

	Annual incentive award - Cash	$2,322

	Annual time-based equity	$1,742

	Annual performance-based equity	$1,742

	Total annual incentive compensation	$5,805

	2025 annual incentive target	$4,500

	Total annual incentive compensation as a % of 2025 incentive target	129%

	Total annual compensation	$6,305

For 2026, the Committee approved an increase to Ms. Butcher’s base salary to $700,000, with an annual incentive target of $5 million, to ensure continued alignment with market competitiveness and the company’s compensation philosophy.

2025 Key achievements

•

Elevated investment team performance and leadership cohesion by fostering a culture of disciplined execution, risk management, collaboration, and continuous improvement in support of strong investment results.

•

Continued scaling the ETF and index platform as well as the expansion of active ETF through multi-team collaboration and enterprise-wide operating mindset.

•

Further enhancement of global, integrated investment risk and performance function including new leadership for asset classes, enhanced counter party and liquidity oversight and fully functioning investment quality review process with consistent governance reporting.

•

Enterprise transformation through consolidation of global international and regional equities teams under new leadership, delivering a simplified and high-quality equity structure enabling knowledge-sharing and global execution.

•

Provided disciplined management and consistent execution across the EMEA fundamental equities team, delivering stabilizing performance and reinforcing sustained long-term flows for the fundamental equities platform.

•

In partnership with Mr. Wong, played a key leadership role in onboarding significant assets to the Alpha platform.

1. Numbers may not add up due to rounding.

2026 Proxy Statement 55

L. Allison Dukes Senior Managing Director and Chief Financial Officer	2025 Compensation (in 000s)

Responsibilities

Ms. Dukes serves as Senior Managing Director and Chief Financial Officer.

Ms. Dukes is responsible for planning, implementing, managing and controlling all financial-related activities of the firm, including strategic and financial planning, investor relations, corporate development, accounting, corporate tax, treasury, procurement and corporate services as well as global public policy.

	Base salary	$500

	Annual incentive award - Cash	$2,565

	Annual time-based equity	$1,924

	Annual performance-based equity	$1,924

	Total annual incentive compensation	$6,413

	2025 annual incentive target	$4,750

	Total annual incentive compensation as a % of 2025 incentive target	135%

	Total annual compensation	$6,913

For 2026, the Committee approved an increase to Ms. Duke’s base salary to $700,000, with an annual incentive target of $5.25 million, to ensure continued alignment with market competitiveness and the company’s compensation philosophy.

2025 Key achievements

•

Leadership of enterprise profitability enhancement, expense discipline, strategic prioritization, re-investment trade-offs, capital allocation rigor, and monetization of less productive assets contributed to generating the strong positive operating leverage, driving the approximate 230 basis-point improvement in adjusted operating margin[1] in 2025 while creating the momentum for enhanced operating leverage in future years.

•

Accelerated ongoing balance sheet optimization strategy with debt restructuring initiative, including repurchase of $1.5 billion of preferred stock resulting in $0.20 run rate EPS accretion once the associated debt to fund the repurchases is repaid.

•

Successful execution of capital management strategy resulting in the return of over $475 million to shareholders through a combination of common dividends and common share repurchases as well as freeing up nearly $90 million annually in preferred stock dividends that is now net income.

•

Revamped corporate development function, hiring new leadership to execute strategy to simplify and focus the organization while accelerating growth. Divested the intelliflo business and improved distribution access to enhance revenue growth in a fast growing market by selling a majority interest in Invesco’s India asset management business to create a new joint venture. Collaborated with distribution and investment colleagues to structure partnerships with Barings and LGT Capital Partners, accelerating growth in high opportunity U.S. private wealth markets.

•

Continued to raise the Invesco profile with sell-side analysts and active equity shareholders, enhancing the investor narrative and demonstrating how enterprise strategy and accomplishments drive long-term shareholder value. In 2025, Invesco delivered a 56.9% total shareholder return.

•

Elevated financial fluency across the organization through series of employee town halls to discuss the firm’s business, financial, and capital strategy enabling colleagues to “act like owners” and align decisions to long-term value creation.

1. Represents or includes non-GAAP financial measures. See the information in Appendix A regarding non-GAAP financial measures.

56  Invesco Ltd.

Andrew T. S. Lo Senior Managing Director and Head of Asia Pacific	2025 Compensation (in 000s)

Responsibilities

Mr. Lo serves as Senior
Managing Director and Head of
Asia Pacific.

Mr. Lo is responsible for the
firm’s operation in the Asia
Pacific region where he
addresses the large and
growing needs of our investors
in the region. He works with
clients to understand their
issues and objectives and
finding investment solutions for
them.

	Base salary	$500

	Annual incentive award - Cash	$2,709

	Annual time-based equity	$2,032

	Annual performance-based equity	$2,032

	Total annual incentive compensation	$6,773

	2025 annual incentive target	$5,250

	Total annual incentive compensation as a % of 2025 incentive target	129%

	Total annual compensation	$7,273

For 2026, the Committee approved an increase to Mr. Lo’s base salary to $700,000, with an annual incentive target of $5.25 million, to ensure continued alignment with market competitiveness and the company’s compensation philosophy.

2025 Key achievements

•

Led substantial organic growth across the Asia Pacific region through strong cross-regional coordination and client centric approach that strengthened enterprise results.

•

Through deep partnership engagements and shared client focus, achieved 27% in organic growth to a record high assets under management in the China JV of $132.5 billion.

•

Advanced the Japan business including the continued cross-region delivery of the Henley-managed Global Equity Fund, Japan’s top selling retail active fund.

•

Successfully transitioned Invesco’s India asset management business by establishing a joint venture designed to capture growth in the market and leverage the strength of local partnerships.

•

Successfully advanced the expansion of the ETF business in the Asia Pacific region, driving significant growth by capitalizing on rising investor demand and successfully cross listing the flagship QQQ in Hong Kong.

•

Made several key talent appointments throughout 2025 across the region to enhance client engagement, expand product capabilities, and support business growth, reinforcing the ability to execute effectively amid evolving client needs.

2026 Proxy Statement 57

Douglas J. Sharp Senior Managing Director and Head the Americas and EMEA	2025 Compensation[1] (in 000s)

Responsibilities

Mr. Sharp serves as Senior Managing
Director and Head of the Americas and
EMEA.

Mr. Sharp is responsible for distributions,
marketing, global ETFs capabilities in the
Americas and EMEA regions and the
firm’s digital wealth businesses.

	Base salary	$500

	Annual incentive award - Cash	$2,835

	Annual time-based equity	$2,126

	Annual performance-based equity	$2,126

	Total annual incentive compensation	$7,088

	2025 annual incentive target	$5,250

	Total annual incentive compensation as a % of 2025 incentive target	135%

	Total annual compensation	$7,588

For 2026, the Committee approved an increase to Mr. Sharp’s base salary to $700,000, with an annual incentive target of $5.25 million, to ensure continued alignment with market competitiveness and the company’s compensation philosophy.

2025 Key achievements

•

Played a key leadership role in shaping the strategic direction and enterprise coordination for the successful modernization and conversion of QQQ, including extensive client engagement throughout the process.

•

With a focus on delivering for our clients, continued scaling ETF offerings with a focus on active strategies and growing demand for customized solutions through coordinated product distribution and unified product leadership.

• Continued to expand private markets capabilities in the U.S. wealth market, including significant placements resulting in our products now being offered on 3 of 4 major U.S. wealth platforms.
• Strengthened the global product organization with key hires and focused growth in strategic priority product areas of private markets, ETFs, and in the EMEA and Asia Pacific regions.
• Led efforts across the EMEA region to deliver positive outcomes for clients, generating $35.7 billion in net long-term inflows growing assets under management to $356.5 billion in the region.
• Secured key institutional mandates in the U.S. and EMEA meeting client needs for high demand investment capabilities, to support meaningful strategic priorities.
• Advanced innovation objectives through digital distribution including tools to support U.S. wealth advisors overall digital experience by integrating cross-functional teams.

1. Numbers may not add up due to rounding.

58  Invesco Ltd.

Tony L. Wong Senior Managing Director and Co-Head of Investments	2025 Compensation[1] (in 000s)

Responsibilities

Mr. Wong serves as Senior Managing Director and Co-Head of Investments.

Mr. Wong is responsible for leveraging our global investment platform, overseeing investment performance and quality across our six global investment teams as well as ensuring connectivity between the Investments organizations.

	Base salary	$500

	Annual incentive award - Cash	$2,322

	Annual time-based equity	$1,742

	Annual performance-based equity	$1,742

	Total annual incentive compensation	$5,805

	2025 annual incentive target	$4,500

	Total annual incentive compensation as a % of 2025 incentive target	129%

	Total annual compensation	$6,305

For 2026, the Committee approved an increase to Mr. Wong’s base salary to $700,000, with an annual incentive target of $5 million, to ensure continued alignment with market competitiveness and the company’s compensation philosophy.

2025 Key achievements

•

Made significant progress towards expanding the suite of multi-alternative Private Market solutions through newly formed partnerships with Barings and LGT Capital Partners, including the successful launch of the first jointly managed private credit investment product for U.S. wealth clients with Barings.

• Established stronger alignment, leadership, and collaboration across the $130 billion Private Markets platform.
• Led significant organic growth of Fundamental Fixed Income and the Separately Managed Accounts platform.

•

In partnership with Ms. Butcher, played a key leadership role in the strategic decision to adopt and implement the Hybrid Investment Platform, which will integrate the strengths of Alpha and Aladdin and ensure strong execution momentum.

•

Focused on building high-performing teams through talent development and succession planning including a focus on the development of next-generation investment leaders, while fostering a culture of disciplined execution, risk management, collaboration, and continuous improvement in support of strong investment results.

1. Numbers may not add up due to rounding.

2026 Proxy Statement 59

The committee’s process for determining annual executive pay

We describe below a summary of the steps our committee takes in making its annual compensation decisions.

Step 1 Company scorecard ranges up to 130%

Step 1 – approving company scorecard and setting individual annual incentive targets and goals

In early 2025, the committee approved the company scorecard and established annual incentive targets (consisting of cash bonus + time-based equity awards + performance- based equity awards) for our CEO and our other executive officers. The Board also approved the company’s operating plan which is part of the annual goals for the company and the CEO.

In consultation with Johnson Associates, the committee’s independent compensation consultant, the incentive targets are based on the executive’s role. See page 48 for the 2025 incentive targets.

Step 2 Ensuring that our incentive pool and incentive awards are commercially viable

Step 2 – setting our company-wide incentive pool

Based on 2025 financial results and the company’s performance toward achieving its strategic objectives, the committee approved the company-wide incentive pool for 2025 at 43% of revenue. Absolute incentive pools were up year-over-year from 2024. All incentive awards, including NEO awards, are paid out of this pool.

The company-wide incentive pool includes cash bonus, equity, as well as the amounts paid under sales commission plans. The company-wide incentive pool was determined based on historical data and practices of asset management and other similar financial services firms as analyzed by Johnson Associates.

Step 3 The company scorecard is an assessment of company performance

Step 3 – using the company scorecard to assess company performance in order to determine executive pay

During the fourth quarter of 2025 and early in 2026, the committee conducted its final quantitative assessment of company performance for 2025 using the company scorecard. The scorecard is based on results achieved and related weightings in the following categories: Financial Performance 66.7% and Organizational Health 33.3%. The outcomes for our 2025 company scorecard have an overall company score of 129%. See page 49 for more information about our company scorecard results. The committee believes that each of the company performance measures supports the key indicators of company success.

60  Invesco Ltd.

Step 4 The committee applies its qualitative assessment of executive achievements

Step 4 – qualitative assessment of individual performance and determining individual compensation

During the fourth quarter of 2025 and early in 2026, the committee assessed each executive’s performance within the context of:

•  company performance as detailed on the company scorecard;

•  each executive’s performance against the executive’s goals; and

•  each executive’s incentive target and market data.

After the assessment of company performance, the committee applied its qualitative assessment of each executive officer in setting final compensation in order to ensure that outcomes are aligned with company and individual performance and with shareholder interests.

Once the committee determined each executive’s total compensation, the committee determined the appropriate mix between cash and equity awards. For all NEOs, at least 60% of their total incentive is delivered in deferred incentives of which at least 50% is a performance-based equity award.

2026 Proxy Statement 61

Our compensation components

Compensation components

We utilize the following key compensation components in our executive compensation program to achieve our objectives. The key components demonstrate our focus on annual and long-term incentive compensation that is closely aligned with company performance.

As noted below, incentive compensation is comprised of an annual cash bonus + time-based equity award + performance-based equity award. All annual incentive compensation is paid out of a company-wide incentive pool. Individual executive awards are based on individual incentive targets, company scorecard results and individual performance.

Component	Purpose	Description

Base salary Cash	Provides fixed pay for the performance of day-to-day job duties Sole source of fixed cash compensation

Based on knowledge, skills, experience and scope of responsibility

Small portion of total annual compensation

Generally, remains static unless there is a promotion or adjustment needed due to industry trends

Annual incentive award Cash bonus	Recognizes current year achievement of goals and objectives Aligns with company, business unit and individual performance

Reflects assessment of company and individual performance

When mandated by local regulatory requirements, we grant awards denominated in our product fund and ETF offerings in lieu of cash bonus. Such awards are settled in cash following a mandatory six-month deferral period

Performance-based equity award	Aligns executive with client and shareholder interests Encourages retention by vesting based on time and performance measures

Reflects assessment of company and individual performance

At least 50% of equity awards for executive officers is performance-based. Vesting contingent on adjusted operating margin and relative TSR

Our performance-based equity awards have a three- year performance period and three-year cliff-vesting

Time-based equity award	Recognizes potential for future contributions to the company’s long- term strategic objectives Aligns executive with client and shareholder interests and encourages retention by vesting over time	Reflects assessment of company and individual performance Our time-based equity awards vest over four years in equal annual increments

Retirement, health and welfare benefits	Provides market-competitive retirement and health and welfare benefits	Benefits are designed with broader employee population in mind and are not specifically structured for executive officers

62  Invesco Ltd.

Our compensation philosophy and objectives

Compensation philosophy

Invesco’s compensation program is designed to support our multi-year strategic objectives and the behaviors and discipline that generate strong performance for our clients and shareholders by:

•	aligning the interests of our senior-level employees and NEOs with clients and shareholders through long-term equity awards and accumulation of meaningful share ownership;
•	balancing pay-for-performance with economic outcomes;
•	reinforcing our commercial viability by closely linking rewards to Invesco, business unit and individual results and performance;
•	attracting, recognizing and retaining talent by ensuring a meaningful mix of cash and deferred compensation; and
•	discouraging excessive risk-taking that would have a material adverse impact on our clients, shareholders or the company.

Emphasis on deferrals

The committee has designed our executive compensation program so that a significant portion of an executive’s compensation is in the form of deferred incentives. The committee believes this appropriately aligns the interests of our executives with those of our shareholders as it focuses on long-term shareholder value creation.

60% of annual incentive compensation for the NEOs besides the CEO is deferred and 70% of our CEO’s annual incentive compensation is deferred.

Performance-based equity awards

Performance based equity awards vest based on the following two performance measures — AOM and relative TSR over a three-year period.

The committee believes tying vesting to both AOM and relative TSR over a multi-year period aligns with shareholder interests and the following goals with respect to performance-based awards:

Relative TSR

•	tracks value created for shareholders as a quantitative measure • aligns with shareholder interests

AOM

•	encourages revenue growth with disciplined expense management
•	is consistent with the way the business is managed
•	is an important measure of overall strength of an asset manager
•	is a primary focus of shareholders

Performance award vesting

The number of shares that vest will equal the target award amount with 50% multiplied by the vesting percentage associated with the average AOM and 50% multiplied by the vesting percentage associated with the relative TSR ranking shown on the following page. Vesting may range from 0% to 150%. We believe that the performance goals tied to our performance-based equity awards are rigorous and align with the interests of our shareholders. With respect to the 2023 PSUs, our three-year average AOM was 31.7% and our relative TSR ranking was at the 55th percentile for the three-year period, resulting in these awards vesting at 97% of target. The compensation committee believes that the company’s performance-based equity awards demonstrate our pay-for-performance philosophy and are correlated with company results.

In early 2026, the compensation committee, in consultation with Johnson Associates, approved the performance-based equity awards granted in February 2026 for 2025 pay. As part of its regular oversight, the compensation committee evaluates all elements of the performance-based equity program, including performance measures, weightings, and the peer group for relative TSR, while considering industry trends, peer practices, and feedback from shareholders and major proxy advisory firms. The vesting grid below is for performance-based equity awards granted in February 2026 in connection with 2025 compensation.

2026 Proxy Statement 63

If Invesco’s relative TSR
is the lowest percentile
and three-year average
AOM is 26% or less,
then our CEO and each
of our other executives
will not be entitled to
a distribution of any
shares or accrued
dividends. In addition,
if the company’s three-
year absolute TSR is
negative, vesting will
be capped at 100%.

3-Yr average operating margin (50% weighting)	Percent earnout		3-Yr total shareholder return %ile ranking (50% weighting)	Percent earnout
> 36%	150%		>75%	150%
> 31% to ≤ 36%	> 100% to ≤ 150%	+	> 50% to ≤ 75%	> 100% to ≤ 150%
> 26% to ≤ 31%	> 0% to ≤ 100%		> 25% to ≤ 50%	> 50% to ≤ 100%
≤ 26%	0%		≤ 25%	0% to ≤ 50%

For 2026, the peer group used for the relative TSR portion of the performance-based equity awards includes the companies listed below. The peer group reflects companies that align with our operating model, geographic reach and provide an appropriate industry comparison for measuring long-term relative performance. We also consider revenue, market capitalization, client channels, and the types of investment capabilities offered, to ensure the peer group captures the breadth of our competitive environment. For the 2026 performance-based equity awards, we expanded the number of companies in the peer group to enhance the robustness for evaluating long-term shareholder return.

PSU relative TSR peer group1,2

• AllianceBernstein	• Bank of NY Mellon	• State Street
• Artisan Partners	• BlackRock	• T. Rowe Price
• Amundi	• Franklin Resources
• Affiliated Managers Group	• Lazard

Role of the compensation committee

The committee’s responsibilities include:

•	reviewing and making recommendations to the Board about the company’s overall compensation philosophy;
•	approving the company-wide incentive pool;
•	evaluating the performance of, and setting the compensation for, the CEO; and
•	overseeing management’s annual process for evaluating the performance of, and approving the compensation for, each of the other executive officers.

Role of the independent compensation consultant

The committee has engaged Johnson Associates, an independent consulting firm, to advise it on non-executive director and executive compensation matters. Johnson Associates assists the committee throughout the year by:

•	providing analysis and evaluation of our overall executive compensation program, including compensation paid to our non-executive directors and executive officers;
•	attending certain meetings of the committee and periodically meeting with the committee without members of management present;
•	providing the committee with market data and analysis that compares executive compensation paid by the company with that paid by other firms in the financial services industry, which we consider generally comparable to us; and
•	providing commentary regarding market conditions, market impressions and compensation trends.

Under the terms of its engagement with the committee, Johnson Associates does not provide any other services to the company unless the committee has approved such services. No such other services were provided in 2025. The committee has considered

1.

Vesting for performance-based equity awards is calculated based on average AOM and the TSR of the company and its designated peer group. The above firms comprise the designated peer group for purposes of determining relative TSR for performance-based equity awards.

2.	Artisan Partners, Amundi, and Affiliated Managers Group were added for 2026. Janus Henderson and Northern Trust were removed for 2026.

64  Invesco Ltd.

various factors as required by NYSE rules as to whether the work of Johnson Associates with respect to director and executive compensation-related matters raised any conflict of interest. The committee has determined no conflict of interest was raised by the engagement of Johnson Associates.

Role of the executive officers

Our CEO meets with the non-executive directors throughout the year to discuss executive performance and compensation matters, including proposals on compensation for individual executive officers (other than himself). Our CEO and Chief Human Resources Officer work with the committee to implement our compensation philosophy. They also provide to the committee information regarding financial and investment performance of the company as well as our progress toward our long-term strategic objectives. Our CFO assists as needed in explaining specific aspects of the company’s financial performance and recommending financial and investment company goals.

Market data

The committee, with assistance from Johnson Associates, reviews the composition of our peer group to ensure that the group continues to serve as an appropriate market reference for executive compensation purposes. In considering the composition of our peer group, the committee considers a broad set of comparators firms from several perspectives. The committee evaluates business model and scope, historical pay ranges, and competitors with whom we compete for talent.

The peer group emphasizes pure asset management firms supplemented by firms with significant business overlap and similar scale, as measured by revenue, market capitalization, assets under management, and employee headcount. The company’s peer group does not solely determine executive pay outcomes but is a reasonable reference point and one of multiple perspectives considered when determining executive (including NEO) pay. Below is the compensation benchmarking peer group that has been retained since 2021, providing continuity and comparability over time.

Compensation benchmarking peer group

• AllianceBernstein	• Goldman Sachs (Asset Management)	• Northern Trust
• Bank of NY Mellon	• Janus Henderson	• State Street
• BlackRock	• Lazard	• T. Rowe Price
• Franklin Resources	• Morgan Stanley (Investment Management)

2026 Proxy Statement 65

Compensation policies and practices
Summary of executive compensation practices
Our executive compensation program reflects our commitment to responsible financial and risk management and is demonstrated by the following policies and practices:

✓ Align pay with performance
✓ Link incentive compensation to the firm’s performance
✓ Emphasize deferred compensation with long vesting periods in order to align executive officers with client and shareholder interests
✓ Robust performance measures
✓ Require a significant portion of equity awards for executive officers to be performance-based
✓ Maintain a Clawback Policy for executive officers for incentive-based compensation
✓ Provide for forfeiture of equity awards upon termination for cause
✓ Annual say-on-pay voting
✓ Conduct a robust outreach program to provide shareholders and major proxy advisory firms with opportunities for feedback and insights on our executive compensation program
✓ Maintain significant stock ownership guidelines for our executive officers and non-executive directors
✓ Maintain a cap on cash bonuses for our executive officers and total compensation cap for our CEO
✓ Utilize “double triggers” for vesting of equity awards in the event of a change in control
✓ Retain an independent compensation consultant to assess our executive compensation program
✓ Assess and mitigate compensation risk

× No dividends or dividend equivalents on unvested performance-based awards
× No tax gross ups
× No short selling, hedging or pledging of company stock by insiders
× No share recycling
× No reloads on stock options or SARs
× No supplemental retirement benefits or retirement arrangements
× No supplemental severance benefit arrangements outside of standard benefits
× No repricing of stock options without shareholder approval
× No excessive perquisites
Insider trading policy
Invesco has an Insider Trading Policy that applies to all executive officers, directors, employees, temporary employees, consultants and independent contractors of Invesco and our subsidiaries and certain covered family members and controlled entities. The Insider Trading Policy is designed to promote compliance with insider trading laws, rules and regulations with respect to the purchase, sale and/or other dispositions of Invesco’s securities, as well as the applicable rules and regulations of the NYSE. The Insider Trading Policy addresses the implementation of certain pre-clearance
procedures and trading blackout periods in Invesco’s securities (including common stock, debt, options, and other related derivative securities) for covered persons.

66  Invesco Ltd.

Stock ownership policy
Under our Executive Officer Stock Ownership Policy (i) the CEO is required to achieve and thereafter maintain an ownership level that is equal to ten times the value of his current base salary, and (ii) each executive other than the CEO is required to achieve and thereafter maintain an ownership level that is equal to five times the value of the current base salary of the executive. For purposes of the policy, we include shares held directly and indirectly and unvested time-based equity awards. We exclude unvested performance-based equity awards. We do not issue stock options or stock settled SARs as part of our compensation program. Executive officers are required to meet the new policy requirement within five years of his or her first appointment as an executive officer. Until an executive reaches compliance, he or she must retain 50% of net vested shares.
Once an executive officer achieves the ownership requirement, he or she is considered in compliance with the policy as long as the executive officer’s holdings do not fall below that level regardless of the company’s stock price. As of December 31, 2025, our CEO and each of our NEOs have exceeded the stock ownership requirements, and all of our other executive officers have exceeded the stock ownership requirements or it is anticipated that each will attain the stock ownership requirements within the time period prescribed by the policy.
Hedging policy
As part of our Insider Trading Policy, our hedging policy prohibits hedging or monetization transactions, such as zero-cost
collars and forward sale contracts, involving our securities; however, limited exceptions are allowed. To date, no exceptions have been made. The hedging policy is in place for all of our directors, officers, employees and any of their respective (i) family members that reside in the same household as the individual, (ii) anyone else who lives in the household, (iii) family members outside of the household that the individual directs or influences control and (iv) any entities, including any corporations, partnerships or trusts that the individual influences or controls.
Clawback policy
All incentive-based compensation (including cash bonus, time-based equity award, and performance-based equity award) that is awarded based wholly, or in part, upon attaining a financial measure received by our executive officers is subject to the company’s Policy for Recoupment of Incentive Compensation (the “Clawback Policy”). The Clawback Policy provides for the forfeiture or “clawback” of incentive-based compensation in the event that:
the company is required to prepare an accounting restatement due to the material noncompliance of the company with any financial reporting requirement under securities laws or applicable accounting standard, including any required accounting restatement to correct an error in previously issued financial statements that is material to previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period;
AND
the amount of incentive compensation that would have been awarded to the executive officer had the financial results been properly reported would have been lower than the amount actually awarded.
Benefits
All NEOs are entitled to receive medical, life and disability insurance coverage and other corporate benefits available to most of the company’s employees working in the same country. NEOs also are eligible to participate in the Employee Stock Purchase Plan on the same terms as the company’s other employees. In addition, the NEOs may participate in the 401(k) plan or similar retirement savings plans in the NEO’s home country.
Perquisites
The company provides limited perquisites to its NEOs to aid in their execution of company business. The committee believes the value of perquisites is reasonable in amount and consistent with its overall compensation plan.
Mr. Schlossberg has personal use of company-provided aircraft. The company leases an airplane for which it pays direct operating expenses, monthly lease payments and management fees. Compensation attributed to our NEOs for 2025 perquisites is included in the All Other Compensation Table for 2025 on page 70.

2026 Proxy Statement 67

Tax reimbursements
Invesco did not provide tax reimbursements for any perquisites or other compensation paid to our NEOs.
Agreements
Our NEOs are parties to employment arrangements that create salary continuation periods of six or twelve months in the event of involuntary termination of service other than for “cause” or unsatisfactory performance. See
Potential payments upon termination or change in control.
Annual incentive award guidelines
Grants of annual incentive awards to our employees (including equity awards to our executive officers) are typically approved by the committee on the date of a scheduled meeting of the committee held in February of each year following the public release of financial results for the prior fiscal year in January. The grant date of annual equity awards is February 28. We do not issue stock options or stock settled SARs as part of our compensation program.
Off-cycle
incentive award guidelines
Pursuant to authority delegated by the committee and subject to any limitations that the committee may establish, the plan administrative committee may make off-cycle
incentive award grants to persons other than executive officers or non-executive
directors in connection with new hires, promotions, special recognition, or other special circumstances. The plan administrative committee is comprised of the CEO, CFO, CHRO and General Counsel.
Off-cycle
incentive awards generally are granted as of the 15th day of the month.
Severance plans
The company maintains severance plans that apply to all employees, including our executive officers. These plans vary depending on the region covered by the plan and determine pay based on years of service in the U.K. and Hong Kong and years of service, base salary and age in the U.S.
Treatment of long-term awards upon certain terminations of employment
Beginning with long-term awards granted February 28, 2025, employees who meet the definition of retirement based on age and years of service are eligible to receive unvested incentive awards, subject to compliance with the terms of the awards, including providing adequate notice of intent to retire and agreeing to certain post-employment obligations and release of claims. For awards granted prior to February 28, 2025 the company maintains a forfeiture appeal policy which provides employees with a means to appeal the forfeiture of an unvested incentive award that would otherwise be forfeited upon termination of employment and a framework of guidelines for considering appeals made under the policy. This policy is administered by the compensation committee.
Potential payments upon termination or change in control
All participants in our global equity incentive plans who hold equity awards, including our NEOs, are eligible, under certain circumstances, for accelerated vesting in the event of a change in control of the company that is followed by involuntary termination of employment other than for “cause” or unsatisfactory performance or by voluntary termination for “good reason” or if such award is not assumed, converted or replaced in connection with the transaction.
Compensation risk assessment
Invesco’s compensation programs are designed to reward success over the long-term, promote a longer-term view of risk and return in decision making and seek to protect against inappropriate risk taking. Examples of risk mitigation in our compensation program design include:

•	Consideration of multiple performance metrics in establishing the company-wide annual incentive pool each year, so no one metric creates an undue reward that might encourage excessive risk taking.
•	The vast majority of investment professional bonus plans have multi-year measurement periods and are weighted to longer-term performance, caps on earnings and discretionary components.
•	Sales and commission plans generally contain multiple performance measures and discretionary elements.

68  Invesco Ltd.

•	Executive officers receive a substantial portion of compensation in the form of equity awards that vest over multi-year periods.
-	Time-based equity awards vest ratably over a four-year period.
-	Performance-based equity awards for executive officers are subject to a three-year performance period and three -year cliff vesting.
•	The achievement of financial performance for the performance-based equity awards is certified by the compensation committee.
•	Incentive compensation for executive officers is subject to our Policy for Recoupment of Incentive Compensation.
•	Executive officers are subject to our Executive Officer Stock Ownership Policy.
The company annually assesses the risks of our compensation policies and practices. The compensation committee receives the results of this assessment for review and consideration. In early 2026, the assessment determined that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. The compensation committee did not recommend any changes to the compensation program based on the risk assessment.
Compensation committee report
The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the compensation committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form
10-K
for the year ended December 31, 2025.
Respectfully submitted by the compensation committee:

William F. Glavin, Jr. (Chair)	Sir Nigel Sheinwald
Sarah E. Beshar	Paula C. Tolliver
Thomas M. Finke	G. Richard Wagoner, Jr.
Thomas P. Gibbons	Christopher C. Womack
Elizabeth S. Johnson	Phoebe A. Wood

2026 Proxy Statement 69

Summary compensation table for 2025

The following table sets forth information about compensation earned by our named executive officers during 2023, 2024 and 2025 in accordance with SEC rules. The information presented below may be different from compensation information presented in this Proxy Statement under the caption Executive compensation — Compensation discussion and analysis, as such section describes compensation decisions made in respect of the indicated year, regardless of when such compensation was actually paid or granted. For an explanation of the principal differences between the presentation in the Compensation discussion and analysis and the table below, please see page 51.

Name and principal position	Year	Salary ($)[1]	Bonus ($)[2]	Share awards ($)[3]	Non-equity incentive plan compensation ($)[4]	All other compensation ($)[5]	Total ($)
Andrew R. Schlossberg[6]	2025	750,000	—	10,084,903	5,321,250	143,696	16,299,849
President and Chief	2024	750,000	—	6,239,369	4,092,750	150,222	11,232,341
Executive Officer	2023	625,000	—	8,323,081	2,801,250	115,600	11,864,931
L. Allison Dukes	2025	500,000	—	4,021,342	2,565,000	24,678	7,111,020
Senior Managing Director,	2024	500,000	500,000	2,577,352	2,223,000	25,644	5,825,996
Chief Financial Officer	2023	500,000	—	3,811,265	1,800,000	22,824	6,134,089
Stephanie C. Butcher	2025	500,000	—	3,023,881	2,322,000	51,648	5,897,529
Senior Managing Director,	2024	500,000	—	2,257,181	1,926,000	15,646	4,698,827
Co-Head of Investments	2023	459,268	—	2,720,849	1,564,000	12,935	4,757,052
Andrew T.S. Lo	2025	500,000	—	3,326,515	2,709,000	79,832	6,615,347
Senior Managing Director	2024	500,000	—	2,616,000	2,100,000	77,818	5,293,818
and Chief Executive Officer,	2023	500,000	—	4,393,319	1,827,000	71,540	6,791,859
Invesco Asia-Pacific
Douglas J. Sharp	2025	500,000	—	3,297,095	2,835,000	23,554	6,655,649
Senior Managing Director,	2024	500,000	—	2,636,761	2,100,000	53,610	5,290,371
Head of the Americas and EMEA	2023	500,000	—	3,603,720	1,827,000	50,193	5,980,913
Tony L. Wong	2025	500,000	—	3,050,864	2,322,000	25,398	5,898,262
Senior Managing Director,	2024	500,000	—	2,239,435	1,926,000	26,166	4,691,601
Co-Head of Investments	2023	481,250	—	2,299,446	1,564,000	23,478	4,368,174

1.

For each of the named executive officers, includes salary that was eligible for deferral, at the election of the named executive officer, under our 401(k) plan or similar retirement savings plan in the named executive officer’s country. For Ms. Butcher and Mr. Sharp, base salary was converted from U.S. dollars to Sterling using a fixed exchange rate of 1:0.8. For Mr. Lo, base salary was converted from U.S. dollars to Hong Kong dollars using a fixed exchange rate of 1:7.8.

2.

Reflects a supplemental bonus payment to recognize the extraordinary contributions made by Ms. Dukes as interim Chief Administrative Officer from March 2024 – September 2024 after the sudden passing of Mark Giuliano, the company’s former Chief Administrative Officer.

3.	For share awards granted in 2025, includes
•

Time-based equity awards. Each of the named executive officers received an annual time-based equity award that vests in four equal annual installments on each anniversary of the date of grant. The grant date fair value is based on the closing stock price on the date of grant.

•

Performance-based equity awards. Each of the named executive officers received an annual performance-based equity award that is subject to a three-year performance period (2025 - 2027) and vests on February 28, 2028. The grant date fair value of the performance-based awards granted in 2025 reflects an expected payout level of 109.34% of target and is based on the closing stock price on the date of grant. If the target and maximum levels of performance are assumed, the grant date fair values for each of the named executive officers would be as follows:

Name	Target value ($)	Maximum value ($)

Mr. Schlossberg	5,729,848	8,594,764

Ms. Dukes	2,000,685	3,001,027

Ms. Butcher	1,444,483	2,166,724

Mr. Lo	1,889,997	2,834,987

Mr. Sharp	1,574,995	2,362,484

Mr. Wong	1,733,383	2,600,066

The amounts disclosed do not reflect the value realized by the named executive officers. For additional information, please see Grants of plan-based share awards for 2025 below for information about the number of shares underlying each of the equity awards.

4.	Reflects cash bonus award earned for the year and paid in February of the following year.
5.	The table below reflects the items that are included in the All Other Compensation column for 2025.
6.	Mr. Schlossberg became President and Chief Executive Officer effective June 30, 2023.

70  Invesco Ltd.

All other compensation table for 2025

Name	Insurance premiums ($)	Company contributions to retirement and 401(k) plans ($)[1]	Tax consultation ($)	Perquisites ($)[2]	Tax gross ups on assignment costs (Home)[3]	Total all other compensation ($)
Andrew R. Schlossberg	3,966	21,000	16,522	100,273	1,935	143,696
L. Allison Dukes	3,678	21,000	—	—	—	24,678
Stephanie C. Butcher	3,439	48,209	—	—	—	51,648
Andrew T.S. Lo	8,975	62,102	8,755	—	—	79,832
Douglas J. Sharp	3,439	13,232	6,883	—	—	23,554
Tony L. Wong	4,398	21,000	—	—	—	25,398

1.	Amounts of matching contributions paid by the company to our retirement savings plans are calculated on the same basis for all plan participants, including the named executive officers.
2.

With respect to Mr. Schlossberg, includes $100,273 for his personal use of the company-provided aircraft. The company leases an airplane for which it pays direct operating expenses and monthly lease payments and management fees. We calculate the aggregate incremental cost to the company for personal use based on the average variable costs of operating the airplane. Variable costs include fuel, repairs, travel expenses for the flight crews and other miscellaneous expenses. This methodology excludes fixed costs that do not change based on usage, such as depreciation, maintenance, taxes and insurance.

3.	Reflects tax payments made to various jurisdictions and the related tax gross ups resulting from tax returns prepared by Ernst & Young related to equalizations from UK assignment.

2026 Proxy Statement 71

Grants of plan-based share awards for 2025

The following table presents information concerning year-end equity awards granted to each of the named executive officers in 2025. Although our Equity Plan provides for stock options and stock appreciation rights, Invesco does not grant stock options or stock appreciation rights.

				Estimated future payout under equity incentive plan awards[3]				Closing market
Name	Grant date[1]	Type of award[2]	Vesting[2]	Threshold (#)	Target (#)	Maximum (#)	All other share awards (#)	price on date of grant ($/ share)	Grant date fair value of share awards ($)[4]
Andrew R. Schlossberg	02/28/25	Time	4-year ratable	—	—	—	219,660	17.39	3,819,887
	02/28/25	Performance	36-month cliff	—	329,491	494,236	—	17.39	6,265,016
L. Allison Dukes	02/28/25	Time	4-year ratable	—	—	—	105,451	17.39	1,833,793
	02/28/25	Performance	36-month cliff	—	115,048	172,572	—	17.39	2,187,549
Stephanie C. Butcher	02/28/25	Time	4-year ratable	—	—	—	83,064	17.39	1,444,483

	02/28/25	Performance	36-month cliff	—	83,064	124,596	—	17.39	1,579,398
Andrew T. S. Lo	02/28/25	Time	4-year ratable	—	—	—	72,455	17.39	1,259,992

	02/28/25	Performance	36-month cliff	—	108,683	163,024	—	17.39	2,066,523
Douglas J. Sharp	02/28/25	Time	4-year ratable	—	—	—	90,569	17.39	1,574,995

	02/28/25	Performance	36-month cliff	—	90,569	135,853	—	17.39	1,722,100
Tony L. Wong	02/28/25	Time	4-year ratable	—	—	—	66,451	17.39	1,155,583

	02/28/25	Performance	36-month cliff	—	99,677	149,515	—	17.39	1,895,281

1.	For equity granted on February 28, 2025, the committee approved the awards on February 13, 2025.
2.	2025 Award types:

All equity awards were granted under our Equity Plan. Equity awards are subject to transfer restrictions and generally are subject to forfeiture prior to vesting upon a recipient’s termination of employment. Time-based equity awards. Time-based equity awards vest 25% each year on the anniversary of the date of grant. All dividends and dividend equivalents are paid at the same rate as on our common shares. With respect to Ms. Butcher and Mr. Sharp who are each subject local regulatory remuneration requirements, dividends accrue and are paid at the time of distribution. With respect to the NEOs other than Ms. Butcher and Mr. Sharp, dividends are paid on a current basis.

Performance-based equity awards. Performance-based equity awards are subject to a three-year performance period (2025-2027) and are scheduled to vest on February 28, 2028. Dividends are deferred and are paid at the same rate as on our common shares if and to the extent the award vests.

3.

Estimated future payouts under equity incentive plan awards. The share amounts shown under these columns represent potential threshold, target and maximum share payout amounts for achievement of performance levels for awards granted. The actual number of shares that vest is determined by AOM and relative TSR multipliers, ranging from 0% to 150% of target levels.

4.

Grant date fair value. For time-based annual equity awards, the grant date fair value is based on the closing stock price on the date of grant. The grant date fair value of performance-based awards granted in 2025 reflect an expected payout of 109.34% of target.

72  Invesco Ltd.

Outstanding share awards at year-end for 2025

The following table provides information as of December 31, 2025 about the outstanding equity awards held by our named executive officers.

Name	Footnote	Grant date	Number of shares or units that have not vested (#)	Market value of shares or units that have not vested ($)	Equity incentive plan awards that have not vested (#)	Market value of equity incentive plan awards that have not vested ($)
Andrew R. Schlossberg	1	02/28/22	16,184	425,154	—	—
	2	02/28/23	27,825	730,963	—	—
	3	02/28/23	—	—	83,475	2,192,888
	5	07/03/23	350,262	9,201,383	—	—
	4	02/28/24	128,246	3,369,022	—	—
	3	02/28/24	—	—	256,491	10,107,040
	6	02/28/25	219,660	5,770,468	—	—
	3	02/28/25	—	—	329,491	12,983,580
Total			742,177	19,496,990	669,457	25,283,508
L. Allison Dukes	1	02/28/22	12,359	324,671	—	—
	2	02/28/23	21,695	569,928	—	—
	3	02/28/23	—	—	65,084	1,709,757
	5	07/03/23	116,754	3,067,128	—	—
	4	02/28/24	52,976	1,391,680	—	—
	3	02/28/24	—	—	105,951	4,175,012
	6	02/28/25	105,451	2,770,198	—	—
	3	02/28/25	—	—	115,048	4,533,466
Total			309,235	8,123,605	286,083	10,418,235
Stephanie C. Butcher	1	02/28/22	9,445	248,120	—	—
	7	02/07/23	50,994	1,339,612	—	—
	2	02/28/23	20,410	536,171	—	—
	4	02/28/24	57,537	1,511,497	—	—
	3	02/28/24	—	—	76,716	3,022,993
	6	02/28/25	83,064	2,182,091	—	—
	3	02/28/25	—	—	83,064	3,273,137
Total			221,450	5,817,491	159,780	6,296,130
Andrew T.S. Lo	1	02/28/22	16,479	432,903	—	—
	2	02/28/23	28,666	753,056	—	—
	3	02/28/23	—	—	85,999	2,259,194
	5	07/03/23	116,754	3,067,128	—	—
	4	02/28/24	53,770	1,412,538	—	—
	3	02/28/24	—	—	107,540	4,237,613
	6	02/28/25	72,455	1,903,393	—	—
	3	02/28/25	—	—	108,683	4,282,640
Total			288,124	7,569,018	302,222	10,779,447
Douglas J. Sharp	1	02/28/22	13,548	355,906	—	—
	2	02/28/23	23,783	624,779	—	—
	3	02/28/23	—	—	47,565	1,249,533
	7	07/03/23	87,566	2,300,359	—	—
	4	02/28/24	67,213	1,765,686	—	—
	3	02/28/24	—	—	89,617	3,531,371
	6	02/28/25	90,569	2,379,248	—	—
	3	02/28/25	—	—	90,569	3,568,858
Total			282,679	7,425,978	227,751	8,349,762

2026 Proxy Statement 73

Name	Footnote	Grant date	Number of shares or units that have not vested (#)	Market value of shares or units that have not vested ($)	Equity incentive plan awards that have not vested (#)	Market value of equity incentive plan awards that have not vested ($)
Tony L. Wong	1	02/28/22	3,561	93,547	—	—
	5	02/07/23	101,988	2,679,225	—	—
	2	02/28/23	8,479	222,743	—	—
	4	02/28/24	46,030	1,209,208	—	—
	3	02/28/24	—	—	92,060	3,627,624
	6	02/28/25	66,451	1,745,668	—	—
	3	02/28/25	—	—	99,677	3,927,759
Total			226,509	5,950,391	191,737	7,555,383

1.	Time-based equity awards vest in four equal installments. As of December 31, 2025, the unvested share award represent 25% of the original grant.
2.	Time-based equity awards vest in four equal installments. As of December 31, 2025, the unvested share award represent 50% of the original grant.
3.

Performance-based equity awards vest in one installment. As of December 31, 2025, unvested share awards granted in 2023 are reflected at 100% of target, and unvested share awards granted in 2024 and 2025 are reflected at 150% of target.

4.	Time-based equity awards vest in four equal installments. As of December 31, 2025, the unvested share award represent 75% of the original grant.
5.	Time-based transition equity awards vest in one installment. As of December 31, 2025, the unvested time-based transition equity awards represent 100% of the original grant.
6.	Time-based equity awards vest in four equal installments. As of December 31, 2025, the unvested equity awards represent 100% of the original grant.
7.	Time-based transition equity awards vest in four equal installments. As of December 31, 2025, the unvested time-based transition share awards represent 50% of the original grant.

74  Invesco Ltd.

Shares vested for 2025

The following table provides information about equity awards held by our named executive officers that vested in 2025.

	Share awards

Name	Grant date	Type of award	Vesting date	Number of shares acquired on vesting[1]	FMV Price	Value realized on vesting ($)

Andrew R. Schlossberg	02/28/21	Time	02/28/25	10,959	17.39	190,577
	02/28/22	Time	02/28/25	16,184	17.39	281,440
	02/28/23	Time	02/28/25	13,913	17.39	241,947
	02/28/24	Time	02/28/25	42,748	17.39	743,388
	02/28/22	Performance	02/28/25	16,607	17.39	288,796

Total				100,411		1,746,148

L. Allison Dukes	02/28/21	Time	02/28/25	8,029	17.39	139,624
	02/28/22	Time	02/28/25	12,359	17.39	214,923
	02/28/23	Time	02/28/25	10,847	17.39	188,629
	02/28/24	Time	02/28/25	17,658	17.39	307,073
	02/28/22	Performance	02/28/25	12,805	17.39	222,679

Total				61,698		1,072,928

Stephanie C. Butcher	02/28/21	Time	02/28/25	6,973	17.39	121,260
	02/28/22	Time	02/28/25	9,444	17.39	164,231
	02/28/23	Time	02/28/25	10,205	17.39	177,465
	02/28/24	Time	08/31/25	19,179	21.89	419,828
	02/7/23	Time	08/31/25	25,497	21.89	558,129

Total				71,298		1,440,913

Andrew T.S. Lo	02/28/21	Time	02/28/25	13,122	17.39	228,192
	02/28/22	Time	02/28/25	16,478	17.39	286,552
	02/28/23	Time	02/28/25	14,333	17.39	249,251
	02/28/24	Time	02/28/25	17,923	17.39	311,681
	02/28/22	Performance	02/28/25	16,807	17.39	292,274

Total				78,663		1,367,950

Douglas J. Sharp	02/28/21	Time	08/31/25	8,731	21.89	191,122
	02/28/22	Time	08/31/25	13,547	21.89	296,544
	02/28/23	Time	08/31/25	11,891	21.89	260,294
	02/28/24	Time	08/31/25	22,404	21.89	490,424
	07/3/23	Time	01/15/25	29,188	17.05	497,655
	02/28/22	Performance	02/28/25	9,212	17.39	160,197

Total				94,973		1,896,236

Tony L. Wong	02/28/21	Time	02/28/25	2,788	17.39	48,483
	02/28/22	Time	02/28/25	3,560	17.39	61,908
	02/28/23	Time	02/28/25	4,239	17.39	73,716
	02/28/24	Time	02/28/25	15,343	17.39	266,815

Total				25,930		450,922

1.

Represents vesting at 100% for time-based equity awards and at 17% for performance-based equity awards that were granted in February 2022 and vested in February 2025. As a result, 83% of the performance-based equity awards were canceled due to failure to achieve the performance objectives. 17% of accrued dividend equivalents on underlying earned performance-based equity awards were paid in cash as of the time of vesting.

2026 Proxy Statement 75

Potential payments upon termination or change in control for 2025

The following table summarizes the estimated payments to be made to each NEO under each agreement, plan or arrangement in effect as of December 31, 2025 which provides for payments at, following or in connection with a termination of employment or change in control.

The information in the table reflects an assumed termination of employment on December 31, 2025. Values shown with respect to equity awards are based on the per share closing price of our common shares on December 31, 2025 (which was $26.27) or, with respect to notional fund awards, are based on the closing price of the underlying fund(s) on December 31, 2025.

Name [1]	Involuntary termination other than for cause or unsatisfactory performance ($)[2]	Involuntary termination following a change in control ($)[3]	Death or disability ($)	Qualified retirement after death and disability ($)[4]	Voluntary resignation / termination for cause or unsatisfactory performance ($)

Andrew R. Schlossberg

Equity awards[5]	37,083,626	37,083,626	37,083,626	—	—

Notional fund awards	—	—	—	—	—

L. Allison Dukes

Equity awards[5]	15,639,006	15,639,006	15,639,006	—	—

Notional fund awards	—	—	—	—	—

Stephanie C. Butcher

Equity awards[5]	10,014,911	10,014,911	10,014,911	—	—

Notional fund awards	740,952	740,952	740,952	—	—

Andrew T.S. Lo

Equity awards[5]	15,508,390	15,508,390	15,508,390	3,251,621	—

Notional fund awards	—	—	—	—	—

Douglas J. Sharp

Equity awards[5]	13,408,998	13,408,998	13,408,998	—	—

Notional fund awards	—	—	—	—	—

Tony L. Wong

Equity awards[5]	10,987,322	10,987,322	10,987,322	—	—

Notional fund awards	1,398,343	1,398,343	1,398,343	—	—

1.

Each NEO is a party to an agreement that provides for an employment notice period of either six or twelve months. Following a notice of termination, the employee would continue to receive salary and benefits compensation, and the vesting periods with respect to any outstanding incentive awards would continue to run, in the normal course until the date of termination. In accordance with SEC rules, the information presented in this table assumes a termination date of December 31, 2025, and that the applicable notice had been given prior to such date.

2.

Assumes termination by the company other than for cause or unsatisfactory performance. Amounts are payable as of termination and are subject to the NEO’s (i) release of claims against the company and (ii) continued compliance with covenants restricting the named executive officer’s solicitation of clients or employees and nondisclosure of confidential information following termination. When mandated by local regulatory requirements, incentive award agreement provides for continued vesting. We do not provide excise tax “gross up.”

3.

Payment is as of termination and made in the event that (i) the incentive award was not assumed, converted or replaced in connection with a change in control, or (ii) during the 24-month period following a change in control, upon a termination of employment (a) by the company other than for cause or unsatisfactory performance, or (b) by the recipient for good reason. When mandated by local regulatory requirements, incentive award agreement provides for continued vesting. We do not provide excise tax “gross up.”

4.Retirement

treatment applies to 2025 grants only. Assumes retirement date of December 31, 2025 and that all post employment covenants have been executed. Time-based equity awards held less than 1 year at the time of retirement are pro-rated based on number of full months from date of grant to retirement divided by forty-eight (life of the grant). For outstanding performance-based equity awards, vesting would be based on actual results at the end of the performance period. Since the performance period had not concluded as of December 31, amounts shown assume payout at target performance.

5.

With respect to outstanding performance-based equity awards, value reflects target level of performance. When mandated by local regulatory requirements, the number of shares received following the end of the performance period is based on the company’s actual performance over the duration of the performance period.

76  Invesco Ltd.

Information regarding equity compensation plans

The following tables set forth information about common shares that may be issued under our existing equity compensation plans.

As of December 31, 2025

Name of plan	Approved by security holders[1]	Number of securities to be issued upon exercise of outstanding options, warrants and rights[2]	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding options)[3]
2016 Global Equity Incentive Plan	✓	8,697,929	N/A	16,740,441
2012 Employee Stock Purchase Plan	✓	N/A	N/A	2,326,060
2010 Global Equity Incentive Plan (ST)	N/A	N/A	N/A	3,552,682

Total		8,697,929	N/A	22,619,183

1.

With respect to the 2010 Global Equity Incentive Plan (ST), shares are issued only as employment inducement awards in connection with a strategic transaction and, as a result, do not require shareholder approval under the rules of the New York Stock Exchange or otherwise.

2.	Outstanding awards consist of unvested RSUs. Earned performance-based awards are shown at the actual level of performance attained and unearned performance awards are shown at target.
3.	Excludes unvested restricted stock awards and unvested restricted stock units.

CEO pay ratio

As required by Item 402(u) of Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the annual total compensation of our CEO, and our employees (other than our CEO):

For 2025, our last completed year:

•	the annual total compensation of our median employee (other than our CEO), was $122,418, and
•	the annual total compensation of our CEO for purposes of calculating the CEO pay ratio was $16,299,849.

As a result for 2025, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (other than our CEO) was 133 to 1.

Methodology

Our CEO to median employee pay ratio is calculated in accordance with SEC requirements. As of June 30, 2023, we appointed a new CEO who was promoted into the role. As a result, as of October 1, 2023, we identified a new median employee by examining 2022 total compensation for all individuals, excluding our new CEO and our former CEO. We included all employees who were employed by us during all of 2022 (our prior fiscal year) and included base salary, cash bonus, commissions, overtime, performance fees and deferred incentive compensation. We did not make any assumptions, adjustments or estimates with respect to compensation, and we did not annualize the compensation for any employees.

We calculated 2025 annual total compensation for the median employee using the same methodology we use for our named executive officers as set forth in the 2025 Summary Compensation table in this proxy statement.

2026 Proxy Statement 77

Pay versus performance
As required by Item 402(v) of Regulation
S-K
of the Exchange Act, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the company. For further information concerning the company’s variable pay-for-performance
philosophy and how the company aligns executive compensation with the company’s performance, refer to
Executive Compensation – Compensation Discussion and Analysis
.

							Value of initial fixed $100 investment based on:
Year (a)	Summary compensation table total for first PEO ($) 1 (b)	Summary compensation table total for second PEO ($)	Compensation actually paid to first PEO ($) 2 (c)	Compensation actually paid to second PEO ($)	Average summary compensation table total for non-PEO NEOs ($) 3 (d)	Average compensation actually paid to non-PEO NEOs ($) 4 (e)	Total shareholder return ($) 5 (f)	Peer group total shareholder return ($) 6 (g)	Net income/ (loss) ($M) 7 (h)	Company selected measure-adjusted operating margin(%) 8 (i)

2025	16,299,849	N/A	36,278,513	N/A	6,435,561	13,531,792	186	181	(174.8)	33.4%

2024	11,232,341	N/A	11,416,828	N/A	5,160,123	5,095,524	118	149	752.4	31.1%

2023 9	11,864,931	17,354,819	11,533,698	18,005,113	5,658,504	5,387,543	115	115	(168.2)	30.4%

2022	N/A	15,173,146	N/A	6,359,694	5,532,531	2,549,789	110	102	925.5	34.8%

2021	N/A	12,897,752	N/A	21,171,173	5,228,946	8,067,761	136	133	1,969.4	41.5%

1.
(b) represents the amounts of total compensation reported for Mr. Schlossberg, who has served as the company’s President and Chief Executive Officer since June 30, 2023, for each corresponding year in the “Total” column of the Summary Compensation Table. See Summary Compensation Table for additional information.

2.
(c) represents the amount of “compensation actually paid” to Mr. Schlossberg, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Schlossberg during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Schlossberg’s total compensation to determine the “compensation actually paid”:

Year	Reported Summary Compensation Table Total for PEO ($)	Reduced by the Reported Value of Equity Awards ($) (aa)	Increased by Equity Award Adjustments ($) (bb)	Compensation Actually Paid to PEO ($)

2025	16,299,849	(10,084,903)	30,063,567	36,278,513

(aa)	The grant date fair value of equity awards represents the total of the amounts reported in the “Share Awards” column in the Summary Compensation Table for the applicable year.
(bb)	The equity award adjustments for the applicable year include the addition (or subtraction, as applicable) of:

78  Invesco Ltd.

Year	Year End Fair Value of Equity Awards Granted During the Year and Unvested ($) (i)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($) (ii)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($) (iii)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($) (iv)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($) (v)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($) (vi)	Total Equity Award Adjustments ($)

2025	18,689,624	11,097,616	0	(5,634)	0	281,961	30,063,567

(i)	the year-end fair value of equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;
(ii)	the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of awards granted in prior years that are outstanding and unvested;
(iii)	for awards that are granted and vest in the same applicable year, the fair value as of the vesting date;
(iv)	for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value;
(v)
for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and

(vi)
the amount of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such awards or included in any other component of total compensation for the applicable year.

3.
(d) represents the average of the amounts reported for the company’s non-PEO
named executive officers (NEOs) as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the non-PEO
NEOs are:

Name and title	2025	2024	2023	2022	2021

Stephanie Butcher , SMD and Co-Head of Investments	●	●	●

L. Allison Dukes , Senior Managing Director and Chief Financial Officer	●	●	●	●	●

Andrew T.S. Lo , Senior Managing Director and Head of Asia Pacific	●	●	●	●	●

G regory G. McGreevey 1 , Senior Managing Director, Investments			●	●	●

Doug Sharp , SMD and Head of Americas and EMEA	●	●	●

Andrew R. Schlossberg 2 , Senior Managing Director, Head of the Americas				●	●

Tony Wong , SMD and Co-Head of Investments	●	●	●

1.	Mr. McGreevey retired as Senior Managing Director - Investments from the company on February 8, 2023.
2.	Mr. Schlossberg succeeded Mr. Flanagan as President and Chief Executive Officer and as a member of the Board of Directors effective June 30, 2023.

4.
(e) represents the average amount of “compensation actually paid” to the non-PEO
NEOs as a group as computed in accordance with Item 402(v) of Regulation
S-K.
The amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO
NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the non-PEO
NEOs as a group to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Reduced by the Average Reported Value of Equity Awards ($)	Increased by the Average Equity Award Adjustments ($) (cc)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	6,435,561	(3,343,939)	10,440,170	13,531,792

(cc)	The equity award adjustments include the addition (or subtraction, as applicable) of:

2026 Proxy Statement 79

Year	Average Year End Fair Value of Equity Awards Granted During the Year and Unvested ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)

2025	6,093,849	4,134,727	0	84,744	0	126,850	10,440,170

5.
(f) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the company’s share price at the end and the beginning of the measurement period by the company’s share price at the beginning of the measurement period.

6.
(g) represents the weighted cumulative peer group TSR of the Asset Manager Index (as reported in Invesco’s Annual Report on Form
10-K),
weighted according to the respective companies’ stock market capitalization at the beginning of each measurement period for which a return is indicated.

7.
(h) represents the amount of Net income/(loss) reflected in the company’s audited financial statements for the applicable year. The 2023 and 2025 amounts included non-cash
impairment charges of $1,248.9 million and $1,794.9 million, respectively, on our indefinite-lived intangible assets related to prior acquisitions of management contracts of U.S. retail mutual funds.

8.
(i) represents the Adjusted operating margin for 2021, 2022, 2024 and 2025, which is equal to Adjusted operating revenues divided by net revenues and Scorecard adjusted operating margin for 2023, which is equal to Scorecard adjusted operating income divided by Net revenues. These are non-GAAP
financial measures. Refer to Appendix A – Schedule of
non-GAAP
information for further information regarding the calculation of this performance measure. The company uses numerous key performance indicators, both financial and non-financial,
for the purpose of evaluating performance.

9.
2023 included two individuals who served as the company’s PEOs: Mr. Flanagan, who retired as President and Chief Executive Officer effective June 30, 2023, and Mr. Schlossberg, who succeeded Mr. Flanagan as President and Chief Executive Officer effective June 30, 2023.

80  Invesco Ltd.

Analysis of the information presented in the Pay versus Performance Table
As noted above, our executive compensation program is designed to align executive compensation with the long-term interests of our shareholders and includes several key financial performance measures, both financial and non-financial,
that the committee believes are indicators of the overall health of the firm. In addition to these indicators, the individual performance of each executive is also taken into account. See
Executive Compensation – Compensation Discussion and Analysis
for additional information about the company’s executive compensation philosophy.
In accordance with Item 402(v) of Regulation
S-K,
the company is providing the following illustrations of the relationships between information presented in the Pay versus Performance table.

CAP vs Total Shareholder Return
(in 000s, except TSR)

1. Includes compensation related to Mr. Flanagan’s retirement agreement.
2. Scorecard adjusted operating margin used for 2023.

CAP vs Net Income and Adjusted Operating Margin
(CAP in 000s; Net income in millions)

Financial performance measures
Financial performance measures As described in greater detail in Executive Compensation – Compensation Discussion and Analysis, the company’s executive compensation program reflects a variable pay-for-performance
philosophy. The metrics that the company uses for both our short-term and long-term incentive awards are selected based on an objective of incentivizing our PEO and NEOs to increase the value of our enterprise for our shareholders over the long-term. The most important financial performance measures used by the company to link executive compensation actually paid to the company’s PEO and non-PEO
NEOs, for the most recently completed fiscal year, to the company’s performance are as follows:
•	Net long-term flows
•	Net revenues
•	Adjusted operating income
•	Adjusted operating margin
•	Adjusted diluted earnings per share

2026 Proxy Statement 81

PROPOSAL 3

Appointment of independent registered public accounting firm

82  Invesco Ltd.

Appointment of independent registered public accounting firm
General

The audit committee of the Board has proposed the appointment of PwC as the independent registered public accounting firm to audit the company’s consolidated financial statements for the year ending December 31, 2026 and to audit the company’s internal control over financial reporting as of December 31, 2026. During and for the year ended December 31, 2025, PwC audited and rendered opinions on the financial statements of the company and certain of its subsidiaries. PwC also rendered an opinion on the company’s internal control over financial reporting as of December 31, 2025. In addition, PwC may from time-to-time
provide the company with tax consulting and compliance services, accounting and financial reporting advice on transactions and regulatory filings and certain other services not prohibited by applicable auditor independence requirements. See
Fees paid to independent registered public accounting firm.
Representatives of PwC are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Recommendation of the
Board of Directors

The Board of Directors unanimously
recommends a vote “FOR” the
appointment of PwC as the
company’s independent registered
public accounting firm for the year
ending December 31, 2026

Vote required

This proposal requires the affirmative
vote of a majority of votes cast at
the Annual General Meeting. If the
appointment is not approved, the
audit committee will reconsider the
selection of PwC as the company’s
independent registered public
accounting firm

2026 Proxy Statement 83

Fees paid to independent registered public accounting firm
The audit committee of the Board, with the approval of the shareholders, engaged PwC to perform an annual audit of the company’s consolidated financial statements for 2025. The following table sets forth the approximate aggregate fees billed or expected to be billed to the company by PwC for 2025 and 2024, for the audit of the company’s annual consolidated financial statements and for other services rendered by PwC in 2025 and 2024.

	Year ($ in millions) 5

	2025	2024

Audit fees 1	7.7	7.5

Audit-related fees 2	2.5	2.7

Tax fees 3	0.8	0.9

All other fees 4	2.1	1.4

Total fees	13.1	12.5

1.	The 2025 audit fees amount includes approximately $3.8 million (2024: $3.6 million) for audit of the company’s consolidated financial statements and $3.9 million (2024: $3.9 million) for statutory audits of subsidiaries and consolidated investment products.
2.	Audit-related fees cover other audit and attest services, services provided in connection with certain agreed-upon procedures and other attestation reports, financial accounting, reporting and compliance matters, and benefit plan audits.
3.	Tax fees consist of compliance and advisory services.
4.	In 2025 and 2024, all other fees relate primarily to professional consulting services.
5.	These amounts do not include fees paid to PwC associated with audit and tax services conducted on certain managed investment products, including but not limited to our affiliated investment companies, unit trusts and partnerships.
Pre-approval
process and policy
The Invesco audit committee has a policy for
pre-approving
(the
“Pre-Approval
Policy”) all audit and
non-audit
services performed by Invesco’s independent auditor to ensure that the provision of such services does not impair the auditor’s independence. The policy sets forth the audit committee’s responsibility for pre-approval
of audit, audit related, tax and other services performed by the independent registered public accounting firm. It provides that, before the company engages the independent auditor to render any service, the engagement must either be specifically approved by the audit committee or fall into one of the defined categories that have been pre-approved.
In the intervals between scheduled meetings of the audit committee, the audit committee has delegated pre-approval
authority under the
Pre-Approval
Policy to the audit committee chair, who reports any approved services to the audit committee at the next scheduled meeting.

84  Invesco Ltd.

Report of the audit committee
Membership and role of the Audit Committee
The audit committee of the Board consists of Phoebe A. Wood (Chair), Sarah E. Beshar, Thomas M. Finke, Thomas P. Gibbons, William F. Glavin, Jr., Elizabeth S. Johnson, Sir Nigel Sheinwald, Paula C. Tolliver, G. Richard Wagoner, Jr. and Christopher C. Womack. Each of the members of the audit committee is independent as such term is defined under the NYSE listing standards and applicable law. The primary purpose of the audit committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the company’s financial reporting, auditing and internal control activities, including the integrity of the company’s financial statements, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the company’s internal audit function and independent auditor, and (iv) the company’s compliance with legal and regulatory requirements. The audit committee’s function is more fully described in its written charter, which is available on the Company Website.
Review of the company’s audited consolidated financial statements for the year ended December 31, 2025
The audit committee has reviewed and discussed the audited financial statements of the company for the year ended December 31, 2025 with the company’s management. The audit committee has also performed the other reviews and duties set forth in its charter. The audit committee has discussed with PwC, the company’s independent registered public accounting firm, the matters required to be discussed by professional auditing standards. The audit committee has also received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence and has discussed the independence of PwC with that firm. Based on the audit committee’s review and discussions noted above, the audit committee recommended to the Board of Directors that the company’s audited consolidated financial statements be included in the company’s Annual Report for filing with the SEC.
Respectfully submitted by the audit committee:
Phoebe A. Wood (Chair)
Sarah E. Beshar
Thomas M. Finke
Thomas P. Gibbons
William F. Glavin, Jr.
Elizabeth S. Johnson
Sir Nigel Sheinwald
Paula C. Tolliver
G. Richard Wagoner, Jr.
Christopher C. Womack

2026 Proxy Statement 85

86  Invesco Ltd.

Amendment of Bye-Laws to allow shareholders to remove a director with or without cause
General

The company’s Fourth Amended and Restated Bye-Laws provide that a director may be removed only for cause. The Board has unanimously adopted and recommends that shareholders approve an amendment that would permit removal of directors with or without cause.

The Board, with the assistance of the nomination and governance committee, regularly reviews our corporate governance practices. In connection with this review, the Board recognized the prevalent practice to permit removal of directors without cause and has determined that it is in the best interests of the company and our shareholders to adopt the proposed amendment.

Under Bermuda law, shareholders may remove directors with or without cause unless a company’s bye-laws provide that directors may be removed only for cause. Article XI of our current Bye-Laws provides that, subject to the rights of the holders of any series of preference shares, a director may be removed only for cause. Proposal 4 would amend Article XI, Paragraph 1 as set forth below to provide that a director may be removed by shareholders with or without cause.

Subject to the rights of the holders of any class or series of preference shares, the Shareholders may remove a Director before the stated expiry of his term ~~only for~~ with or without Cause, and only by the affirmative vote of at least a majority of the votes cast by the holders of shares of the Company entitled to vote generally on the election of Directors at an annual general or special general meeting convened and held in accordance with these Bye-Laws for the purpose of such removal.

If approved by the required vote, the amendment to our Bye-Laws will become effective immediately after the adjournment of the Annual General Meeting.

Recommendation of the

Board of Directors

The Board of Directors unanimously

recommends a vote “FOR” the

amendment of the Bye-Laws

Vote required

This proposal requires the affirmative

vote of a majority of votes cast at the

Annual General Meeting

2026 Proxy Statement 87

General information regarding the annual general meeting

Questions and answers about voting your common shares

Why did I receive this Proxy Statement?	You have received these proxy materials because Invesco’s Board of Directors is soliciting your proxy to vote your shares at the Annual General Meeting on May 21, 2026. This Proxy Statement includes information that is designed to assist you in voting your shares and information that we are required to provide to you under SEC rules.

What is a proxy?	A “proxy” is a written authorization from you to another person that allows such person (the “proxy holder”) to vote your shares on your behalf. The Board of Directors is asking you to allow any of the following persons to vote your shares at the Annual General Meeting: G. Richard Wagoner, Jr., Chair of the Board of Directors; Andrew R. Schlossberg, President and Chief Executive Officer; L. Allison Dukes, Senior Managing Director and Chief Financial Officer and Jeffrey H. Kupor, Senior Managing Director and General Counsel.

Why did I not receive my proxy materials in the mail?

As permitted by rules of the SEC, Invesco is making this Proxy Statement and its Annual Report on Form 10-K for the year ended December 31, 2025 (“Annual Report”) available to its shareholders electronically via the Internet. The “e-proxy” process expedites shareholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual General Meeting.

Beginning on April [.], 2026, we mailed to shareholders of record as of the close of business on March 16, 2026 (“Record Date”) a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement, our Annual Report and other soliciting materials via the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice to request such materials.

Who is entitled to vote?	Each holder of record of Invesco common shares on the Record Date for the Annual General Meeting is entitled to attend and vote at the Annual General Meeting.

What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

•

Shareholders of record. You are a shareholder of record if at the close of business on the Record Date your shares were registered directly in your name with Computershare, our transfer agent.

•

Beneficial owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name.Being a beneficial owner means that, like most of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted? for additional information.

•

Invesco has requested banks, brokerage firms and other nominees who hold Invesco common shares on behalf of beneficial owners of the common shares as of the close of business on the Record Date to forward the Notice to those beneficial owners. Invesco has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

88  Invesco Ltd.

How many votes do I have?	Every holder of a common share on the Record Date will be entitled to one vote per share for each Director to be elected at the Annual General Meeting and to one vote per share on each other matter presented at the Annual General Meeting. On the Record Date there were [.] common shares outstanding and entitled to vote at the Annual General Meeting.

What proposals are being presented at the Annual General Meeting?

Invesco intends to present proposals numbered one through four for shareholder consideration and voting at the Annual General Meeting. These proposals are for:

1. Election of eleven (11) members of the Board of Directors;

2. Advisory vote to approve the compensation of our named executive officers;

3. Appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm; and

4. Amendment of the Bye-Laws to allow shareholders to remove a director with or without cause.

Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual General Meeting, Invesco does not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on such matter in their discretion.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•

FOR the election of the eleven (11) directors nominated by our Board and named in this Proxy Statement;

•

FOR the approval, on an advisory basis, of the compensation of our named executive officers;

•

FOR the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm; and

•

FOR the amendment of the Bye-Laws to allow shareholders to remove a director with or without cause.

How do I attend the Annual General Meeting?	The Annual Meeting will be in a virtual meeting format only, with no in-person access. Shareholders attending the Annual Meeting remotely will have the same opportunities they have had at past annual meetings to participate, vote, ask questions, and provide feedback to the company’s management team and the Board of Directors.

•

If you were a shareholder of record (i.e. you hold your shares at our transfer agent, Computershare) at the close of business on the Record Date, you are eligible to access, participate in and vote at the virtual meeting.

•

The meeting will be hosted at www.meetnow.global/MMQAAHL. The meeting will begin promptly at 11:30 a.m., Eastern Time and online access will open 15 minutes prior to allow time to log-in. You will also need your voter control number, which, if you are a shareholder of record, you can find on your original proxy card or Notice of Internet Availability of Proxy Materials.

•

If you hold your shares in “street name” or through an intermediary, such as a bank or broker (a “Beneficial Holder”), you have two options to attend the meeting:

1. Registration in Advance of the Annual General Meeting Submit proof of your proxy power (“Legal Proxy”) from your broker or bank reflecting your Invesco Ltd. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 18, 2026. You will receive a confirmation email from Computershare of your registration, which will include your voter control number. Requests for registration should include an email from your broker or an image of your legal proxy and be directed to Computershare via email at legalproxy@computershare.com or by mail at Computershare, Invesco Ltd. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

2026 Proxy Statement 89

2. Register at the Annual General Meeting We expect that the majority of Beneficial Holders will be able to fully participate in the Annual General Meeting using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience to Beneficial Holders only. There is no guarantee this option will be available for every type of Beneficial Holder voting control number. The inability to provide this option to any or all Beneficial Holders shall in no way impact the validity of the Annual General Meeting. Beneficial Holders should register in advance of the Annual Meeting as described above, if they want to ensure full access to the Annual General Meeting.

•

You may submit your proxy in advance of the Annual Meeting via the Internet, by phone or by mail by following the instructions included on your proxy card or notice of Internet availability. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials.

Do I need to register to attend the Annual Meeting virtually?	Registration is only required if you are a Beneficial Holder, as set forth above.

What if I have trouble accessing the Annual Meeting virtually?	The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.

How do I vote and what are the voting deadlines?

You may vote your shares in person at the Annual General Meeting or by proxy. There are three ways to vote by proxy:

•

Via the internet: You can submit a proxy via the Internet until the adjournment of the virtual annual meeting, by accessing the web site at http://www.envisonreports.com/IVZ and following the instructions you will find on the web site. Internet proxy submission is available 24 hours a day. You will be given the opportunity to confirm that your instructions have been properly recorded.

•

By telephone: You can submit a proxy by telephone until 11:59 p.m. eastern time on May 20, 2026, by calling toll-free 1-800-652-VOTE (8683) (from the U.S. and Canada) and following the instructions.

•

By mail: If you have received your proxy materials by mail, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your common shares in an account with a bank or broker (i.e., in “street name”), you can vote by following the instructions on the voting instruction card provided to you by your bank or broker. Proxy cards returned by mail must be received no later than the close of business on May 20, 2026.

Even if you plan to participate in the Annual General Meeting, we encourage you to vote your common shares by proxy using one of the methods described above. Invesco shareholders of record who attend the meeting virtually may vote their common shares, even though they have sent in proxies.

What if I hold restricted shares?	For participants in the 2016 Global Equity Incentive Plan who hold restricted share awards through the company’s stock plan administrator, your restricted shares will be voted as you instruct the custodian for such shares, Invesco Ltd. (the “Custodian”). There are three ways to vote: via the Internet, by telephone or by returning your voting instruction card. Please follow the instructions included on your voting instruction card on how to vote using one of the three methods. Your vote will serve as voting instructions to the Custodian for your restricted shares. If you do not provide instructions regarding your restricted shares, the Custodian will not vote them. You cannot vote your restricted shares at the meeting. To allow sufficient time for voting by the Custodian, the Custodian must receive your vote by no later than 11:59 p.m. eastern time on May 8, 2026.

90  Invesco Ltd.

May I change or revoke my vote?

Yes. You may change your vote in one of several ways at any time before it is cast prior to the applicable deadline for voting:

•

Grant a subsequent proxy via the Internet or telephone;

•

Submit another proxy card (or voting instruction card) with a date later than your previously delivered proxy;

•

Notify our Company Secretary in writing before the Annual General Meeting that you are revoking your proxy or, if you hold your shares in “street name,” follow the instructions on the voting instruction card; or

•

If you are a shareholder of record, or a beneficial owner with a proxy from the shareholder of record, vote at the Annual General Meeting.

What will happen if I do not vote my shares?

•

Shareholders of record. If you are the shareholder of record and you do not vote at the Annual General Meeting, or by proxy via the Internet, by telephone, or by mail, your shares will not be voted at the Annual General Meeting.

•

Beneficial owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under NYSE rules, your broker or nominee has discretion to vote your shares on routine matters, such as Proposal No. 3, but does not have discretion to vote your shares on non-routine matters, such as Proposals No. 1 , 2 and 4. Therefore, if you do not instruct your broker as to how to vote your shares on Proposals No. 1, 2 and 4, this would be a “broker non-vote,” and your shares would not be counted as having been voted on the applicable proposal. We therefore strongly encourage you to instruct your broker or nominee on how you wish to vote your shares.

What is the effect of a broker non-vote or abstention?	Under NYSE rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on a limited number of routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual General Meeting. A “broker non-vote” occurs when a broker or other nominee does not receive such voting instructions and does not have the discretion to vote the shares. Pursuant to Bermuda law, broker non-votes and abstentions are not included in the determination of the common shares voting on such matter but are counted for quorum purposes.

What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?

•

Shareholders of record. If you are a shareholder of record and you submit a proxy, but you do not provide voting instructions, all of your shares will be voted FOR Proposals No. 1 , 2 , 3, and 4.

•

Beneficial owners. If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under NYSE rules, brokers and other nominees have the discretion to vote on routine matters, such as Proposal No. 3, but do not have discretion to vote on non-routine matters, such as Proposals No. 1, 2 and 4. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal No. 3 and any other routine matters properly presented for a vote at the Annual General Meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?	It means you own Invesco common shares in more than one account, such as individually and jointly with your spouse. Please vote all of your common shares. Please see Householding of Proxy Materials for information on how you may elect to receive only one Notice.

What is a quorum?	A quorum is necessary to hold a valid meeting. The presence of two or more persons representing, in person or by proxy, more than 50% of the issued and outstanding common shares entitled to vote at the Annual General Meeting as of the Record Date constitutes a quorum for the conduct of business.

2026 Proxy Statement 91

What vote is required in order to approve each proposal?	All proposals require the affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting. Under our Bye-Laws, a majority of the votes cast means the number of shares voted “for” a proposal must exceed 50% of the votes cast with respect to such proposal. Votes “cast” include only votes cast with respect to shares present at the Annual General Meeting or represented by proxy and excludes abstentions.

How will voting on any other business be conducted?	Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the persons named as proxies will vote on the matter in their discretion.

What happens if the Annual General Meeting is adjourned or postponed?	Your proxy will still be effective and will be voted at the rescheduled Annual General Meeting. You will still be able to change or revoke your proxy until it is voted.

Who will count the votes?	A representative of Computershare, our transfer agent, will act as the inspector of election and will tabulate the votes.

How can I find the results of the Annual General Meeting?	Preliminary results will be announced at the Annual General Meeting. Final results will be published in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual General Meeting.

Important additional information

Costs of solicitation

The cost of solicitation of proxies will be paid by Invesco. We have retained Alliance Advisors LLC to solicit proxies for a fee of approximately $24,500 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone or electronically by Invesco personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and our Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

Presentation of financial statements

In accordance with Section 84 of the Companies Act 1981 of Bermuda, Invesco’s audited consolidated financial statements for the year ended December 31, 2025 will be presented at the Annual General Meeting. These statements have been approved by the Board. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting.

Registered and principal executive offices

The registered office of Invesco is located at Victoria Place, 5th floor, 31 Victoria Street, Hamilton HM10, Bermuda. The principal executive office of Invesco is located at 1331 Spring Street NW, Suite 2500, Atlanta, Georgia 30309, and the telephone number is 1-404-892-0896.

Shareholder proposals for the 2027 annual general meeting

In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the Proxy Statement for next year’s annual general meeting of shareholders must be received by Invesco no later than 120 days before the anniversary of the date of this Proxy Statement (e.g., not

92  Invesco Ltd.

later than December [.], 2026). Such proposals should be sent to our Company Secretary in writing to Invesco Ltd., Attn: Office of the Company Secretary, Legal Department, 1331 Spring Street NW, Suite 2500, Atlanta, Georgia 30309, or by email to company.secretary@invesco.com. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and our Bye-Laws, and must be a proper subject for shareholder action under Bermuda law.

In addition, a shareholder (or a group of up to 20 shareholders) who has owned at least 3% of our shares continuously for at least three years and has complied with the other requirements in our bye-laws may nominate and include in the company’s proxy materials director nominees constituting up to 20% of our Board of Directors. Notice of a proxy access nomination for consideration at our 2027 Annual General Meeting of Shareholders must be received not less than 90 and not more than 120 days prior to the first anniversary of the 2026 Annual General Meeting of Shareholders (e.g. from January 21, 2027 to February 20, 2027).

A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with SEC proxy rules, Bermuda law, our Bye-Laws and other legal requirements, without seeking to have the proposal included in Invesco’s Proxy Statement pursuant to Rule 14a-8 under the Exchange Act. Under our Bye-Laws, notice of such a proposal must generally be provided to our Company Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting. The period under our Bye-Laws for receipt of such proposals for next year’s meeting is thus from January 21, 2027 to February 20, 2027. (However, if the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, any notice by a shareholder of business or the nomination of directors for election or reelection to be brought before the annual general meeting to be timely must be delivered (i) not earlier than the close of business on the 120th day prior to such annual general meeting; and (ii) not later than the close of business on the later of (A) the 90th day prior to such annual general meeting and (B) the 10th day following the day on which public announcement of the date of such meeting is first made.) SEC rules permit proxy holders to vote proxies in their discretion in certain cases if the shareholder does not comply with these deadlines, and in certain other cases notwithstanding compliance with these deadlines.

In addition to complying with the notice and information procedures of our Bye-Laws, and consistent with the universal proxy rules, shareholders who in connection with our 2027 Annual General Meeting of Shareholders intend to solicit proxies in support of director nominees other than our company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than March 22, 2027.

In addition, Sections 79-80 of the Bermuda Companies Act allows shareholders holding at least 5% of the total voting rights or totaling 100 record holders (provided that they advance to the company all expenses involved and comply with certain deadlines) to require Invesco (i) to give notice of any resolution that such shareholders can properly propose at the next annual general meeting; and/or (ii) to circulate a statement regarding any proposed resolution or business to be conducted at a general meeting.

United States Securities and Exchange Commission reports

A copy of the company’s Annual Report on Form 10-K (“Annual Report”), including financial statements, for the year ended December 31, 2025, is being furnished concurrently herewith to all shareholders holding shares as of the Record Date. Please read it carefully.

Shareholders may obtain a copy of the Annual Report, without charge, by visiting the company’s web site at www.invesco.com/corporate or by submitting a request to our Company Secretary at: company.secretary@invesco. com or by writing Invesco Ltd., Attn: Office of the Company Secretary, Legal Department, 1331 Spring Street NW, Suite 2500, Atlanta, Georgia 30309. Upon request to our Company Secretary, the exhibits set forth on the exhibit index of the Annual Report may be made available at a reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

Further, we make available free of charge through the Company Website, our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish to, the SEC.

2026 Proxy Statement 93

Householding of proxy materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for Proxy Statements and Annual Reports with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement and Annual Report to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of banks and brokers with account holders who are beneficial holders of the company’s common shares will be householding the company’s proxy materials or the Notice. Accordingly, a single copy of the proxy materials or Notice will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials or copies of the Notice, please notify your bank or broker, or contact our Company Secretary at: company. secretary@invesco.com, or by mail to Invesco Ltd., Attn: Office of the Company Secretary, Legal Department, 1331 Spring Street NW, Suite 2500, Atlanta, Georgia 30309, or by telephone to 1-404-892-0896. The company undertakes, upon oral or written request to the address or telephone number above, to deliver promptly a separate copy of the company’s proxy materials or the Notice to a shareholder at a shared address to which a single copy of the applicable document was delivered. Shareholders who currently receive multiple copies of the proxy materials or the Notice at their address and would like to request householding of their communications should contact their bank or broker or the Company Secretary at the contact address and telephone number provided above.

Forward-looking statements

This Proxy Statement may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, geopolitical events and pandemics and health crises and their respective potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projections,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. None of this information should be considered in isolation from, or as a substitute for, historical financial statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the SEC. You may obtain these reports from the SEC’s website at www. sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

94  Invesco Ltd.

U.S. GAAP rules on consolidation require the company to consolidate certain investment product assets and liabilities which significantly distort our balance sheet and associated financial metrics

Appendix A

Schedule of non-GAAP information

We utilize the following non-GAAP performance measures: Net revenue (and by calculation, Net revenue yield on AUM), Adjusted operating income, Adjusted operating margin, Adjusted net income attributable to Invesco and Adjusted diluted EPS. The company believes the adjusted measures provide valuable insight into the company’s ongoing operational performance and assist in comparisons to its competitors. These measures also assist the company’s management with the establishment of operational budgets and forecasts. The most directly comparable U.S. GAAP measures are Operating revenues (and by calculation, Gross revenue yield on AUM), Operating income, Operating margin, Net income/(loss) attributable to Invesco and Diluted EPS. Each of these measures is discussed more fully below.

The following are reconciliations of the U.S. GAAP measures to the non-GAAP measures. The non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. Additional reconciling items may be added in the future to the non-GAAP measures if deemed appropriate. The tax effects related to the reconciling items have been calculated based on the tax rate attributable to the jurisdiction to which the transaction relates. Notes to the reconciliations follow the tables.

Reconciliation of Operating revenues to Net revenues:

	Year
(in millions)	2025	2024
Operating revenues, U.S. GAAP basis	$6,377.1	$6,067.0
Revenue adjustments[1]
Investment management fees	(909.3)	(816.6)
Service and distribution fees	(1,070.6)	(1,048.8)
Other	(147.2)	(160.2)

Total revenue adjustments	(2,127.1)	(2,025.6)
Invesco Great Wall[2]	364.0	318.1
CIP[3]	44.5	41.0

Net revenues	$4,658.5	$4,400.5

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Reconciliation of Operating income/(loss) to Adjusted operating income:

	Year
(in millions)	2025	2024
Operating income/(loss), U.S. GAAP basis	$(695.7)	$832.1
Invesco Great Wall[2]	234.0	163.3
CIP[3]	84.6	60.2
Amortization and impairment of intangible assets[4]	1,832.4	44.8
Compensation expense related to market valuation changes
of deferred compensation liabilities[5]	77.6	70.2
One-time acceleration of compensation expense for	—	147.6
outstanding long-term awards[6]
Severance[7]	16.9	—
Software Impairment[8]	8.0	—
General and administrative[9]	—	52.5

Adjusted operating income	$1,557.8	$1,370.7

Operating margin[10]	(10.9)%	13.7%
Adjusted operating margin[11]	33.4%	31.1%

Reconciliation of Net income/(loss) attributable to Invesco to Adjusted net income attributable to Invesco:

	Year
(in millions, except per common share data)	2025	2024
Net income/(loss) attributable to Invesco Ltd.,	$(726.3)	$538.0
U.S. GAAP basis
Adjustments (excluding tax):
Amortization and impairment of intangible assets[4]	1,832.4	44.8
Deferred compensation net market valuation changes[5]	8.5	17.6
One-time acceleration of compensation expense for
outstanding long-term awards[6]	—	147.6
Severance[7]	16.9	—
Software Impairment[8]	8.0	—
General and administrative[9]	—	52.5

Total adjustments excluding tax	$1,865.8	$262.5
Impact of deferred income tax rate change[12]	(39.0)	—
Tax adjustment for amortization of intangible assets
and goodwill[13]	16.4	17.6
Tax adjustment for impairment of intangible assets[14]	(427.0)	—
Other tax effects of adjustments above	(7.9)	(36.4)
Cost of preferred stock repurchase[15]	240.0	—

Adjusted net income attributable to Invesco Ltd.	$922.0	$781.7

Average common shares outstanding - diluted	455.0	457.7
Diluted EPS	$(1.60)	$1.18
Adjusted diluted EPS[16]	$2.03	$1.71

1.

Revenue adjustments: The company calculates Net revenues by reducing Operating revenues to exclude fees that are passed through to external parties who perform functions on behalf of, and distribute, the company’s managed funds. The Net revenue presentation assists in identifying the revenue contribution generated by the company, removing distortions caused by the differing distribution channel fees and allowing for a fair comparison with U.S. peer investment managers and within Invesco’s own investment units. Additionally, management evaluates Net revenue yield on AUM, which is equal to Net revenues divided by Average AUM during the reporting period, as an indicator of the Net revenues we receive for each dollar of AUM we manage.

Investment management fees are adjusted by renewal commissions and certain administrative fees. Service and distributions fees are primarily adjusted by distribution fees passed through to broker dealers for certain share classes and pass through fund-related costs. Other revenues are primarily adjusted by transaction fees passed through to third parties.

2.

Invesco Great Wall: The company reflects 100% of IGW in its Net revenues and Adjusted operating income (and by calculation, Adjusted operating margin). The company’s non-GAAP operating results reflect the economics of these holdings on a basis consistent with the underlying AUM and flows.

Adjusted net income is reduced by the amount of earning attributable to the noncontrolling interests.

2026 Proxy Statement 97

3.

CIP: See 2025 Annual Report of Form 10-K Part II, Item 8, Financial Statements and Supplementary Data, Note 18, “Consolidated Investment Products,” for a detailed analysis of the impact to the company’s Condensed Consolidated Financial Statements from the consolidation of CIP. The company believes that the CIP may impact a reader’s analysis of our underlying results of operations and could result in investor confusion or the production of information about the company by analysts or external credit rating agencies that is not reflective of the underlying results of operations and financial condition of the company. Accordingly, the company believes that it is appropriate to adjust Operating revenues and Operating income for the impact of CIP in calculating the respective Net revenues and Adjusted operating income (and by calculation, Adjusted operating margin).

4.

Amortization and impairment of intangible assets: The company removes amortization and non-cash impairment expense related to acquired assets in arriving at Adjusted operating income, Adjusted operating margin, Adjusted net income and Adjusted diluted EPS, as this will aid comparability of our results period to period, and aid comparability with peer companies that may not have similar acquisition-related charges.

5.

Market valuation changes related to deferred compensation plan liabilities: Certain deferred compensation plan awards provide a return to the employee linked to the appreciation (depreciation) of specified investments. The company economically hedges the exposure to market movements on these deferred compensation liabilities. Since these liabilities are economically hedged, the company believes it is useful to remove the market movements related to the deferred compensation plan liabilities from the calculation of Adjusted operating income (and by calculation, Adjusted operating margin) and to remove the net impact of the economic hedge in arriving at Adjusted net income (and by calculation, Adjusted diluted EPS) to produce results that will be more comparable period to period.

6.

One-time acceleration of compensation expense for outstanding Long-term awards: In the third quarter of 2024, the company recorded a one-time acceleration of Compensation expense of $147.6 million resulting from changes to the retirement criteria for vesting of outstanding Long-term awards. Due to the non-recurring nature of this item, the company removed this expense in arriving at Adjusted operating income, Adjusted operating margin, Adjusted net income, and Adjusted diluted EPS as this will aid comparability of our results period to period.

7.

Severance: In the second quarter of 2025, the company removed the severance expense related to the reorganization of its fundamental equities investment teams. The company removed this expense in arriving at Adjusted operating income, Adjusted operating margin, Adjusted net income, and Adjusted diluted EPS, as this will aid comparability of our results period to period and aid comparability with peer companies that may not have similar reorganization related charges.

8.

Software impairment: In the second quarter of 2025, the company removed the non-cash software impairment related to a strategic change in our fixed income investment platform. The company removed the expense in arriving at Adjusted operating income, Adjusted operating margin, Adjusted net income, and Adjusted diluted EPS as this will aid comparability of our results period to period.

9.

General and administrative: In 2024, the company removed the expense related to the settlement of regulatory matters. Due to the non-recurring nature of this item, the company removed this expense in arriving at Adjusted operating income, Adjusted operating margin, Adjusted net income and Adjusted diluted EPS as this will aid comparability of our results period to period.

10.	Operating margin is equal to Operating income divided by Operating revenues.
11.	Adjusted operating margin is equal to Adjusted operating income divided by Net revenues.
12.

Impact of deferred income tax rate change: In the third quarter of 2025, the company removed a non-cash income tax benefit of $39.0 million related to the revaluation of the deferred tax liabilities for indefinite-lived intangible assets as a result of a decrease in the tax rate. The company removed this discrete tax benefit in arriving at Adjusted net income and Adjusted diluted EPS as it does not have a cash flow impact and will aid comparability of our results period to period.

13.

Tax adjustment for amortization of intangible assets and goodwill: The company reflects the tax benefit realized on the tax amortization of goodwill and intangible assets in Adjusted net income. The company believes it is useful to include this tax benefit in arriving at Adjusted net income and Adjusted diluted EPS measure.

14.

Tax adjustment for impairment of intangible assets: The company removed the non-cash income tax benefit related to the impairment of our indefinite-lived intangible assets. The company removed this discrete tax benefit in arriving at Adjusted net income and Adjusted diluted EPS as it does not have a cash flow impact and will aid comparability of our results period to period.

15.

Cost of preferred stock repurchase: In 2025, the company repurchased $1.5 billion of the company’s outstanding Series A Preferred Stock held by MassMutual. The company removed the costs associated with the repurchase in arriving at Adjusted net income (and by calculation, Adjusted diluted EPS) as this will aid comparability of our results period to period and aid comparability with peer companies that may not have similar repurchase related charges.

16.	Adjusted diluted EPS is equal to Adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted common shares outstanding.

98  Invesco Ltd.

invesco.com           PROXY-BRO-1 03/26

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2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals – The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Sarah E. Beshar	☐	☐	☐	02 - Thomas M. Finke	☐	☐	☐	03 - Thomas P. Gibbons	☐	☐	☐

04 - William F. Glavin, Jr.	☐	☐	☐	05 - Elizabeth S. Johnson	☐	☐	☐	06 - Andrew R. Schlossberg	☐	☐	☐

07 - Sir Nigel Sheinwald	☐	☐	☐	08 - Paula C. Tolliver	☐	☐	☐	09 - G. Richard Wagoner, Jr.	☐	☐	☐

10 - Christopher C. Womack	☐	☐	☐	11 - Phoebe A. Wood	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Advisory vote to approve the company’s 2025 executive compensation.	☐	☐	☐	3. Appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2026.	☐	☐	☐

4. Amendment of the company’s Fourth Amended and Restated Bye-Laws to allow shareholders to remove a director with or without cause.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

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04952D

2026 Annual Meeting of Invesco Ltd. Shareholders

The 2026 Annual Meeting of Shareholders of Invesco Ltd. will be held on Thursday, May 21, 2026 at 11:30 a.m. Eastern, virtually via the Internet at meetnow.global/MMQAAHL.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The material is available at: www.envisionreports.com/IVZ

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/IVZ

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Invesco Ltd.	+

Notice of 2026 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – May 21, 2026

The undersigned hereby appoints G. Richard Wagoner, Jr., Andrew R. Schlossberg, L. Allison Dukes and Jeffrey H. Kupor, and each of them, with power to act without the others and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all the common shares of Invesco Ltd., which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2026 Annual General Meeting of Shareholders, or at any adjournment or postponement thereof, of Invesco Ltd., with all powers which the undersigned would possess if present at the meeting.

(Items to be voted appear on reverse side)

Restricted Shares Voting Instructions

For certain Invesco Ltd. employees who hold restricted shares received through one of the company’s equity incentive plans, when casting your vote, you are directing the record holder to vote all restricted common shares of Invesco Ltd. that are held in your account or participant trust, as applicable, that you are entitled to vote, in accordance with your instructions, and in accordance with the judgment of the record holder upon such other business as may come before the meeting and any adjournments or postponements thereof.

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

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